Exhibit 10.1

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

License Agreement

between

Trevena, Inc.

and

Forest Laboratories Holdings Limited

Dated as of May 3, 2013

TABLE OF CONTENTS

ARTICLE 1	DEFINITIONS		2

ARTICLE 2	GRANT OF RIGHTS; CERTAIN COVENANTS		17

	2.1	Grants to Forest	17
	2.2	Sublicenses	18
	2.3	Distributorships	18
	2.4	Co-Promotion Rights	18
	2.5	Retention of Rights	18
	2.6	Transfer of Trevena Technology and Material Assistance	19
	2.7	Confirmatory Patent License	20
	2.8	Exclusivity with Respect to Territory	20
	2.9	Competing Products of Forest	21

ARTICLE 3	DEVELOPMENT, REGULATORY AND COMMERCIALIZATION ACTIVITIES		21

	3.1	Development	21
	3.2	Regulatory Matters	23
	3.3	Commercialization	24

ARTICLE 4	GOVERNANCE		26

	4.1	Joint Development Committee	26
	4.2	Alliance Managers	28
	4.3	Working Groups	28
	4.4	Limitations on Authority	28

ARTICLE 5	SUPPLY		28

	5.1	Assignment of Existing Inventory	28
	5.2	Supply of Licensed Products	29
	5.3	Manufacturing Technology Transfer	29
	5.4	Subsequent Manufacturing Technology Transfer	30

ARTICLE 6	PAYMENTS AND RECORDS		30

	6.1	Milestones	30
	6.2	Royalties	32
	6.3	Reductions and Offsets	35
	6.4	Royalty Payments and Reports	36
	6.5	Estimated Sales Levels	37
	6.6	Mode of Payment; Offsets	37
	6.7	Payment of Reimbursable Costs; Invoices	37
	6.8	Taxes	38

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

i

	6.9	Financial Records	39
	6.10	Audits	39

ARTICLE 7	INTELLECTUAL PROPERTY		40

	7.1	Joint IP Working Group	40
	7.2	Ownership of Intellectual Property	40
	7.3	Maintenance and Prosecution of Patents	42
	7.4	Enforcement of Patents	46
	7.5	Invalidity or Unenforceability Defenses or Actions	47
	7.6	Infringement Claims by Third Parties	48
	7.7	Product Trademarks	49

ARTICLE 8	CONFIDENTIALITY AND NON-DISCLOSURE		50

	8.1	Product Information	50
	8.2	Confidentiality Obligations	51
	8.3	Exceptions	52
	8.4	Mutual Permitted Disclosures	53
	8.5	Forest Permitted Disclosures	53
	8.6	Trevena Permitted Disclosures	54
	8.7	Registration, Filing and Disclosure of the Agreement	55
	8.8	Use of Name	55
	8.9	Public Announcements	56
	8.10	Publications	56
	8.11	Privileged Communications	57
	8.12	Return of Confidential Information	57

ARTICLE 9	REPRESENTATIONS AND WARRANTIES		57

	9.1	Mutual Representations and Warranties	57
	9.2	Additional Representations, Warranties and Covenants of Trevena	58
	9.3	DISCLAIMER OF WARRANTIES	61

ARTICLE 10	INDEMNITY		61

	10.1	Indemnification Obligations	61
	10.2	Indemnification Procedures	63
	10.3	Special, Indirect, and Other Losses	65
	10.4	Insurance	65

ARTICLE 11	TERM AND TERMINATION		66

	11.1	Term and Expiration	66
	11.2	Termination	66
	11.3	Rights in Bankruptcy	67
	11.4	Consequences of Termination in Entirety	68

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

ii

	11.5	Consequences of Termination of Terminated Territory	69
	11.6	Reverse Royalty	71
	11.7	Transition	72
	11.8	Remedies	72
	11.9	Accrued Rights; Surviving Obligations	72

ARTICLE 12	MISCELLANEOUS		73

	12.1	Force Majeure	73
	12.2	Change in Control of Trevena	73
	12.3	Export Control	74
	12.4	Assignment	74
	12.5	Subcontracting	75
	12.6	Severability	75
	12.7	Governing Law and Service	75
	12.8	Dispute Resolution; Arbitration	75
	12.9	Notices	77
	12.10	Entire Agreement; Amendments	78
	12.11	Equitable Relief	78
	12.12	Waiver and Non-Exclusion of Remedies	79
	12.13	No Benefit to Third Parties	79
	12.14	Further Assurance	79
	12.15	Relationship of the Parties	79
	12.16	References	79
	12.17	Construction	79
	12.18	Counterparts	80

SCHEDULES

Schedule 1.32	Corporate Names
Schedule 1.79	Lead Compound Structure
Schedule 3.1.3	Development Plan
Schedule 6.2.4	Example Calculation of COGS Adjustment
Schedule 9.2	Disclosure Schedules
Schedule 9.2.1	Existing Patents

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

iii

LICENSE AGREEMENT

This License Agreement (this “Agreement”) is made and entered into as of May 3, 2013 (the “Execution Date”) by and between Trevena, Inc., a Delaware corporation having its place of business at 1018 West 8th Avenue, Suite A, King of Prussia, Pennsylvania (“Trevena”), and Forest Laboratories Holdings Limited, a corporation organized under the laws of the Republic of Ireland, having a business address at Cumberland House, 9th Floor, 1 Victoria Street, Hamilton HM11, Bermuda, an indirect, wholly owned subsidiary of Forest Laboratories, Inc. (“Forest”).  Trevena and Forest are sometimes referred to herein individually as a “Party” and collectively as the “Parties.”

RECITALS

WHEREAS, contemporaneously with the execution of this Agreement, Forest and Trevena have executed that certain Series C Stock Purchase Agreement dated as of the Execution Date (the “Stock Purchase Agreement”), pursuant to which, among other things, Trevena will sell to Forest, and Forest will purchase from Trevena, the Shares (as defined in the Stock Purchase Agreement) in exchange for Forest’s $30,000,000 investment in Trevena;

WHEREAS, Trevena owns or controls certain intellectual property rights with respect to the Licensed Compounds (as defined herein) and the Licensed Products (as defined herein) in the Territory (as defined herein);

WHEREAS, to induce Forest to enter into the transaction contemplated by the Stock Purchase Agreement, Trevena offered Forest an option to obtain an exclusive license to develop, commercialize and otherwise exploit the Licensed Compounds and the Licensed Products in the Territory;

WHEREAS, Forest and Trevena have entered into an Option Agreement (as defined herein), dated as of the same date as the Execution Date, pursuant to which Trevena has granted to Forest an option to obtain a license under such intellectual property rights to develop,  commercialize and otherwise exploit the Licensed Compounds and the Licensed Products in the Territory on the terms and conditions set forth in this Agreement (the “Option”);

WHEREAS, if Forest exercises the Option, Trevena wishes to grant a license to Forest, and Forest wishes to take, a license under such intellectual property rights to develop, commercialize and otherwise exploit the Licensed Compounds and the Licensed Products in the Territory, in each case in accordance with the terms and conditions set forth below.

NOW, THEREFORE, in consideration of the premises and the mutual promises and conditions set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, do hereby agree as follows:

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

ARTICLE 1
DEFINITIONS

Unless otherwise specifically provided herein, the following terms shall have the following meanings:

1.1                               “Absolute Floor Royalty Rate” has the meaning set forth in Section 6.3.5.

1.2                               “Acceptance” means, with respect to an NDA, the receipt by Forest of a letter from the FDA with respect to such NDA indicating that such NDA has been accepted for filing and further FDA review.

1.3                               “Accountant” has the meaning set forth in Section 6.10.2.

1.4                               “Affiliate” means, with respect to a Person, any Person that, directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with such first Person.  For purposes of this definition, “control” and, with correlative meanings, the terms “controlled by” and “under common control with” means: (a) the possession, directly or indirectly, of the power to direct the management or policies of a business entity, whether through the ownership of voting securities, by contract relating to voting rights or corporate governance, or otherwise; or (b) the ownership, directly or indirectly, of 50% or more of the voting securities or other ownership interest of a business entity (or, with respect to a limited partnership or other similar entity, its general partner or controlling entity).

1.5                               “Agreement” has the meaning set forth in the preamble hereto.

1.6                               “Alliance Manager” has the meaning set forth in Section 4.2.

1.7                               “Applicable Law” means applicable laws, rules, and regulations, including any rules, regulations, guidelines, or other requirements of Regulatory Authorities, that may be in effect from time to time.

1.8                               “Arbitrators” has the meaning set forth in Section 12.8.2(a).

1.9                               “Board of Directors” has the meaning set forth in the definition of “Change in Control.”

1.10                        “Breaching Party” has the meaning set forth in Section 11.2.1.

1.11                        “Business Day” means a day other than a Saturday,  Sunday, or a day on which banking institutions in New York, New York or Dublin, Ireland are permitted or required to be closed.

1.12                        “Calendar Quarter” means each successive period of three calendar months commencing on January 1, April 1, July 1 and October 1, except that the first Calendar Quarter of the Term shall commence on the Effective Date and end on the day immediately prior to the first to occur of January 1, April 1, July 1 or October 1 after the Effective Date, and the last Calendar Quarter shall end on the last day of the Term.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

1.13                        “Calendar Year” means each successive period of 12 calendar months commencing on January 1 and ending on December 31, except that the first Calendar Year of the Term shall commence on the Effective Date and end on December 31 of the year in which the Effective Date occurs and the last Calendar Year of the Term shall commence on January 1 of the year in which the Term ends and end on the last day of the Term.

1.14                        “Carry Over Amount” has the meaning set forth in Section 6.2.4(b).

1.15                        “Change in Control” with respect to a Party, shall be deemed to have occurred if any of the following occurs after the Effective Date:

1.15.1              any “person” or “group” (as such terms are defined below) (a) is or becomes the “beneficial owner” (as defined below), directly or indirectly, of shares of capital stock or other interests (including partnership interests) of such Party then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of the directors, managers or similar supervisory positions (“Voting Stock”) of such Party representing 50% or more of the total voting power of all outstanding classes of Voting Stock of such Party or (b) has the power, directly or indirectly, to elect a majority of the members of the Party’s board of directors, or similar governing body (“Board of Directors”); or

1.15.2              such Party enters into a merger, consolidation or similar transaction with another Person (whether or not such Party is the surviving entity) and as a result of such merger, consolidation or similar transaction (a) the members of the Board of Directors of such Party immediately prior to such transaction constitute less than a majority of the members of the Board of Directors of such Party or such surviving Person immediately following such transaction or (b) the Persons that beneficially owned, directly or indirectly, the shares of Voting Stock of such Party immediately prior to such transaction cease to beneficially own, directly or indirectly, shares of Voting Stock of such Party representing at least a majority of the total voting power of all outstanding classes of Voting Stock of the surviving Person in substantially the same proportions as their ownership of Voting Stock of such Party immediately prior to such transaction; or

1.15.3              such Party sells or transfers to any Third Party, in one or more related transactions, properties or assets representing all or substantially all of such Party’s consolidated total assets; or

1.15.4              the holders of capital stock of such Party approve a plan or proposal for the liquidation or dissolution of such Party.

For the purpose of this definition of Change in Control, (a) “person” and “group” have the meanings given such terms under Section 13(d) and 14(d) of the United States Securities Exchange Act of 1934 and the term “group” includes any group acting for the purpose of acquiring, holding or disposing of securities within the meaning of Rule 13d-5(b)(1) under the said Act; (b) a “beneficial owner” shall be determined in accordance with Rule 13d-3 under the aforesaid Act; and (c) the terms “beneficially owned” and “beneficially own” shall have meanings correlative to that of “beneficial owner.”  A Change in Control shall [*] or [*] in which

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

[*] in accordance with [*] (other than [*] that [*] of such [*] or [*]) [*], or in which [*], or [*], (in each case other than [*]);  provided, however, that [*] or [*] or [*] or [*], and [*] or [*].

1.16                        “COGS Adjustment Amount” means, with respect to a Calendar Quarter and the United States or the ROW, as applicable, an amount equal to [*].

1.17                        “COGS Factor” means, with respect to a Calendar Quarter and the United States or the ROW, as applicable, (a) for Licensed Products that are not Combination Products, an amount equal to 100, multiplied by a fraction, (i) the numerator of which is the [*] in the United States or the ROW, as applicable, during such Calendar Quarter and (ii) the denominator of which is the [*] in the United States or the ROW, as applicable, during such Calendar Quarter; and (b) for Combination Products, an amount equal to 100, multiplied by a fraction, (i) the numerator of which is [*] in the United States or the ROW, as applicable, for such Calendar Quarter, and (ii) the denominator of which is the [*] in the United States or the ROW, as applicable, during such Calendar Quarter.

1.18                        “COGS Floor Royalty Rate” has the meaning set forth in Section 6.2.4.

1.19                        “Combination Product” means a Licensed Product that is comprised of or contains a Licensed Compound as an active ingredient together with one or more other active ingredients and is sold either as a fixed dose or as separate doses in a single package.

1.20                        “Combination Product Factor” means with respect to a Combination Product in a country during any period:

1.20.1              if during such period (a) Forest or any of its Affiliates or its or their respective Sublicensees separately sells in such country, Licensed Product(s) containing as its sole active ingredient Licensed Compound(s) contained in such Combination Product (the “Mono Product”) and (b) Forest or any of its Affiliates, or its or their respective Sublicensees or any Third Party separately sells in such country product(s) containing as their sole active ingredient(s) the other active ingredients in such Combination Product, the fraction equal to A/(A+B) where: A is Forest’s (or its Affiliate’s or Sublicensee’s, as applicable) average Net Sales price during such period for the Mono Product in such country and B is the lower of (1) Forest’s (or its Affiliate’s or Sublicensees’, applicable) average Net Sales price during such period in such country for products that contain as their sole active ingredients the other active ingredients in such Combination Product; provided, however, that for the purposes of determining the value of “B”, any references to the defined term “Licensed Product” in the definition of Net Sales shall be deemed to be references to product(s) that contain as their sole active ingredient(s) the other active ingredient(s) in such Combination Product; and (2) in the event product(s) that contain as their sole active ingredient(s) the other active ingredient(s) in such Combination Product are sold by Third Parties in generic form in such country, the average prevailing market price for such products; and

1.20.2              if during such period (a) none of Forest or any of its Affiliates or its or their respective Sublicensees separately sells in such country the Mono Product or (b) none of Forest or any of its Affiliates, or its or their respective Sublicensees or any Third Party separately sells product(s) that contain as their sole active ingredient(s) the other active ingredient(s) in such

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Combination Product, an amount to be determined by the Parties in good faith based on the relative fair market value of such Mono Product and such other active ingredient or ingredients, using the formula set forth above in Section 1.20.1.

1.21                        “Commercialization Report” has the meaning set forth in Section 3.3.5.

1.22                        “Commercially Reasonable Efforts” means, with respect to the performance of Development or commercialization activities with respect to a Licensed Product, the carrying out of such activities using reasonable and diligent efforts and resources that Forest would typically devote to compounds or products of similar market potential at a similar stage in development or product life considering conditions then prevailing and taking into account, without limitation, issues of safety and efficacy, expected and actual cost and time to develop, expected and actual profitability, expected and actual competitiveness of alternative Third Party products (including generic products) in the marketplace, the nature and extent of expected and actual market exclusivity (including patent coverage and regulatory exclusivity), the expected and actual reimbursability and pricing, the expected and actual amounts of marketing and promotional expenditures required, product profile (including the expected and actual labeling), anticipated timing of commercial entry, the regulatory environment and status of the product (including the likelihood of regulatory approval), and other relevant scientific, technical and commercial factors.  Commercially Reasonable Efforts shall require, at a minimum, that Forest endeavor to achieve the objectives of the Development Plan by allocating sufficient time, effort, equipment and skilled personnel to reasonably complete such objectives.  For the avoidance of doubt, (a) the commitment to use “Commercially Reasonable Efforts” shall not preclude decision to delay or not to, Develop (including seeking Regulatory Approval for), or commence commercial sales of, a Licensed Product in a given country in the Territory, if such decision is appropriate and is consistent with Forest’s usual actions with respect to a similar product of its own in such circumstances, given all the relevant circumstances and based on all of the foregoing considerations at the time and (b) the level of efforts and resources may be different for different markets within the Territory and may change over time, reflecting changes in the status of any Licensed Product and the markets involved.

1.23                        “Competing Product” means (a) any pharmaceutical or biological product, whether currently marketed or in development, that contains a compound [*]; or (b) [*]

1.24                        “Competition Approval Notice” has the meaning set forth in the Option Agreement.

1.25                        “Competition Law Approvals” means all material consents, approvals, licenses, permits, orders or authorizations of, or registrations, declarations or filings with, any Governmental Entity, and all applicable waiting periods (and any extensions thereof), in each case, that Forest determines are required pursuant to applicable Competition Laws for the consummation of the transactions contemplated by this Agreement.

1.26                        “Competition Laws” means any statutes, laws, ordinances, rules, orders or regulations of, or issued by, any Governmental Entity that are designed or intended to prohibit, restrict or regulate actions that may have the purpose or effect of creating a monopoly, lessening competition or restraining trade.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

1.27                        “Competitive Affiliate” has the meaning set forth in Section 2.8.2.

1.28                        “Confidential Information” has the meaning set forth in Section 8.2.

1.29                        “Control” means, with respect to any item of Information, Regulatory Documentation, material, Patent, or other intellectual property right, and subject to Section 12.4.2, possession of the right, whether directly or indirectly, and whether by ownership, license or otherwise (other than by operation of the license and other grants in Section 2.1), to grant a license, sublicense or other right (including the right to reference any Regulatory Documentation) to or under such Information, Regulatory Documentation, material, Patent, or other intellectual property right as provided for herein without violating the terms of any agreement or other arrangement with any Third Party.

1.30                        “Controlling Affiliate” means, as to a Party, an Affiliate that has control (as defined in Section 1.4) over such Party.

1.31                        “Co-Promotion Agreement” has the meaning set forth in Section 3.3.6.

1.32                        “Corporate Names” means the Trademarks and logos identified on Schedule 1.32 and such other names and logos as Trevena may designate in writing from time to time.

1.33                        “Cost of Goods” means,

1.33.1              to the extent a Licensed Product is Manufactured by a Third Party, the sum of (a) [*]; plus (b) [*], and

1.33.2              to the extent a Licensed Product is Manufactured directly by Forest or any of its Affiliates, [*], including: (a) [*] and (b) [*].  [*].  Notwithstanding the foregoing, [*]

For the avoidance of doubt, to the extent certain components of a Licensed Product are Manufactured by a Third Party and other components of such Licensed Product are Manufactured directly by Forest or any of its Affiliates, Section 1.33.1 and Section 1.33.2 shall both apply to determine the Cost of Goods for such Licensed Product.

Cost of Goods in the case of Section 1.33.1 and Section 1.33.2 shall be determined in accordance with GAAP and consistent with Forest’s standard cost accounting policies consistently applied across its portfolio of products for external reporting purposes.  In the event that Forest performs any of its Manufacturing obligations through one or more Affiliates, any inter-company amounts or fees paid for any such services or Product or any intermediate used therein shall not be included in calculating Cost of Goods and only those costs directly incurred by such Affiliate shall be so included.

1.34                        “Default Notice” has the meaning set forth in Section 11.2.1.

1.35                        “deliver” as used in this Agreement as it relates to the delivery of documents or information, means, unless otherwise indicated herein, either (a) physically delivered in hard copy or on electronic media such as a compact disc, or (b) made available through an electronic

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

posting to a secure web portal or electronic data room with the ability to download and print all such documents in such electronic data room or web portal for at least [*] Business Days.  Similarly, “date of delivery” shall mean, for documents or information delivered under clause (a), the date of actual delivery of such documents or information, and for documents or information delivered under clause (b), the date on which (i) such documents or information have been posted to such web portal or electronic data room and (ii) Trevena has provided written notice to Forest of such posting.

1.36                        “Development” means all activities related to research, pre-clinical and other non-clinical testing, test method development, toxicology, formulation, Manufacturing process development, scale-up, qualification and validation, and quality assurance/quality control, human clinical trials, including Manufacturing in support thereof, statistical analysis and report writing, the preparation and submission of Drug Approval Applications, regulatory affairs with respect to the foregoing and all other activities necessary or reasonably useful or otherwise requested or required by a Regulatory Authority as a condition or in support of obtaining or maintaining a Regulatory Approval.  When used as a verb, “Develop” means to engage in Development.

1.37                        “Development Plan” means the development plan setting forth the Development activities to be performed by Forest to obtain Regulatory Approval of a Licensed Product for acute heart failure in the United States and at least one Major European Market, attached hereto as Schedule 3.1.3, as the same may be amended from time to time by the Parties in accordance with Section 3.1.3.

1.38                        “Distributor” has the meaning set forth in Section 2.3.

1.39                        “Divest” has the meaning set forth in Section 2.9.2.

1.40                        “Dollars” or “$” means United States Dollars.

1.41                        “Drug Approval Application” means a New Drug Application (“NDA”) as defined in the FFDCA, or any corresponding foreign application in the Territory, including, with respect to the European Union, a Marketing Authorization Application filed with the EMA pursuant to the centralized approval procedure or with the applicable Regulatory Authority of a country in the European Union with respect to the mutual recognition or any other national approval.

1.42                        “Effective Date” has the meaning set forth in Section 11.1.2.

1.43                        “EMA” means the European Medicines Agency and any successor agency thereto.

1.44                        “European Union” means the economic, scientific, and political organization of member states known as the European Union, as it may be constituted from time to time, which as of the Effective Date consists of Austria, Belgium, Bulgaria, Czech Republic, Denmark, Estonia, Finland, France, Germany, Greece, Hungary, Ireland, Italy, Latvia, Lithuania, Luxembourg, Malta, The Netherlands, Poland, Portugal, Romania, Slovakia, Slovenia, Spain,

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Sweden, and the United Kingdom of Great Britain and Northern Ireland, and that certain portion of Cyprus included in such organization.

1.45                        “Execution Date” has the meaning set forth in the preamble.

1.46                        “Existing NDA” means that certain unilateral nondisclosure agreement by and between Trevena and Forest Laboratories, Inc., dated February 29, 2012.

1.47                        “Existing Patents” has the meaning set forth in Section 9.2.1.

1.48                        “Exploit” means to make, have made, import, use, sell, or offer for sale, including to research, Develop, commercialize, register, Manufacture, have Manufactured, hold, or keep (whether for disposal or otherwise), have used, export, transport, distribute, promote, detail, market, or have sold or otherwise dispose of.  “Exploitation” means the act of Exploiting a compound, product, or process.

1.49                        “FDA” means the United States Food and Drug Administration and any successor agency thereto.

1.50                        “FFDCA” means the United States Food, Drug, and Cosmetic Act, as amended from time to time, together with any rules, regulations and requirements promulgated thereunder (including all additions, supplements, extensions, and modifications thereto).

1.51                        “First Commercial Sale” means, with respect to a Licensed Product and a country, the first sale for monetary value to a Third Party that is not a Sublicensee of Forest of such Licensed Product in such country after Regulatory Approval for such Licensed Product has been obtained in such country.  Sales prior to receipt of Regulatory Approval for such Licensed Product, such as so-called “treatment IND sales,” “named patient sales,” and “compassionate use sales,” shall not be construed as a First Commercial Sale unless (a) any such sales are at a price that is greater than the Cost of Goods for such Licensed Product in such country and (b) the amounts received by Forest, its Affiliates and Sublicensees for such sales reach $[*] in the aggregate for such Licensed Product in such country, in which case, the First Commercial Sale for such Licensed Product in such country shall be deemed to have occurred when such amount reaches $[*], in which case Net Sales of such Licensed Products shall include all such sales and not only those over the $[*] amount.

1.52                        “Force Majeure Event” has the meaning set forth in Section 12.1.

1.53                        “Forest” has the meaning set forth in the preamble hereto.

1.54                        “Forest Grantback Know-How” means that certain Information Controlled by Forest or any of its Affiliates as of the effective date of the termination of this Agreement with respect to a Terminated Territory (including any termination of this Agreement in its entirety) that has been incorporated in, generated using, or otherwise used in connection with, a Returned Licensed Product with respect to such Terminated Territory, including, to the extent Controlled by Forest or any of its Affiliates, any Information pertaining to market assessment and

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

commercial research or analysis for such Returned Licensed Product in such Terminated Territory.

1.55                        “Forest Grantback Patents” means those certain Patents Controlled by Forest or any of its Affiliates as of the effective date of the termination of this Agreement with respect to a Terminated Territory (including any termination of this Agreement in its entirety) that claim the composition or formulation of, or the method of making or using or other Exploitation of, a Returned Licensed Product with respect to such Terminated Territory.

1.56                        “Forest Indemnitees” has the meaning set forth in Section 10.1.2.

1.57                        “Forest Patents” has the meaning set forth in Section 7.3.3.

1.58                        “FTE” means the equivalent of the work of one employee of a Party or any of its Affiliates full-time for one Calendar Year (consisting of at least a total of [*] hours per Calendar Year) of work directly related to the activities assigned to such Party under this Agreement.  Any employee who devotes less than [*] hours per Calendar Year shall be treated as an FTE on a pro rata basis based upon the actual number of hours worked divided by [*].

1.59                        “FTE Rate” means, with respect to an employee of a Party or any of its Affiliates, the applicable rate per FTE for such employee based on the seniority of such employee and the activities performed by such employee under this Agreement based on such Party’s or its applicable Affiliates’ standard policies and procedures consistently applied.

1.60                        “GAAP” means United States generally accepted accounting principles consistently applied.

1.61                        “Generic Product” means, with respect to a Licensed Product, any pharmaceutical or biological product that contains a Licensed Compound as an active ingredient and (a) is distributed by a Third Party under a Drug Approval Application approved by a Regulatory Authority in reliance, in whole or in part, on the prior approval (or on safety or efficacy data submitted in support of the prior approval) of such Licensed Product, including any product authorized for sale (i) in the U.S. pursuant to Section 505(b)(2) or Section 505(j) of the FFDCA (21 U.S.C. 355(b)(2) and 21 U.S.C. 355(j), respectively), (ii) in the European Union pursuant to a provision of Articles 10, 10a or 10b of Parliament and Council Directive 2001/83/EC as amended (including an application under Article 6.1 of Parliament and Council Regulation (EC) No 726/2004 that relies for its content on any such provision), or (iii) in any other country or jurisdiction pursuant to all equivalents of such provisions or (b) is substitutable for such Licensed Product under Applicable Law by a pharmacist without the intervention of the prescribing physician.  A Licensed Product distributed under an NDA or foreign equivalent Drug Approval Application held by Forest (i.e., an authorized generic product) will not constitute a Generic Product.

1.62                        “Generic Product-Blocking Patent” means (a) with respect to a Licensed Product in a country, a Trevena Patent or Joint Patent that, if asserted, would be sufficient to prevent a Third Party from making, using, selling, offering to sell, and importing any Generic Product with respect to such Licensed Product in such country, or (b) with respect to a Returned

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Licensed Product in a country, a Trevena Patent, Forest Grantback Patent or Joint Patent that, if asserted, would be sufficient to prevent a Third Party from making, using selling, offering to sell, and importing any Generic Product with respect to such Returned Licensed Product in such country.

1.63                        “Governmental Entity” means any applicable supra-national, federal, national, regional, state, provincial, or local regulatory agencies, departments, bureaus, commissions, councils, or other government entities.

1.64                        “Hatch-Waxman Act” means the U.S. “Drug Price Competition and Patent Term Restoration Act” of 1984.

1.65                        “Hatch-Waxman Application” has the meaning set forth in Section 7.4.1.

1.66                        “IND” means (a) an investigational new drug application filed with the FDA for authorization to commence clinical studies and its equivalent in other countries or regulatory jurisdictions, and (b) all supplements and amendments that may be filed with respect to the foregoing.

1.67                        “Indemnification Claim Notice” has the meaning set forth in Section 10.2.1.

1.68                        “Indemnified Party” has the meaning set forth in Section 10.2.1.

1.69                        “Indemnifying Party” means the Party from which indemnification is sought pursuant to Section  10.1.

1.70                        “Indication” means the diagnosis, treatment, prevention or amelioration of any disease or condition for which an NDA or similar regulatory filing may be filed and approved.

1.71                        “Information” means all technical, scientific, and other know-how and information, trade secrets, knowledge, technology, means, methods, processes, practices, formulae, instructions, skills, techniques, procedures, experiences, ideas, designs, drawings, assembly procedures, computer programs, specifications, data, results and other material, including: biological, chemical, pharmacological, toxicological, pharmaceutical, physical and analytical, pre-clinical, clinical, safety, Manufacturing and quality control data and information,  study designs and protocols; assays; and biological methodology; in each case (whether or not confidential, proprietary, patented or patentable) in written, electronic or any other form known as of the Execution Date or hereafter developed.

1.72                        “Infringement” has the meaning set forth in Section 7.4.1.

1.73                        “IP Representative” has the meaning set forth in Section 7.1.

1.74                        “Joint Development Committee” or “JDC” has the meaning set forth in Section 4.1.1.

1.75                        “Joint Intellectual Property Rights” has the meaning set forth in Section 7.2.2.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

1.76                        “Joint Know-How” has the meaning set forth in Section 7.2.2.

1.77                        “Joint Patents” has the meaning set forth in Section 7.2.2.

1.78                        “Knowledge” means, with respect to a Party, the knowledge of the facts and information after a reasonable inquiry of (a) any senior level employees of such Party or (b) any other employees of such Party who are responsible for the subject matter to which such facts and information relate. With respect to matters involving Trevena Patents or other intellectual property rights, Knowledge does not require that the employees conduct or obtain any additional freedom-to-operate opinions or similar opinions of counsel or any clearance or similar intellectual property searches, but, for clarity, any information in any existing opinions or searches shall constitute “Knowledge”.

1.79                        “Lead Compound” means that certain pharmaceutical compound referred to internally by Trevena as TRV027 (TRV120027), which has the structure set forth in Schedule 1.79.

1.80                        “License Option Exercise Notice” has the meaning set forth in the Option Agreement.

1.81                        “License Option Fee” has the meaning set forth in the Option Agreement.

1.82                        “Licensed Compound” means any of the following:

1.82.1              the Lead Compound;

1.82.2              any other compound disclosed in US patent application No. [*] or No. [*]; or

1.82.3              any [*] of the Lead Compound or any compound described in Section 1.82.2.

1.83                        “Licensed Product” means any pharmaceutical product that is comprised of or contains a Licensed Compound, alone or in combination with one or more other active ingredients, in any and all forms, presentations, delivery systems, dosages and formulations.

1.84                        “Losses” has the meaning set forth in Section 10.1.1.

1.85                        “Major European Market” means any of the United Kingdom, France, Germany, Spain and Italy.

1.86                        “Manufacture” and “Manufacturing” means all activities related to the production, manufacture, processing, filling, finishing, packaging, labeling, shipping, and holding of any Licensed Compound or any Licensed Product, or any intermediate thereof, including process development and improvement, process qualification and validation, site qualification, scale-up, pre-clinical, clinical and commercial manufacture and analytic development, product characterization, stability testing, quality assurance, and quality control.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

1.87                        “Manufacturing Process” has the meaning set forth in Section 5.3.1.

1.88                        “Milestone Regulatory Approval” means, with respect to a Major European Market or Japan, any and all approvals (including Drug Approval Applications), licenses, registrations, or authorizations of any Regulatory Authority necessary to commercially distribute, sell or market a Licensed Product in such country, including, if applicable in such country, all of the following: (a) [*], (b) [*], and (c) [*].  For clarity, if Forest does not seek the approval described in the foregoing clause (a) for such country within a commercially reasonable time after approval of the Drug Approval Application for such country, but commercially distributes such Licensed Product in such country, then such Milestone Regulatory Approval shall be deemed obtained with respect to such country.

1.89                        “Mono Product” has the meaning set forth in the definition of “Combination Product Factor.”

1.90                        “NDA” has the meaning set forth in the definition of “Drug Approval Application.”

1.91                        “Net Sales” means, with respect to a Licensed Product for any period, the total amount billed or invoiced on sales of such Licensed Product during such period by Forest or any of its Affiliates, or its or their respective Sublicensees in the Territory to Third Parties (including wholesalers or Distributors), less the following deductions that are attributable to such Net Sales:

1.91.1              trade, cash and quantity discounts;

1.91.2              price reductions or rebates, retroactive or otherwise, imposed by, negotiated with or otherwise paid to Governmental Entities;

1.91.3              taxes on sales (such as sales, value added, or use taxes) to the extent added to the sale price and set forth separately as such in the total amount invoiced;

1.91.4              amounts repaid or credited by reason of rejections, defects, recalls or returns, or because of retroactive price reductions, including rebates or wholesaler charge backs;

1.91.5              the portion of administrative fees paid during the relevant time period to group purchasing organizations or pharmaceutical benefit managers relating to such Licensed Product;

1.91.6              any consideration actually paid or payable by Forest or any of its Affiliates or its or their respective Sublicensees for [*] such Licensed Product sold in a particular country, if, [*], the [*] such Licensed Product [*] Forest, its Affiliates, or its or their respective Sublicensees [*] for such Licensed Product in such country [*] in such country, where for purposes of this Net Sales definition, a “[*]” means any [*], or other [*] such Licensed Product;

1.91.7              [*], including [*];

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

1.91.8              [*] that Forest or its applicable Affiliate or Sublicensee [*] in accordance with [*] and [*];

1.91.9              freight insurance, and other transportation charges to the extent added to the sale price and set forth separately as such in the total amount invoiced, as well as any fees for services provided by wholesalers and warehousing chains related to the distribution of such Licensed Product; and

1.91.10       [*].

If any amount is specifically identifiable or reasonably allocable to more than one deduction set forth above, such amount shall only be deducted once.

Net Sales shall not include transfers or dispositions for charitable, promotional, pre-clinical, clinical, regulatory, or governmental purposes.  Net Sales shall not include sales between or among Forest, its Affiliates, or its or their respective Sublicensees.

Subject to the above, Net Sales shall be calculated in accordance with the standard internal policies and procedures of Forest, its Affiliates, or its or their respective Sublicensees, which must be in accordance with GAAP.

In the event a Licensed Product is a Combination Product, the Net Sales for such Combination Product shall be calculated by multiplying actual Net Sales of such Combination Product by the Combination Product Factor.

1.92                        “Net Sales Milestone Threshold” has the meaning set forth in Section 6.1.2.

1.93                        “New Indication Milestone” has the meaning set forth in Section 6.1.1.

1.94                        “Non-Breaching Party” has the meaning set forth in Section 11.2.1.

1.95                        “Non-Prosecuting Party” has the meaning set forth in Section 7.3.6.

1.96                        “Option” has the meaning set forth in the recitals.

1.97                        “Option Agreement” means that certain option agreement, dated as of the Execution Date, by and between Forest and Trevena.

1.98                        “Out-Patient Milestone” has the meaning set forth in Section 6.1.1.

1.99                        “Party” and “Parties” each has the meaning set forth in the preamble hereto.

1.100                 “Patents” means:  (a) all national, regional and international patents and patent applications, including provisional patent applications; (b) all patent applications that claim priority to any patent or patent applications in clause (a), including divisionals, continuations, continuations-in-part, provisionals, converted provisionals, continued prosecution applications and requests for continued examination; (c) any and all patents that have issued or in the future issue from the foregoing patent applications ((a) and (b)), including utility models, petty patents

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

and design patents and certificates of invention; and (d) any and all extensions or restorations by existing or future extension or restoration mechanisms, including revalidations, reissues, re-examinations and extensions (including any supplementary protection certificates and the like) of the foregoing patents or patent applications ((a), (b), and (c)).

1.101                 “Payment” has the meaning set forth in Section 6.8.1.

1.102                 “Permissible Trevena Patent Country” means any country where, in Forest’s reasonable judgment, it is not commercially reasonable to file, prosecute and maintain the Trevena Patents in such country.

1.103                 “Permitted Pharma Investor” means a venture capital subsidiary or venture capital organizational or division of a biotechnology or pharmaceutical company that satisfies all of the following: (a) [*] and [*] that [*] and [*], (b) [*] or [*] that [*] and [*] that [*] and [*] or [*] that [*] or [*] and (c) [*], or [*] or [*] or [*], and [*], other than [*].

1.104                 “Person” means an individual, sole proprietorship, partnership, limited partnership, limited liability partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture or other similar entity or organization, including a Governmental Entity or Regulatory Authority.

1.105                 “Phase III Study” means an adequate and well-controlled human clinical trial of a Licensed Product on a sufficient number of subjects that is designed, with other available data, to establish that such Licensed Product is safe and efficacious for its intended use or uses and to determine warnings, precautions, and adverse reactions that are associated with such pharmaceutical product in the dosage range to be prescribed, which trial is intended to support marketing approval of such Licensed Product, including the trials referred to in 21 C.F.R. §312.21(c).

1.106                 “Product Information” has the meaning set forth in Section 8.1.

1.107                 “Product Trademarks” means the Trademark(s) used or to be used by Forest or its Affiliates or Sublicensees for the commercialization of the Licensed Products in the Territory and any registrations thereof or any pending applications relating thereto in the Territory (excluding, in any event, any Trademarks that include any corporate name or logo of either Party or any of its Affiliates).

1.108                 “Prosecuting Party” has the meaning set forth in Section 7.3.6.

1.109                 “Regulatory Approval” means, with respect to a country in the Territory, any and all approvals (including Drug Approval Applications), licenses, registrations, or authorizations of any Regulatory Authority necessary to commercially distribute, sell, or market a Licensed Product in such country, including, where applicable, all of the following: (a) pricing or reimbursement approval in such country, (b) marketing authorization (including any prerequisite Manufacturing approval or authorization related thereto), and (c) labeling approval.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

1.110                 “Regulatory Authority” means any applicable supra-national, federal, national, regional, state, provincial, or local regulatory agencies, departments, bureaus, commissions, councils, or other Governmental Entities regulating or otherwise exercising authority with respect to the Exploitation of Licensed Compound or Licensed Products in the Territory, including the FDA in the United States and the EMA in the European Union.

1.111                 “Regulatory Documentation” means: all (a) applications (including all INDs and Drug Approval Applications), registrations, licenses, authorizations, and approvals (including Regulatory Approvals) submitted to, or granted by, a Regulatory Authority and the data referenced therein; (b) correspondence and reports submitted to or received from Regulatory Authorities (including minutes and official contact reports relating to any communications with any Regulatory Authority) and all supporting documents with respect thereto; and (c)  advertising and promotion documents, adverse event files, and complaint files, in each case ((a), (b), and (c)) pertaining to a Licensed Product.

1.112                 “Regulatory Exclusivity Period” means, with respect to a Licensed Product in any country in the Territory, a period of exclusivity (other than Patent exclusivity), granted or afforded by Applicable Law or by a Regulatory Authority in such country, that confers exclusive marketing rights with respect to such Licensed Product in such country.

1.113                 “Reimbursed Party” has the meaning set forth in Section 6.7.

1.114                 “Reimbursement Invoice” has the meaning set forth in Section 6.7.

1.115                 “Reimbursing Party” has the meaning set forth in Section 6.7.

1.116                 “Returned Licensed Product” means, with respect to any termination of this Agreement with respect to a Terminated Territory (including any termination of this Agreement in its entirety), any Licensed Product that is [*] or [*] or [*], or [*] in such Terminated Territory [*] that either (a) [*] or (b) is [*] which [*] is [*] or [*] or [*] or [*], in any case, [*].

1.117                 “Reverse Royalty Term” means, with respect to each Returned Licensed Product and each country in the Terminated Territory, the period (a) beginning on (i) if the First Commercial Sale of such Returned Licensed Product in such country has occurred prior to the effective date of termination, the first day after the effective date of termination and (ii) if the First Commercial Sale of such Returned Licensed Product in such country has not occurred as the effective date of termination, the First Commercial Sale of such Licensed Product in such country, and (b) ending on the latest to occur of: (i) [*] such Licensed Product in such country; (ii) [*] with respect to such Returned Licensed Product in such country; and (iii) [*] in such country for such Licensed Product.

1.118                 “ROW” means all countries in the Territory, except the United States.

1.119                 “Royalty Term” means, with respect to each Licensed Product and each country in the Territory, the period beginning on the date of the First Commercial Sale of such Licensed Product in such country, and ending on the latest to occur of: (a) [*] such Licensed Product in

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

such country; (b) [*] with respect to such Licensed Product in such country; and (c) [*] in such country for such Licensed Product.

1.120                 “Sales-Based Milestone Payment” has the meaning set forth in Section 6.1.2.

1.121                 “Senior Officer” means with respect to Trevena, its chief executive officer or his or her designee with the requisite seniority to make decisions on behalf of Trevena, and with respect to Forest, its president of the Forest Research Institute, Inc. or his or her designee with the requisite seniority to make decisions on behalf of Forest.

1.122                 “[*] Period” means the period beginning on the Effective Date and ending on the last day of the [*] thereafter.

1.123                 “Stock Purchase Agreement” has the meaning set forth in the recitals.

1.124                 “Sublicensee” means a Person, other than an Affiliate or a Distributor, that is granted a sublicense by Forest or any of its Affiliates under the grants in Section 2.1 as provided in Section 2.2.

1.125                 “Submission Phase III Study” means a Phase III Study, the results of which are reasonably expected to support a Drug Approval Application for a Licensed Product.

1.126                 “Term” has the meaning set forth in Section 11.1.1.

1.127                 “Terminated Territory” means each country or region with respect to which this Agreement is terminated by Forest pursuant to Section 11.2.3 or, if this Agreement is terminated in its entirety, the entire Territory.

1.128                 “Territory” means the entire world, excluding each Terminated Territory.

1.129                 “Third Party” means any Person other than Trevena, Forest and their respective Affiliates.

1.130                 “Third Party Claims” has the meaning set forth in Section 10.1.1.

1.131                 “Third Party Infringement Claim” has the meaning set forth in Section 7.6.1.

1.132                 “Third Party Payments” has the meaning set forth in Section 6.3.2.

1.133                 “Trademark” means any word, name, symbol, color, shape, designation or any combination thereof, including any trademark, service mark, trade name, brand name, sub-brand name, trade dress, product configuration, program name, delivery form name, certification mark, collective mark, logo, tagline, slogan, design or business symbol, that functions as an identifier of source or, origin, whether or not registered, and all statutory and common law rights therein, and all registrations and applications therefor, together with all goodwill associated with, or symbolized by, any of the foregoing.

1.134                 “Transferred Agreement” has the meaning set forth in Section 5.3.1.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

1.135                 “Trevena” has the meaning set forth in the preamble hereto.

1.136                 “Trevena Indemnitees” has the meaning set forth in Section 10.1.1.

1.137                 “Trevena Know-How” means all Information owned or Controlled by Trevena or any of its Affiliates as of the Effective Date or at any time during the Term that pertains to the Exploitation of a Licensed Compound or a Licensed Product for any purpose in the Territory, but excluding any Joint Know-How or any Information to the extent disclosed in published Trevena Patents or Joint Patents.

1.138                 “Trevena Patents” means the Existing Patents and any Patents owned or Controlled by Trevena or any of its Affiliates as of the Effective Date or at any time during the Term that cover the Exploitation of a Licensed Compound or a Licensed Product for any purpose in the Territory, but excluding any Joint Patents.

1.139                 “Trevena Regulatory Documentation” has the meaning set forth in Section 3.1.1.

1.140                 “United States” or “U.S.” means the United States of America and its territories and possessions (including the District of Columbia and Puerto Rico).

1.141                 “VAT” has the meaning set forth in Section 6.8.2.

1.142                 “Voting Stock” has the meaning set forth in the definition of “Change in Control.”

1.143                 “Working Group” has the meaning set forth in Section 4.3.

ARTICLE 2

GRANT OF RIGHTS; CERTAIN COVENANTS

2.1                               Grants to Forest.  Trevena (on behalf of itself and its Affiliates) hereby grants to Forest:

2.1.1                     an exclusive (including with regard to Trevena and its Affiliates) license (or sublicense), with the right to grant sublicenses in accordance with Section 2.2, under the Trevena Patents and the Trevena Know-How, and Trevena’s interest in the Joint Patents and Joint Know-How, to Exploit the Licensed Compounds and Licensed Products for all purposes in the Territory; and

2.1.2                     an exclusive (including with regard to Trevena and its Affiliates) license and right of reference, with the right to grant sublicenses and further rights of reference in accordance with Section 2.2, under the Regulatory Approvals and any other Regulatory Documentation that Trevena or its Affiliates own or Control as of the Effective Date with respect to the Licensed Products, other than the Trevena Regulatory Documentation assigned to Forest

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

pursuant to Section 3.1.1, to Exploit the Licensed Compounds and Licensed Products for all purposes in the Territory; and

2.1.3                     a non-exclusive license, with the right to grant sublicenses in accordance with Section 2.2, to use Trevena’s Corporate Names solely as required to comply with Section 3.3.7(b).

2.2                               Sublicenses.

2.2.1                     Forest shall have the right to grant sublicenses (or further rights of reference), through multiple tiers of sublicensees, under the licenses and rights of reference granted in Section 2.1, to (a) any of its Affiliates without the prior written consent of Trevena, (b) any Third Party [*] without the prior written consent of Trevena or (c) any Third Party [*] with the prior written consent of Trevena [*].  For clarity, [*] any sublicense to any Third Party [*] unless [*].  Any such permitted sublicensing shall not relieve Forest of any of its obligations under this Agreement, and Forest shall remain primarily responsible for the performance of such Sublicensees.

2.2.2                     To the extent [*] any proposed sublicense under this Section 2.2 with respect to [*] Development (including seeking Regulatory Approval for a Licensed Product) or commercialization activities with respect to a Licensed Product in such country, then [*], as applicable, with respect to such country, so long as [*] with the Development and commercialization of such Licensed Product in such country, to the extent [*] (notwithstanding [*] such sublicense).

2.3                               Distributorships.  Forest shall have the right, in its sole discretion, to appoint its Affiliates, and Forest and its Affiliates shall have the right, in their sole discretion, to appoint any other Persons, in the Territory or in any country of the Territory, to distribute, market, and sell the Licensed Products (with or without packaging rights), in circumstances where the Person purchases its requirements of Licensed Products from Forest or one of its Affiliates.  Where Forest or its Affiliates appoints such a Person and such Person is not an Affiliate of Forest, that Person shall be a “Distributor” for purposes of this Agreement.  The term “packaging rights” in this Section 2.3 means the right for the Distributor to package Licensed Products supplied in unpackaged finished form into commercial packaging.  Any such appointment of a Distributor shall not relieve Forest of any of its obligations under this Agreement, and Forest shall remain primarily responsible for the performance of such Distributors.

2.4                               Co-Promotion Rights.  Subject to Section 3.3.6, Forest and its Affiliates shall have the right, in its sole discretion, to co-promote the Licensed Products with any other Person(s), or to appoint one or more Third Parties to promote the Licensed Products without Trevena in all or any part of the Territory.  Any such co-promotion arrangement shall not relieve Forest of any of its obligations under this Agreement, and Forest shall remain primarily responsible for the performance of any such Third Party co-promoting the Licensed Products.

2.5                               Retention of Rights.  Except as expressly provided in this Agreement, Trevena grants no other right or license, including any rights or licenses to the Trevena Patents, the Trevena Know-How, the Trevena Regulatory Documentation, the Regulatory Documentation

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

licensed to Forest pursuant to Section 2.1.2, the Trevena Corporate Names, or any other Patent or intellectual property rights not otherwise expressly granted in this Agreement.

2.6                               Transfer of Trevena Technology and Material Assistance.  This Section 2.6 shall not apply to the transfer of the Manufacturing Process, which is governed under Section 5.3.

2.6.1                     Subject to the last sentence in Section 4.5 of the Option Agreement, Trevena shall, and shall cause its Affiliates to, without additional compensation, disclose and deliver to Forest, (provided that the applicable materials or information exists in such form as of the Effective Date), Regulatory Documentation (including the Trevena Regulatory Documentation) and Trevena Know-How that is in existence as of the Effective Date, promptly after the Effective Date and in any event within the [*] Period.  Without limiting the foregoing, Trevena shall, subject to the last sentence in Section 4.5 of the Option Agreement, within [*] days after the Effective Date, deliver to Forest, (provided that the applicable materials or information exists in such form as of the Effective Date), (x) all clinical and non-clinical data, research results, analyses and other Information owned or Controlled by Trevena and pertaining to the Licensed Compounds or Licensed Products, except for the final clinical report with respect to the Trevena Study (as defined in the Option Agreement), which Trevena shall provide to Forest within [*] days after the Effective Date, (y) copies of all correspondence, as of the Effective Date, to and from any Regulatory Authority that pertains to any Licensed Compound or any Licensed Product, and (z) all Trevena Regulatory Documentation assigned to Forest pursuant to Section 3.1.1 and copies of all Regulatory Documentation licensed to Forest pursuant to Section 2.1.2.

2.6.2                     On a regular basis after the expiration of the [*] Period, Trevena shall disclose to Forest all Trevena Know-How generated after the Effective Date, and shall transfer such Trevena Know-How to Forest upon Forest’s reasonable request and at Forest’s expense.

2.6.3                     Trevena’s failure to disclose or deliver to Forest any documentation or information, including Trevena Know-How, pursuant to Section 2.6.1 or Section 2.6.2 that is immaterial to the Exploitation of the Licensed Compounds and the Licensed Products shall not constitute a breach of Section 2.6.1 or Section 2.6.2, as applicable, unless such failures, to the extent not remedied, in the aggregate would reasonably be expected to negatively impact Forest’s, its Affiliates’ and its and their respective Sublicensees’ ability to Exploit any Licensed Compound or any Licensed Product in the Territory.

2.6.4                     Without prejudice to the generality of the foregoing, if visits of Trevena’s representatives to the facilities of Forest or any of its Affiliates are reasonably requested by Forest for purposes of transferring the Regulatory Documentation or Trevena Know-How, Trevena shall send appropriate representatives to Forest’s facilities in New York, New York or Jersey City, New Jersey at Forest’s reasonable request (no more than once per month) at no additional cost to Forest (subject to Section 2.6.5 and Section 2.6.6).

2.6.5                     Forest shall, pursuant to Section 6.7, reimburse Trevena for any reasonable, documented out-of-pocket costs or expenses incurred by Trevena or any of its Affiliates in connection with this Section 2.6.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

2.6.6                     During the [*] Period, Trevena shall be solely responsible for the internal costs of Trevena or any of its Affiliates incurred in connection with this Section 2.6.  To the extent Forest desires additional material assistance from Trevena with respect to the transfer, delivery or implementation of the Regulatory Documentation or Trevena Know-How after the end of the [*] Period, in addition to the reimbursement of out-of-pocket costs pursuant to Section 2.6.5, Forest shall, pursuant to Section 6.7, reimburse Trevena for all of the costs of employees of Trevena or its Affiliates, calculated at the FTE Rate, that are incurred by Trevena or its Affiliates in connection with such material assistance; provided, however, that in no event shall Forest have any obligation to reimburse Trevena at the FTE Rate with respect to the transfer of Regulatory Documentation or Trevena Know-How after the [*] Period that Trevena should have transferred to Forest during the [*] Period pursuant to Section 2.6.1.

2.7                               Confirmatory Patent License.  Trevena shall, if requested to do so by Forest, promptly enter into confirmatory license agreements in the form reasonably requested by Forest (and consistent with the terms of this Agreement, including the scope of the license grants in Section 2.1) for purposes of recording the licenses granted under this Agreement with such patent offices in the Territory as Forest considers appropriate.  Until the execution of any such confirmatory licenses, so far as may be legally possible and consistent with the terms of this Agreement, including the scope of license grants in Section 2.1, Trevena and Forest shall have the same rights in respect of the Trevena Patents and Joint Patents and be under the same obligations to each other in all respects as if the said confirmatory licenses had been executed.

2.8                               Exclusivity with Respect to the Territory.

2.8.1                     During the Term, subject to Section 2.8.2, Trevena shall not, and shall cause its Affiliates not to, (a) directly or indirectly, develop, commercialize, manufacture or otherwise exploit any Competing Product in any country in the Territory or (b) license, authorize, appoint, or otherwise enable any Third Party to directly or indirectly, develop, commercialize, manufacture or otherwise exploit any Competing Product in any country in the Territory.

2.8.2                     The restrictions set forth in Section 2.8.1 shall not apply to any Competing Product owned or controlled by a Third Party that becomes an Affiliate of Trevena through a Change in Control after the Effective Date (a “Competitive Affiliate”); provided, however, that such Competitive Affiliate acquired the rights to, or commenced the development of, the applicable Competing Product prior to the date on which the agreements effecting Trevena’s Change in Control were first executed (other than as a result of a license or other agreement between such Person or any of its Affiliates on the one hand, and Trevena or any of its Affiliates, on the other hand); and provided, further, that neither [*] nor [*].  In the event of any such Change in Control of Trevena (or its successor) that results in Trevena having a Competitive Affiliate, the following shall apply:

(a)                                 Trevena shall provide Forest with written notice of any such Change in Control of Trevena [*] Business Days following the earlier of the first public announcement of the execution of any agreement with respect to such Change in Control and the closing date of such Change in Control;

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

(b)                                 no Competitive Affiliate shall [*] or [*] or [*], including [*];

(c)                                  all such Competitive Affiliate’s [*], and [*] the applicable Competing Product(s) shall [*] for the [*]; and

(d)                                 such Competitive Affiliate shall [*] that [*], or [*] or any [*], including any [*] or [*] such Competitive Affiliate [*] or [*].

2.8.3                     Trevena acknowledges and agrees that (a) this Section 2.8 has been negotiated by the Parties, (b) the geographical and time limitations on activities set forth in this Section 2.8 are reasonable, valid and necessary in light of the Parties’ circumstances and necessary for the adequate protection of the business of the Licensed Compounds and the Licensed Products and (c) Forest would not have entered into this Agreement without the protection afforded it by this Section 2.8.  If, notwithstanding the foregoing, a court of competent jurisdiction determines that the restrictions set forth in this Section 2.8 are too broad or otherwise unreasonable under Applicable Law, including with respect to duration, geographic scope or space, the court is hereby requested and authorized by the Parties to revise this Section 2.8 to include the maximum restrictions allowable under Applicable Law.

2.9                               Competing Products of Forest.  During the Term, if Forest or any of its Affiliates commercializes any Competing Product (including by acquiring a commercialized Competing Product), then Forest shall promptly notify Trevena in writing and Forest shall be required to elect one of the following:

2.9.1                     terminate this Agreement in accordance with Section 11.2.3 in any country where Forest or any of its Affiliates has rights to commercialize such Competing Product within [*] days following the commencement of commercialization of such Competing Product in such country by Forest or any of its Affiliates;

2.9.2                     [*]; or

2.9.3                     pay to Trevena [*]; provided, however, that (a) with respect to [*], [*] that [*] and (b) with respect to [*], [*] shall [*] and [*].  For purposes of this Section 2.9.3, (1) any references to the defined term “[*]” in the definition of [*] shall be deemed to be references to the [*] and (2) [*] shall apply mutatis mutandis to the [*], and [*] under this Section 2.9.3.  For clarity, (A) [*] of Competing Products shall not be considered for purposes of determining the [*] or the [*] and (B) [*] of a Competing Product [*] such Competing Product shall not be considered [*] for purposes of this Section 2.9.3.

ARTICLE 3

DEVELOPMENT, REGULATORY AND COMMERCIALIZATION ACTIVITIES

3.1                               Development.

3.1.1                     Development-Related Assignments.  Trevena hereby assigns to Forest all of its rights, titles and interests in and to all Regulatory Documentation, including all

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Regulatory Approvals, owned or Controlled by Trevena or any of its Affiliates as of the Effective Date that pertains solely to any Licensed Compound or Licensed Product (such Regulatory Documentation, “Trevena Regulatory Documentation”).  Trevena shall duly execute and deliver, or cause to be duly executed and delivered, such instruments and shall do and cause to be done such acts and things, including the filing of such assignments, agreements, documents and instruments, as may be necessary under, or as Forest may reasonably request in connection with, or to carry out more effectively the purpose of, or to better assure and confirm unto Forest its rights under, this Section 3.1.1.  Forest shall, pursuant to Section 6.7, reimburse Trevena for any reasonable, documented out-of-pocket costs or expenses incurred by Trevena in connection with such delivery of assignments.  Trevena shall have the right to maintain a copy of all Regulatory Documentation assigned to Forest under this Section 3.1.1.

3.1.2                     Ongoing Development.  The Parties acknowledge and agree that additional Development will be required to obtain Regulatory Approvals for the Licensed Products in the Territory.  Forest shall have the sole and exclusive right, at its sole cost and expense, to Develop (or have Developed) the Licensed Products in the Territory, consistent with the Development Plan, where applicable, and under the oversight of the JDC.  Trevena shall not, directly or indirectly, whether alone or together with a Third Party, Develop any Licensed Product for any purpose in the Territory other than to support commercialization of a Returned Licensed Product in any Terminated Territory.  For the avoidance of doubt, (a) Forest may Develop (or have Developed) the Licensed Products in the Territory outside of the Development Plan in countries that are not addressed in the Development Plan, and (b) Trevena shall bear, and shall not be entitled to reimbursement for, any costs and expenses incurred by Trevena prior to the Effective Date or, except as otherwise expressly provided in this Agreement, any costs or expenses incurred by Trevena in performing its obligations under this Agreement.

3.1.3                     Development Plan.  The initial version of the Development Plan for the Licensed Compounds and the Licensed Products is attached hereto as Schedule 3.1.3.  Forest may propose amendments to the Development Plan from time to time as appropriate, including in light of changed circumstances.  Any and all such amendments shall be subject to approval by the JDC as set forth in Section 4.1.1, subject to the decision-making procedures set forth in Section 4.1.4.

3.1.4                     Diligence.  Subject to Section 2.2.2, Forest shall use Commercially Reasonable Efforts to Develop and seek Regulatory Approval for a Licensed Product in the Territory, it being understood  that such Commercially Reasonable Efforts may be fulfilled by granting sublicenses to one or more Sublicensees in accordance with Section 2.2.1.  In the event that Forest decides to discontinue the Development of a Licensed Product in favor of another Licensed Product, its obligations under this Section 3.1.4 shall cease with respect to such initial Licensed Product in favor of such other Licensed Product.

3.1.5                     Compliance.  Forest shall perform or cause to be performed, any and all of its Development activities with respect to the Licensed Compounds and the Licensed Products in a good scientific manner and in compliance, in all material respects, with all Applicable Law.

3.1.6                     Development Reports.  At each regularly scheduled meeting of the JDC, Forest shall update the JDC on its Development activities since the prior regularly scheduled

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

meeting.  In addition, at least [*], Forest’s members on the JDC shall provide a written report (which may be in the form of slides) to the JDC of its Development activities with respect to the Development Plan conducted since the last report, which shall include a reasonable summary of the results of such activities and progress of such Development, including its regulatory strategy to obtain Regulatory Approval for a Licensed Product for acute heart failure in the Territory.

3.2                               Regulatory Matters.

3.2.1                     Regulatory Approvals.

(a)                                 As between the Parties, Forest shall have the sole and exclusive right to prepare, obtain, and maintain Drug Approval Applications (including the setting of the overall regulatory strategy therefor), other Regulatory Approvals and other submissions, and to conduct communications with the Regulatory Authorities, for the Licensed Products in the Territory (which shall include filings of or with respect to INDs and other filings or communications with the Regulatory Authorities with respect to Development activities with respect to the Licensed Compounds or Licensed Products).  Trevena shall support Forest, as may be necessary or reasonably useful, in obtaining Regulatory Approvals for the Licensed Products in the Territory, and in the activities in support thereof, upon Forest’s reasonable request.  Forest shall, pursuant to Section 6.7,  reimburse Trevena for any reasonable, documented out-of-pocket costs or expenses incurred by Trevena in connection with providing such support.  To the extent Forest requests additional material assistance from Trevena with respect to the Regulatory Approvals, in addition to the reimbursement of out-of-pocket costs, Forest shall, pursuant to Section 6.7, reimburse Trevena for all of the costs of employees of Trevena or its Affiliates, calculated at the FTE Rate, that are incurred by Trevena in connection with such material assistance; provided, however, that in no event shall Forest have any obligation under this Section 3.2.1(a) to reimburse any such costs with respect to the transfer of documents or other materials in the possession or control of Trevena or any of its Affiliates that Trevena should have transferred to Forest pursuant to Section 2.6.1.

(b)                                 All Regulatory Documentation (including all Regulatory Approvals) pertaining to the Licensed Products with respect to the Territory granted after the Effective Date shall be owned by, and shall be the sole and exclusive property and held in the name of, Forest or its designated Affiliate, Sublicensee or designee.

3.2.2                     Adverse Event Reporting.  Forest shall be solely responsible, at its sole cost and expense, for complying with its pharmacovigilance responsibilities with respect to the Licensed Product in the Territory, and Trevena shall provide Forest with all information necessary or reasonably useful for Forest to comply with such pharmacovigilance responsibilities to the extent in the possession or control of Trevena or any of its Affiliates, including any adverse drug experiences (including those events or experiences that are required to be reported to the FDA under 21 C.F.R. sections 312.32 or 314.80 or to foreign Regulatory Authorities under corresponding Applicable Law outside the United States), from pre-clinical or clinical laboratory, animal toxicology and pharmacology studies, clinical studies, and commercial experiences with a Licensed Compound or a Licensed Product, in each case in the form reasonably requested by Forest (provided, that the information exists in such form as of the date requested by Forest).  With respect to any Returned Licensed Product, the Parties shall enter into

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

an agreement governing their respective pharmacovigilance responsibilities, in accordance with Section 11.5.6.

3.2.3                     Complaints.  Trevena shall maintain a record of any and all complaints it receives with respect to the Licensed Products.  Trevena shall notify Forest in reasonable detail of any complaint received by it reasonably promptly after the event, and in any event in sufficient time to allow Forest to comply with all Applicable Laws in any country in the Territory.

3.3                               Commercialization.

3.3.1                     In General.  Forest (itself or through its Affiliates or Sublicensees) shall have the sole and exclusive right, at its sole cost and expense, to commercialize (or have commercialized) the Licensed Products and the Licensed Products in the Territory, subject to Section 3.3.6.

3.3.2                     Diligence.  Subject to Section 2.2.2, Forest shall, either by itself or in conjunction with one or more Sublicensees, use Commercially Reasonable Efforts to commercialize a Licensed Product in the Territory following receipt of Regulatory Approval therefor in a given country of the Territory.

3.3.3                     Compliance.  Forest shall perform or cause to be performed, any and all of its commercialization activities with respect to the Licensed Compounds and the Licensed Products in compliance, in all material respects, with all Applicable Law.

3.3.4                     Booking of Sales; Distribution.  Forest shall have the sole and exclusive right to invoice and book sales, establish all terms of sale (including pricing and discounts) and warehousing, and distribute the Licensed Products in the Territory and perform or cause to be performed all related services.  As between the Parties, Forest shall have the sole right to handle all returns, recalls, or withdrawals, order processing, invoicing, collection, distribution, and inventory management with respect to the Licensed Products in the Territory.

3.3.5                     Commercialization Reports.  Forest shall provide to Trevena, at least [*] until the [*] anniversary of the First Commercial Sale of the first Licensed Product in the Territory, and, thereafter at least annually, a report describing (a) the commercialization activities it has performed, or caused to be performed, with respect to the Licensed Products during the applicable reporting period, and (b) its then-current commercialization plan for the Licensed Products (the “Commercialization Report”).  Trevena shall have the right to review and comment on the then-current commercialization plan contained in each Commercialization Report, and Forest shall consider in good faith the comments and suggestions of Trevena with respect thereto.

3.3.6                     Co-Promotion.  At Trevena’s request, Forest shall consider in good faith whether to grant Trevena the right to co-promote the Licensed Products in the United States, such right not to exceed more than [*]% of the aggregate details to be performed with respect to the Licensed Products in the United States, if such co-promotion can be efficiently implemented and the Parties agree to a viable division of responsibilities for the co-promotion of such

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Licensed Product; provided, however, that (a) Trevena must make any such request no later than [*] months after receiving from Forest: (i) a written notification that Forest anticipates that Regulatory Approval of the first Licensed Product in the United States may be obtained by Forest within [*] months of such notice; and (ii) the anticipated sales, detailing activities, target prescribers and centers as projected by Forest for the first two years after the First Commercial Sale of such Licensed Product in the United States, and (b) at the time Trevena makes any such request, Trevena must have the capabilities to perform the requested co-promotion activities or a plan to develop such capabilities prior to the First Commercial Sale of the first Licensed Product in the United States.  If Forest determines in good faith to grant Trevena’s request to co-promote the Licensed Products in the United States, then the Parties shall negotiate in good faith for a period of [*] days the terms and conditions of a co-promotion agreement pursuant to which Forest would grant Trevena such rights (such agreement, a “Co-Promotion Agreement”), which Co-Promotion Agreement would provide that Trevena would be compensated [*].  If the Parties are unable to reach an agreement on the terms and conditions of any such Co-Promotion Agreement within such [*]-day period, then [*].

3.3.7                     Product Trademarks and Markings.

(a)                                 Product Trademarks.  As between the Parties, Forest shall have the sole right to determine and own the Product Trademarks to be used with respect to the Exploitation of the Licensed Products in the Territory.  Each Party shall not, and shall not permit its Affiliates to, (i) use in their respective businesses, any Trademark that is confusingly similar to, misleading or deceptive with respect to or that dilutes any (or any part) of the Product Trademarks, and (ii) do any act that is intended to endanger or destroy, in any material respect, the value of the goodwill pertaining to the Product Trademarks.  For clarity, in no event shall Forest’s performance of its obligations or exercise of its rights with respect to the Licensed Compounds and Licensed Products pursuant to this Agreement be deemed to be an act that endangers or destroys the value of the goodwill pertaining to the Product Trademarks.  Each Party shall not, and shall not permit its Affiliates to, attack, dispute, or contest the validity of or ownership of any Product Trademark anywhere in the Territory or any registrations issued or issuing with respect thereto.

(b)                                 Markings.  To the extent required by Applicable Law in a country in the Territory, the promotional materials, packaging, and labeling for the Licensed Products used by Forest and its Affiliates in connection with the Licensed Products in such country shall contain the Corporate Name of Trevena.  The manner in which the Corporate Names of Trevena are to be presented on promotional materials, packaging, and labeling for the Licensed Product shall, except to the extent such use of the Corporate Names of Trevena is required by Applicable Law, be subject to Trevena’s consent, not to be unreasonably conditioned, withheld, or delayed and shall be subject to Section 2.1.3 and Section 7.2.5.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

ARTICLE 4

GOVERNANCE

4.1                               Joint Development Committee.

4.1.1                     The joint development committee established by the Parties pursuant to Section 3.1 of the Option Agreement (the “Joint Development Committee” or “JDC”) shall continue in full force and effect in accordance with the terms and condition of this Section 4.1.  The JDC shall consist of three representatives from each Party, each with the requisite experience to make decisions on behalf of the applicable Party with respect to the issues falling within the jurisdiction of the JDC.  From time to time, each Party may substitute one or more of its representatives to the JDC on written notice to the other Party.  Forest shall select from its representatives the chairperson for the JDC, which chairperson may be changed from time to time, on written notice to Trevena.  The JDC shall:  (a) review and approve any amendments to the Development Plan, as appropriate; (b) oversee the progress and the status of the Development of the Licensed Products in the Territory; (c) discuss (but not approve) the regulatory strategy for obtaining Regulatory Approval of a Licensed Product for acute heart failure in the Territory; (d) coordinate the publication or other public disclosure of the results of, and Information regarding, activities under this Agreement; (e) in the event this Agreement is terminated with respect to one or more Terminated Territories, but not in its entirety, coordinate the exchange of safety and quality data with respect to the Licensed Products, to enable each Party to fulfill its regulatory obligations, including the reporting of adverse events, with respect to the Licensed Products in the Territory or any Terminated Territory, as applicable; and (f) perform such other functions as are set forth herein or as the Parties may mutually agree in writing to the extent not in conflict with any provision of this Agreement.

4.1.2                     Meetings and Minutes.  Until Forest obtains Regulatory Approval of a Licensed Product in the United States and at least one Major European Market, the JDC shall meet quarterly, and thereafter the JDC shall meet annually, or, in either case, as otherwise agreed to by the Parties.  The location of any in-person JDC meetings shall alternate between locations designated by Trevena and locations designated by Forest (with the place of the first meeting to be determined by Forest).  The chairperson of the JDC shall be responsible for calling JDC meetings on no less than 10 Business Days’ notice.  Each Party shall make all proposals for agenda items and shall provide all appropriate information with respect to such proposed items at least five Business Days in advance of the applicable JDC meeting; provided, however, that under exigent circumstances requiring input by the JDC, a Party may provide its agenda items to the other Party within a shorter period of time in advance of the applicable JDC meeting, or may propose that there not be a specific agenda for a particular JDC meeting, so long as the other Party consents to such later addition of such agenda items or the absence of a specific agenda for such JDC meeting (which consent shall not be unreasonably conditioned, withheld or delayed).  The chairperson of the JDC shall prepare and circulate for review and approval of the Parties minutes of each JDC meeting within 30 days after such JDC meeting  The Parties shall agree on the minutes of each JDC meeting promptly, but in no event later than the next JDC meeting.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

4.1.3                     Procedural Rules.  The JDC shall have the right to adopt such standing rules as shall be necessary for its work, to the extent that such rules are not inconsistent with this Agreement.  A quorum of the JDC shall exist whenever there is present at a JDC meeting at least one representative appointed by each Party.  Representatives of the Parties on the JDC may attend a JDC meeting either in person or by telephone, video conference or similar means in which each participant can hear what is said by, and be heard by, the other participants; provided, however, that the representatives of the Parties on the JDC shall meet in person at least once each Calendar Year.  Representation by proxy shall be allowed, provided that such proxy has the requisite experience and authority to make decisions on behalf of the applicable Party with respect to the issues falling within the jurisdiction of the JDC.  Subject to Section 4.1.4, the JDC shall take action by consensus of the representatives present at a JDC meeting at which a quorum exists, with each Party having a single vote irrespective of the number of representatives of such Party in attendance, or by a written resolution signed by at least one representative appointed by each Party.  Employees or consultants of either Party that are not representatives of the Parties on the JDC may attend JDC meetings; provided, however, that such attendees (a) shall not vote or otherwise participate in the decision-making process of the JDC, and (b) are bound by obligations of confidentiality and non-disclosure at least as protective of the other Party as those set forth in ARTICLE 8.

4.1.4                     Decision-Making.  If the JDC is unable to reach a consensus with respect to any matter under the jurisdiction of the JDC, then either Party shall have the right to refer such matter to the Senior Officers for attempted resolution by good faith negotiations during a period of [*] Business Days.  Any final decision mutually agreed to in writing by the Senior Officers shall be conclusive and binding on the Parties.  If such Senior Officers are unable to reach a decision regarding such matter within such [*]-Business Day period, such matter shall be [*]; provided, however, that [*]: (a) [*]; or (b) [*], in either case ((a) and (b)), [*].

4.1.5                     Discontinuation.  The JDC shall continue to exist unless and until Forest notifies Trevena in writing that Forest is exercising its right to discontinue the JDC pursuant to Section 12.2, in which case the JDC shall discontinue and have no further responsibilities or authority under this Agreement (and Forest’s requirements to provide Information or other materials to the JDC shall terminate); provided, however, that (a) if at the time Forest elects to discontinue the JDC pursuant to Section 12.2 Forest has terminated this Agreement with respect to any Terminated Territory, then the JDC shall continue in full force and effect solely for the purpose of coordinating the exchange of safety and quality data with respect to the Licensed Products to enable each Party to fulfill its regulatory obligations, including the reporting of adverse events, with respect to the Licensed Products in the Territory or any Terminated Territory, as applicable, and for no other purpose and (b) if at any time after the JDC is discontinued pursuant to this Section 4.1.5, Forest terminates this Agreement with respect to any Terminated Territory (other than a termination of this Agreement in its entirety), then the JDC shall be reinstated solely for the purpose of coordinating the exchange of safety and quality data with respect to the Licensed Products to enable each Party to fulfill its regulatory obligations, including the reporting of adverse events, with respect to the Licensed Products in the Territory or any Terminated Territory, as applicable, and for no other purpose.  Notwithstanding the foregoing, Trevena shall have the right, at any time during the Term, to disband the JDC upon written notification to Forest, in which event the Parties directly shall consult in good faith with

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

respect to all matters pertaining to the Licensed Products in the Territory that were formerly subject to the oversight or decision making of the JDC; provided, however, that if Forest would have the right to discontinue the JDC pursuant to Section 12.2, then at Forest’s election such consultation requirement shall terminate except solely with respect to the matters for which the JDC continues pursuant to the proviso in this Section 4.1.5 even after Forest elects to discontinue the JDC.

4.2                               Alliance Managers.  Each Party shall appoint a person(s) who shall oversee contact between the Parties for all matters between meetings of the JDC and shall have such other responsibilities as the Parties may agree in writing (each such person, an “Alliance Manager”).  Either Party may replace its Alliance Manager at any time by notice in writing to the other Party.  The Alliance Managers shall work together to manage and facilitate the resolution (in accordance with the terms of this Agreement) of issues between the Parties that arise in connection with this Agreement, including serving as a primary point of contact within each Party with responsibility for facilitating communication between the Parties hereunder.  The Alliance Managers shall not have final decision-making authority with respect to any matter under this Agreement.

4.3                               Working Groups.  From time to time the Parties may, by written agreement, establish working groups on an “as needed” basis to oversee particular projects or activities (including projects or activities with respect to a particular country or region) (each such working group, a “Working Group”).  Such Working Groups may be established on an ad hoc basis for purposes of a specific project, for the life of a Licensed Product or on such other basis as the Parties may determine, and shall be constituted and shall operate as the Parties may determine; provided, however, that each Working Group shall have equal representation from each Party.  Each Working Group shall have the right to adopt such standing rules as shall be necessary for its work, to the extent that such rules are not inconsistent with this Agreement.

4.4                               Limitations on Authority.  Each Party shall retain the rights, powers, and discretion granted to it under this Agreement and no such rights, powers, or discretion shall be delegated to or vested in the JDC, a Working Group or the Alliance Managers unless such delegation or vesting of rights is expressly provided for in this Agreement or the Parties expressly so agree in writing.  None of the JDC, any Working Group or the Alliance Manager shall have the power to amend, modify, or waive compliance with this Agreement, which may only be amended or modified as provided in Section 12.10 or compliance with which may only be waived as provided in Section 12.12.

ARTICLE 5

SUPPLY

5.1                               Assignment of Existing Inventory.  At Forest’s request, Trevena shall assign to Forest all of its rights, titles, and interests in and to any and all inventory of any Licensed Compound or Licensed Product owned by Trevena or any of its Affiliates and existing as of the Effective Date, wherever located, including work in process, for no additional cost to Forest; provided, however, that Forest shall, pursuant to Section 6.7, reimburse Trevena for any reasonable, documented out-of-pocket costs or expenses incurred by Trevena in connection with

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

the shipping, storage, filling, finishing, packaging, testing (including stability testing), documentation production, releasing and other additional Manufacturing that needs to be performed prior to the final release of such Licensed Compound or Licensed Product that are incurred after the Effective Date at Forest’s request.  Promptly following any such request, Trevena shall deliver or have delivered such supply to a warehouse to be specified by Forest in such request.

5.2                               Supply of Licensed Products.  As between the Parties, Forest shall have the sole and exclusive right, at its sole cost and expense, to Manufacture (or have Manufactured) and supply the Licensed Compounds and Licensed Products for Exploitation in the Territory by Forest and its Affiliates and Sublicensees.

5.3                               Manufacturing Technology Transfer.

5.3.1                     During the [*] Period, Trevena shall transfer to Forest or its designee (which designee may be an Affiliate or a Third Party manufacturer, and which Third Party manufacturer may be a backup manufacturer or a second manufacturer of Licensed Product) all Trevena Know-How constituting the then-current process for the Manufacture of the Licensed Compounds and Licensed Products (the “Manufacturing Process”) and necessary or reasonably useful to implement the Manufacturing Process at facilities designated by Forest.  Trevena shall provide, and shall use commercially reasonable efforts to cause its Third Party manufacturers to provide (including by using commercially reasonable efforts to negotiate contractual obligations for such Third Party manufacturers to do so under agreements entered into following the Effective Date), all reasonable assistance requested by Forest to enable Forest (or its Affiliate or designated Third Party manufacturer, as applicable) to implement, use and practice the Manufacturing Process at the facilities designated by Forest, including  (a) to the extent not already provided pursuant to Section 2.6.1, making available all Manufacturing-related Trevena Know-How, Information and documentation and materials that are necessary or reasonably useful to enable Forest (or its Affiliate or designated Third Party manufacturer, as applicable) to implement, use and practice the Manufacturing Process at the facilities designated by Forest, and (b) assisting Forest (or its Affiliate or designated Third Party manufacturer, as applicable) in obtaining any necessary licenses, permits or approvals from Regulatory Authorities that are specific for the Manufacture of the Licensed Compounds and the Licensed Products at the applicable facilities.  If requested by Forest, Trevena’s assistance shall include (x) assigning to Forest any existing agreement between Trevena or any of its Affiliates and any Third Party supplier that pertains solely to one or more Licensed Compounds or Licensed Products to the extent permitted under such existing agreement (any such agreement that is assigned to Forest, a “Transferred Agreement”), (y) if (i) the terms of any existing agreement between Trevena or any of its Affiliates and any Third Party supplier that pertains solely to one or more Licensed Compounds or Licensed Products prohibits Trevena from assigning it to Forest, or (ii) any existing agreement between Trevena or any of its Affiliates and any Third Party supplier that pertains to one or more Licensed Compounds or Licensed Products also relates to other compounds or products, in either case ((i) or (ii)), obtaining for Forest the benefit under such agreement with respect to the Licensed Compounds and the Licensed Products, and (z) otherwise facilitating Forest’s  entering into agreements with applicable Third Party suppliers relating to the Licensed Compounds and Licensed Products.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

5.3.2                     Forest shall, pursuant to Section 6.7, reimburse Trevena for any reasonable, documented out-of-pocket costs or expenses incurred by Trevena in connection with transferring the Manufacturing Process.  During the [*] Period, Trevena shall be solely responsible for the internal costs of Trevena or any of its Affiliates incurred in connection with the transfer of the Manufacturing Process.  To the extent Forest desires additional material assistance from Trevena with respect to the implementation, use and practice of the Manufacturing Process after the end of the [*] Period or with respect to any subsequent Manufacturing technology pursuant to Section 5.4, in addition to the reimbursement of out-of-pocket costs, Forest shall, pursuant to Section 6.7, pay Trevena for all of the costs of employees of Trevena or its Affiliates, calculated at the FTE Rate, that are incurred by Trevena in connection with such material assistance.

5.4                               Subsequent Manufacturing Technology Transfer.  Without limiting the foregoing, in the event that Trevena or any of its Affiliates makes any invention, discovery or improvement relating to the Manufacture of a Licensed Compound or a Licensed Product during the Term, Trevena shall promptly disclose such invention, discovery or improvement to Forest, and shall, at Forest’s request and expense, perform technology transfer with respect to such invention, discovery or improvement in the same manner as provided in Section 5.3; provided, however, that this Section 5.4 shall not apply to any invention, discovery or improvement owned or otherwise controlled by a Person that becomes a Controlling Affiliate after the Effective Date if such invention, discovery or improvement (a) existed before such Person became a Controlling Affiliate of Trevena, (b) is not specific to the Manufacture of a Licensed Compound or Licensed Product and (c) was developed without the use of any Trevena Know-How or any other Information generated under or in connection with this Agreement, including any Product Information or Confidential Information of Forest.

ARTICLE 6

PAYMENTS AND RECORDS

6.1                               Milestones.

6.1.1                     Development and Regulatory Milestones.  In partial consideration of the rights granted by Trevena to Forest hereunder and subject to the terms and conditions set forth in this Agreement (including Section 6.3), Forest shall pay to Trevena the applicable milestone payment within [*] Business Days after the achievement of each of the following milestone events:

Milestone Event	Milestone Payment
Acceptance by the FDA of an NDA for a Licensed Product	$[*]

Approval of an NDA for a Licensed Product in the United States and Forest does not deliver a termination notice pursuant to Section 11.2.3 with respect to the United States or this Agreement in its entirety within 10 Business Days after receipt of such approval

$[*]

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Receipt of all Milestone Regulatory Approvals for a Licensed Product in a Major European Market and Forest does not deliver a termination notice pursuant to Section 11.2.3 with respect to such Major European Market or this Agreement in its entirety within 10 Business Days after receipt of such Milestone Regulatory Approvals

$[*]

Receipt of all Milestone Regulatory Approvals for a Licensed Product in Japan and Forest does not deliver a termination notice pursuant to Section 11.2.3 with respect to Japan or this Agreement in its entirety prior to such Milestone Regulatory Approvals

$[*]
Approval of an NDA (or supplement thereto) for a Licensed Product in the United States for an Indication that (a) [*] and (b) [*], and [*] (the “New Indication Milestone”)	$[*]; provided that [*]

If the New Indication Milestone has not already been achieved, approval of an NDA (or supplement thereto) for a Licensed Product in the United States for [*] that [*] that is [*], and [*]. For clarity, [*].

$[*]

6.1.2                     Sales-Based Milestones.  In partial consideration of the license rights granted by Trevena to Forest hereunder and subject to the terms and conditions set forth in this Agreement (including Section 6.3), the first time that the aggregate of all Net Sales of all Licensed Products made by Forest or any of its Affiliates, or its or their Sublicensees in the Territory in four consecutive Calendar Quarters equals or exceeds a threshold (each, a “Net Sales Milestone Threshold”) set forth in the left-hand column of the table immediately below, Forest shall pay to Trevena a milestone payment in the corresponding amount set forth in the right-hand column below (each, a “Sales-Based Milestone Payment”).  Each Sales-Based Milestone Payment shall be due within [*] days after the end of the four-consecutive Calendar Quarter period in which the corresponding Net Sales Milestone Threshold was achieved.

Net Sales Milestone Threshold			Payment Amount
$	[*	]	$	[*	]
$	[*	]	$	[*	]
$	[*	]	$	[*	]

In the event that in any given four-consecutive Calendar Quarter period more than one of the Net Sales Milestone Thresholds is exceeded, Forest shall pay to Trevena a separate Sales-Based Milestone Payment with respect to each such Net Sales Milestone Threshold that is exceeded in such four-consecutive Calendar Quarter period, in each case, in accordance with this Section 6.1.2.

6.1.3                     Each milestone payment in this Section 6.1 shall be payable only upon the first achievement of such milestone and no amounts shall be due for subsequent or repeated achievements of such milestone, whether by the same or a different Licensed Product.  The

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

maximum aggregate amount payable by Forest (a) pursuant to Section 6.1.1 is $[*] and (b) pursuant to Section 6.1.2 is $[*].

6.2                               Royalties.

6.2.1                     Royalty Rates in the United States.  As further consideration for the rights granted to Forest hereunder and subject to the terms and conditions set forth in this Agreement (including Section 6.2.4 and Section 6.3), commencing upon the First Commercial Sale of a Licensed Product in the United States, Forest shall pay to Trevena a royalty on aggregate Net Sales of all Licensed Products in the United States (excluding Net Sales of each Licensed Product in the United States for which the Royalty Term has expired) during each Calendar Year at the following rates:

Net Sales in the United States of all Licensed Products	Royalty Rate
For that portion of aggregate Net Sales of all Licensed Products in the United States during a Calendar Year less than or equal to $[*]	[*	]%
For that portion of aggregate Net Sales of all Licensed Products in the United States during a Calendar Year greater than $[*] but less than or equal to $[*]	[*	]%
For that portion of aggregate Net Sales of all Licensed Products in the United States during a Calendar Year greater than $[*]	[*	]%

With respect to each Licensed Product in the United States, from and after the expiration of the Royalty Term for such Licensed Product in the United States, Net Sales of such Licensed Product in the United States shall be excluded for purposes of calculating the Net Sales thresholds and ceilings set forth in this Section 6.2.1.

6.2.2                     Royalty Rates in the ROW.  As further consideration for the rights granted to Forest hereunder and subject to the terms and conditions set forth in this Agreement (including Section 6.2.4 and Section 6.3), commencing upon the First Commercial Sale of a Licensed Product in the ROW, Forest shall pay to Trevena a royalty on aggregate Net Sales of all Licensed Products in the ROW (excluding Net Sales of each Licensed Product in any country for which the Royalty Term has expired) during each Calendar Year at the following rates:

Net Sales in the ROW of all Licensed Products	Royalty Rate
For that portion of aggregate Net Sales of all Licensed Products in the ROW during a Calendar Year less than or equal to $[*]	[*	]%

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

For that portion of aggregate Net Sales of all Licensed Products in the ROW during a Calendar Year greater than $[*] but less than or equal to $[*]	[*	]%
For that portion of aggregate Net Sales of all Licensed Products in the ROW during a Calendar Year greater than $[*]	[*	]%

With respect to each Licensed Product in each country in the ROW, from and after the expiration of the Royalty Term for such Licensed Product in such country, Net Sales of such Licensed Product in such country shall be excluded for purposes of calculating the Net Sales thresholds and ceilings set forth in this Section 6.2.2.

6.2.3                     Royalty Term.  Forest shall have no obligation to pay any royalty with respect to Net Sales of any Licensed Product in any country after the Royalty Term for such Licensed Product in such country has expired.  Following the expiration of the Royalty Term with respect to any Licensed Product in any country, the grants in Section 2.1 shall become exclusive, fully-paid, royalty-free, perpetual and irrevocable with respect to such Licensed Product in such country.

6.2.4                     COGS Adjustment.

(a)                                 If the COGS Factor with respect to the United States or the ROW, as applicable, for a Calendar Quarter is [*], then for purposes of calculating the royalties payable under Section 6.2.1 or Section 6.2.2, as applicable, with respect to such Calendar Quarter, each of the royalty rates set forth in Section 6.2.1 or Section 6.2.2, as applicable, shall be reduced by the COGS Adjustment Amount for the United States or the ROW, as applicable, for such Calendar Quarter; provided, that such reduction pursuant to this Section 6.2.4 shall not decrease any such royalty rate to less than the applicable “COGS Floor Royalty Rate” set forth below:

(i)                                     in the United States:

Net Sales in the United States of all Licensed Products	COGS Floor Royalty Rate
For that portion of aggregate Net Sales of all Licensed Products in the United States during a Calendar Year less than or equal to $[*]	[*	]%
For that portion of aggregate Net Sales of all Licensed Products in the United States during a Calendar Year greater than $[*] but less than or equal to $[*]	[*	]%
For that portion of aggregate Net Sales of all Licensed Products in the United States during a Calendar Year	[*	]%

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

(ii)                                  with respect to ROW:

Net Sales in the ROW of all Licensed Products	COGS Floor Royalty Rate
greater than $[*] For that portion of aggregate Net Sales of all Licensed Products in the ROW during a Calendar Year less than or equal to $[*]	[*	]%
For that portion of aggregate Net Sales of all Licensed Products in the ROW during a Calendar Year greater than $[*] but less than or equal to $[*]	[*	]%
For that portion of aggregate Net Sales of all Licensed Products in the ROW during a Calendar Year greater than $[*]	[*	]%

(b)                                 If, as a result of the application of a COGS Floor Royalty Rate in a given Calendar Quarter, the amount of the royalties payable by Forest to Trevena exceeds the amount of royalties that Forest would have paid if the royalty rate for the applicable royalty tier were reduced by the entire applicable COGS Adjustment Factor (any such excess, a “Carry Over Amount”), then Forest shall be entitled to deduct such Carry Over Amount and any other accumulated Carry Over Amounts from prior Calendar Quarters, from any development and regulatory milestones pursuant to Section 6.1.1, Sales-Based Milestone Payments pursuant to Section 6.1.2 or current or future royalties pursuant to Section 6.2; provided that with respect to any territory (i.e., the United States and the ROW), any Calendar Quarter and any royalty tier, the amount of accumulated Carry Over Amount that may be applied to reduce royalties for such territory, Calendar Quarter and royalty tier shall be limited to the amount that, together with any adjustment to the applicable royalty rate pursuant to Section 6.2.4(a), would not result in an aggregate reduction of the royalties payable for such territory, Calendar Quarter and royalty tier below the applicable COGS Floor Royalty Rate for such territory, Calendar Quarter and royalty tier.  Any Carry Over Amounts that are not exhausted by Forest during a particular Calendar Quarter may be carried over to future development and regulatory milestones, Sales-Based Milestone Payments or royalties until fully exhausted and recouped in accordance with this Section 6.2.4.  For purposes of the comparisons contemplated by this Section 6.2.4(b), the calculation of any Carry Over Amount, and the determination of the amount of accumulated Carry Over Amounts that may be applied to reduce royalties in any territory, Calendar Quarter or for any royalty tier, shall exclude any adjustment to, or deduction from, the royalties payable hereunder other than pursuant to Section 6.2.4(a).

Schedule 6.2.4 contains an example adjustment pursuant to this Section 6.2.4.  The calculation set forth on Schedule 6.2.4 is solely for purposes of an example and in the event of a conflict between the terms of this Agreement and the calculation set forth on Schedule 6.2.4, the terms of this Agreement shall prevail.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

6.3                               Reductions and Offsets.  Notwithstanding Section 6.1 and Section 6.2:

6.3.1                     In the event that, during the Royalty Term for a Licensed Product in any country in the Territory, unit sales of all Generic Products with respect to such Licensed Product in such country in a Calendar Quarter equal or exceed [*]% of the sum of unit sales of such Licensed Product and all Generic Products with respect to such Licensed Product in such country, royalties due to Trevena pursuant to Section 6.2.1 or Section 6.2.2, as applicable, shall be reduced by [*]% for the remainder of the Royalty Term for such Licensed Product in such country.

6.3.2                     If in the reasonable opinion of Forest, the Exploitation of any Licensed Compound or any Licensed Product by Forest or any of its Affiliates or its and their respective Sublicensees in any country in the Territory infringes or misappropriates, or is reasonably expected to infringe or misappropriate, any Patent, trade secret, or other intellectual property right of a Third Party in such country, then Forest shall have the first right, but not the obligation, to negotiate and obtain rights (through a license or otherwise) from such Third Party as necessary or useful for Forest and its Affiliates and its and their respective Sublicensees to Exploit such Licensed Compound or such Licensed Product in such country.  If, pursuant to the immediately foregoing sentence, Forest obtains a license from a Third Party under a Patent owned or otherwise controlled by such Third Party that claims the composition, therapeutic use or any method of synthesis of a Licensed Product in a particular country, Forest shall be entitled to deduct from any Sales-Based Milestone Payment under Section 6.1.2 with respect to such country or any royalties payable under Section 6.2.1 or Section 6.2.2, as applicable, with respect to such country, [*]% of all upfront payments, milestone payments, royalties, and other amounts paid to such Third Party in respect of such rights (“Third Party Payments”); provided, however, that such deduction shall not decrease any Sales-Based Milestone Payments or royalties payable hereunder with respect to such country by more than [*]% in any given Calendar Quarter; and provided, further, that any Third Party Payments that are not used by Forest in a particular Calendar Quarter to reduce the applicable Sales-Based Milestone Payments or royalties payable under Section 6.2 (subject to adjustment pursuant to Section 6.2.4, if applicable) to Trevena hereunder in such Calendar Quarter may be carried over to subsequent Calendar Quarters until fully used in accordance with this Section 6.3.2.

6.3.3                     Forest shall have the right to deduct costs and expenses from the milestones and royalties owed under this Article 6 in accordance with Section 7.3.1, Section 7.3.2, Section 7.4, Section 7.5 and Section 7.6.

6.3.4                     Notwithstanding the foregoing, with respect to any royalties payable to Trevena pursuant to Section 6.2 that are not also subject to adjustment pursuant to Section 6.2.4, in no event shall the offsets or reductions described in this Section 6.3, taken in aggregate, decrease such royalties by more than [*]% in any Calendar Quarter; provided, however, that any offsets or reductions under this Section 6.3 that are not exhausted in any Calendar Quarter may be carried over to subsequent Calendar Quarters until fully exhausted and recouped in accordance with this Section 6.3.

6.3.5                     Notwithstanding the foregoing, with respect to any royalties payable to Trevena pursuant to Section 6.2 that are also subject to adjustment pursuant to Section 6.2.4, in

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

no event shall the offsets or reductions described in this Section 6.3, taken in aggregate, decrease such royalties to less than an amount equal to the applicable “Absolute Floor Royalty Rate” set forth below; provided, however, that any reductions or offsets under this Section 6.3 that are not exhausted in any Calendar Quarter may be carried over to subsequent Calendar Quarters until fully exhausted and recouped  in accordance with this Section 6.3:

(a) in the United States:

Net Sales in the United States of all Licensed Products	Absolute Floor Royalty Rate
For that portion of aggregate Net Sales of all Licensed Products in the United States during a Calendar Year less than or equal to $[*]	[*	]%
For that portion of aggregate Net Sales of all Licensed Products in the United States during a Calendar Year greater than $[*] but less than or equal to $[*]	[*	]%
For that portion of aggregate Net Sales of all Licensed Products in the United States during a Calendar Year greater than $[*]	[*	]%

and (b), with respect to ROW:

Net Sales in the ROW of all Licensed Products	Absolute Floor Royalty Rate
For that portion of aggregate Net Sales of all Licensed Products in the ROW during a Calendar Year less than or equal to $[*]	[*	]%
For that portion of aggregate Net Sales of all Licensed Products in the ROW during a Calendar Year greater than $[*] but less than or equal to $[*]	[*	]%
For that portion of aggregate Net Sales of all Licensed Products in the ROW during a Calendar Year greater than $[*]	[*	]%

6.4                               Royalty Payments and Reports.  Forest shall calculate all amounts payable to Trevena pursuant to Section 6.1.2 and Section 6.2 at the end of each Calendar Quarter, which amounts shall be converted to Dollars, in accordance with Section 6.6.  Within [*] days after the

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

end of each Calendar Quarter during which there are Net Sales giving rise to a payment obligation pursuant to Section 6.1.2 or Section 6.2, Forest shall submit to Trevena a report identifying, for each Licensed Product, the Net Sales for such Licensed Product for each country in the Territory for such Calendar Quarter, any sales milestones or royalties payable to Trevena pursuant to Section 6.1.2 or Section 6.2, as applicable, and the basis for any reduction in royalties pursuant to Section 6.3.  Concurrently with each such report, Forest shall pay to Trevena all sales milestones and royalties payable by it pursuant to Section 6.1.2 or Section 6.2, as applicable.  In addition, within [*] days after the end of each Calendar Year, or if not then reasonably available to Forest, promptly upon availability, Forest shall deliver to Trevena statement of the amount of gross sales and Net Sales of each Licensed Product in the United States and, to the extent such information is reasonably available, for each Major European Market and Japan, as the case may be.

6.5                               Estimated Sales Levels.  Trevena acknowledges and agrees that (a) sales levels set forth in Section 6.1.2, Section 6.2.1 and Section 6.2.2 shall not be construed as representing an estimate or projection of anticipated sales of the Licensed Products, or implying any particular level of diligence or Commercially Reasonable Efforts, in the Territory and (b) the sales levels set forth in Section 6.1.2, Section 6.2.1 and Section 6.2.2 are merely intended to define Forest’s royalty and other payment obligations, as applicable, in the event such sales levels are achieved.  For clarity, in no event shall this Section 6.5 be deemed or construed to limit Forest’s obligations under Section 3.3.2.

6.6                               Mode of Payment; Offsets.  All payments to either Party under this Agreement shall be made by deposit of Dollars in the requisite amount to such bank account as the receiving Party designates by notice to the paying Party; provided, however, that such notice must be provided at least [*] Business Days prior to the date on which such payment is due.  For the purpose of calculating any sums due under, or otherwise reimbursable pursuant to, this Agreement (including the calculation of Net Sales expressed in currencies other than Dollars), a Party shall convert any amount expressed in a foreign currency into Dollar equivalents using its, its Affiliate’s or Sublicensee’s standard conversion methodology consistent with applicable accounting standards.

6.7                               Payment of Reimbursable Costs; Invoices.  For all costs for which a Party (the “Reimbursing Party”) is obligated to reimburse the other Party (the “Reimbursed Party”) pursuant to this Agreement, including Section 2.6.5, Section 2.6.6, Section 3.1.1, Section 3.2.1, Section 5.1, Section 5.3.2, Section 7.3.1, Section 7.3.2, and Section 10.2.6, the Reimbursed Party shall send to the Reimbursing Party an invoice for such costs within [*] days after the end of each Calendar Quarter in which the Reimbursed Party or any of its Affiliates incurred such costs, which invoice shall include a reference to the Section of this Agreement under which the Reimbursed Party is requesting reimbursement and be accompanied by reasonable documentation of the incurrence or accrual of the costs to be reimbursed (such invoice as described, a “Reimbursement Invoice”).  Payment with respect to each Reimbursement Invoice shall be due within [*] days after receipt by the Reimbursing Party thereof; provided, however, that if the Reimbursing Party in good faith disputes any portion of a Reimbursement Invoice, it shall pay the undisputed portion and shall promptly provide the Reimbursed Party with written notice of the disputed portion and its reasons therefor, and the Reimbursing Party shall not be

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

obligated to pay such disputed portions unless and until such dispute is resolved in favor of the Reimbursed Party in accordance with Section 12.8.  The Parties shall use good faith efforts to resolve any disputes promptly.

6.8                               Taxes.

6.8.1                     General.  The milestones and royalties payable by Forest to Trevena pursuant to this Agreement (each, a “Payment”) shall be paid free and clear of any and all taxes, except for any withholding taxes required by Applicable Law.  Except as provided in this Section 6.8, Trevena shall be solely responsible for paying any and all taxes (other than withholding taxes required by Applicable Law to be deducted from Payments and remitted by Forest) levied on account of, or measured in whole or in part by reference to, any Payments it receives.  Forest shall deduct or withhold from the Payments any taxes that it is required by Applicable Law to deduct or withhold.  Notwithstanding the foregoing, if Trevena is entitled under any applicable tax treaty to a reduction of rate of, or the elimination of, applicable withholding tax, it may deliver to Forest or the appropriate Governmental Entity (with the assistance of Forest to the extent that this is reasonably required and is expressly requested in writing) the prescribed forms necessary to reduce the applicable rate of withholding or to relieve Forest of its obligation to withhold such tax, and Forest shall apply the reduced rate of withholding, or dispense with withholding, as the case may be; provided, however, that Forest has received evidence, in a form satisfactory to Forest, of Trevena’s delivery of all applicable forms (and, if necessary, its receipt of appropriate governmental authorization) at least [*] days prior to the date that the Payments are due.  If, in accordance with the foregoing, Forest withholds any amount, it shall pay to Trevena the balance when due, make timely payment to the proper taxing authority of the withheld amount and send to Trevena proof of such payment within [*] days following such payment.  If either Party assigns this Agreement to an Affiliate or Third Party and, as a result of such assignment, payments made hereunder are subject to additional withholding tax, such assigning Party shall be responsible for the resulting additional withholding taxes; provided, however, that if the non-assigning Party derives a tax benefit (including through the use of foreign tax credit) determined on a with and without basis as a result of such additional withholding, then the non-assigning Party shall promptly reimburse the assigning Party for the amount of such benefit; provided, further, that the non-assigning Party shall take all commercially reasonable actions necessary to obtain any tax benefit (including through the use of foreign tax credit) with respect to such additional withholding taxes and to defend such benefit in a tax audit.

6.8.2                     Value Added Tax.  Notwithstanding anything contained in Section 6.8.1, this Section 6.8.2 shall apply with respect to value added tax (“VAT”).  All Payments are exclusive of VAT.  If any VAT is chargeable in respect of any Payments, Forest shall pay VAT at the applicable rate in respect of any such Payments following the receipt of a VAT invoice in the appropriate form issued by Trevena in respect of those Payments, such VAT to be payable on the later of the due date of the payment of the Payments to which such VAT relates and [*] days after the receipt by Forest of the applicable invoice relating to that VAT payment.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

6.9                               Financial Records.

6.9.1                     Forest shall, shall cause its Affiliates and its and their respective Sublicensees, and Forest’s and any of its Affiliates’ agreements with contract manufacturers shall require such contract manufacturers to, keep complete and accurate books and records pertaining to its calculation of Cost of Goods and Net Sales of Licensed Products in sufficient detail to calculate all amounts payable hereunder or used in the calculation of any adjustment to the royalties owed under Section 6.2.4.  Forest shall, shall cause its Affiliates and its and their respective Sublicensees to, and Forest’s and any of its Affiliates’ agreements with contract manufacturers shall require such contract manufacturers to, retain such books and records until the later of (a) [*] years after the end of the period to which such books and records pertain, and (b) the expiration of the applicable tax statute of limitations (or any extensions thereof), or for such longer period as may be required by Applicable Law.

6.9.2                     Each Reimbursed Party shall, and shall cause its Affiliates to, keep complete and accurate books and records of its costs incurred with respect to any activities for which it is entitled to reimbursement under this Agreement in sufficient detail to allow confirmation of the amount invoiced under Section 6.7.  Each Reimbursed Party shall, and shall cause its Affiliates to, retain such books and records until the later of (a) [*] years after the end of the period to which such books and records pertain, and (b) the expiration of the applicable tax statute of limitations (or any extensions thereof), or for such longer period as may be required by Applicable Law.

6.10                        Audits.

6.10.1              Audit Procedures.  At the request of the other Party, each Party shall, and shall cause its Affiliates and its and their respective Sublicensees to, and Forest’s and any of its Affiliates’ agreements with contract manufacturers shall require such contract manufacturers to, permit an independent auditor designated by the other Party and reasonably acceptable to such audited Party, at reasonable times and upon reasonable notice, to audit the books and records maintained pursuant to Section 6.9 to ensure the accuracy of all reports and payments made hereunder; provided, however, that neither the audited Party nor any of its Affiliates or Sublicensees or contract manufacturers, if applicable, shall be obligated to make such books and records available to such auditor until such auditor has entered into a confidentiality agreement in a form reasonably acceptable to the audited Party.  Any such audit may not (a) be conducted for any Calendar Quarter more than [*] years after the end of such Calendar Quarter, (b) be conducted more than once in any [*] period (unless a previous audit during such [*] period revealed an underpayment with respect to such period) or (c) be repeated for any Calendar Quarter.  The cost of any such audit shall be borne by the auditing Party, unless such audit reveals a variance of more than [*] percent from the reported amounts, in which case the audited Party shall bear the cost of the audit.  Unless disputed pursuant to Section 6.10.2, if an audit concludes that additional payments were owed or that excess payments were made during such period, the Party owing such additional payments shall pay such additional amounts, or the Party that received such excess payments shall reimburse such excess payments, as applicable, in either case, within [*] days after the date on which such audit is completed.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

6.10.2              Audit Dispute.  In the event of a dispute with respect to any audit conducted under Section 6.10.1, Trevena and Forest shall work in good faith to resolve the disagreement.  If the Parties are unable to reach a mutually acceptable resolution of any such dispute within [*] days, the dispute shall be submitted for resolution to a certified public accounting firm jointly selected by each Party’s certified public accountants or to such other Person as the Parties shall mutually agree (the “Accountant”).  The decision of the Accountant shall be final and the costs of such arbitration as well as the initial audit shall be borne between the Parties in such manner as the Accountant shall determine.  If the Accountant concludes that additional payments were owed, or that excess payments were made during such period, then the Party owing such additional payments shall pay such additional amounts, or the Party that received such excess payments shall reimburse such excess payments, as applicable, in either case, within [*] days after the date on which such decision is made by the Accountant.

6.10.3              Confidentiality.  The auditing Party shall treat all information subject to review under this ARTICLE 6 in accordance with the confidentiality provisions of ARTICLE 8 and the Parties shall cause the Accountant to enter into a confidentiality agreement with the audited Party (in a form reasonably acceptable to the audited Party) obligating the Accountant to retain all such financial information in confidence pursuant to such confidentiality agreement.

6.10.4              Right to Offset in the Event of a Breach.  Each Party shall have the right to offset any amount owed by the other Party to such first Party under or in connection with this Agreement, including pursuant to ARTICLE 10 or in connection with any breach against any payments owed by such first Party to such other Party under this Agreement; provided, however, that in the event of a dispute with respect to the existence of a breach or the amount of damages resulting therefrom, no amount may be offset pursuant to this Section 6.10.4 unless and until such dispute is finally resolved pursuant to Section 12.8.  Such offsets shall be in addition to any other rights or remedies available under this Agreement or Applicable Law.

ARTICLE 7

INTELLECTUAL PROPERTY

7.1                               Joint IP Working Group.  Promptly following the Effective Date, the Parties shall each designate one representative with the requisite experience to make decisions on behalf of the applicable Party with respect to the prosecution, enforcement and defense of intellectual property rights in the pharmaceutical field (each, an “IP Representative”).  From time to time, each Party may replace its IP Representative on written notice to the other Party.  The IP Representatives shall be responsible for coordinating activities and communications relating to the prosecution, maintenance and enforcement of the Trevena Patents, as described in this ARTICLE 7.

7.2                               Ownership of Intellectual Property.

7.2.1                     Ownership of Technology.  Subject to Section 3.2.1(b), as between the Parties, each Party shall own and retain all right, title, and interest in and to any and all: (a) Information and inventions that are conceived, discovered, developed, or otherwise made solely by or on behalf of such Party or any of its Affiliates, or its or their respective sublicensees in

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

connection with the activities conducted under or in connection with this Agreement, whether or not patented or patentable, and any and all Patents and other intellectual property rights with respect thereto, except to the extent that any such Information or invention or any Patent or intellectual property rights with respect thereto, is Joint Know-How or a Joint Patent, and (b) other Information, inventions, Patents and other intellectual property rights that are owned or otherwise controlled (other than pursuant to the license grants set forth in Section 2.1) by such Party or any of its Affiliates or its or their respective (sub)licensees outside of this Agreement.

7.2.2                     Ownership and Use of Joint Patents and Joint Know-How.  Subject to Section 3.2.1(b), each Party shall own an equal, undivided interest, without a duty of accounting to the other Party, in any and all: (a) Information and inventions that are conceived, discovered, developed or otherwise made jointly by or on behalf of Trevena or any of its Affiliates, or its or their respective (sub)licensees, on the one hand, and Forest or any of its Affiliates, or its or their respective (sub)licensees, on the other hand, in connection with the activities conducted under or in connection with this Agreement, whether or not patented or patentable (the “Joint Know-How”), and (b) Patents (the “Joint Patents”) and other intellectual property rights with respect to the Information and inventions described in clause (a) (together with Joint Know-How and Joint Patents, the “Joint Intellectual Property Rights”).  Each Party shall promptly disclose to the other Party in writing, and shall cause its Affiliates and its and their respective (sub)licensees to so disclose, the conception, discovery, development or making of any Joint Know-How or Joint Patents.  Subject to the license grants set forth in Section 2.1, Section 11.4.2 and Section 11.5.2, each Party and its Affiliates shall have the right to use and otherwise exploit any Joint Intellectual Property Rights for any purpose in the Territory in any manner and for any purpose outside of this Agreement without any duty to share profits with, or provide an accounting to, the other Party with respect to such use and exploitation.  If in a particular country the consent of co-owners is required for one co-owner to grant license rights under or otherwise exploit Joint Patent(s) as provided in the previous sentence, each of the Parties hereby consents to such license grant to use and otherwise exploit such Joint Patent(s) in such country without any duty to share profits with, or provide an accounting to, the other Party with respect to such use and Exploitation, and each Party hereby grants to the other Party such granting Party’s interest in such Joint Patent(s), a perpetual, irrevocable, royalty-free, sublicenseable, non-exclusive license to Exploit any Joint Patent or Joint Know-How in such country in any manner and for any purpose whatsoever.

7.2.3                     United States Law.  The determination of whether Information and inventions are conceived, discovered, developed, or otherwise made by a Party or any of its Affiliates or its or their respective (sub)licensees for the purpose of allocating proprietary rights (including Patent, copyright or other intellectual property rights) therein, shall, for purposes of this Agreement, be made in accordance with Applicable Law in the United States as such law exists as of the Effective Date irrespective of where such conception, discovery, development or making occurs.  Each Party shall, without additional compensation, cooperate to make any necessary assignments to fully effect the ownership provided for in Section 7.2.1 or Section 7.2.2, as applicable.

7.2.4                     Ownership of Product Trademarks.  As between the Parties, Forest shall own all right, title, and interest to the Product Trademarks in the Territory.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

7.2.5                     Ownership of Corporate Names.  As between the Parties, Trevena shall retain all right, title and interest in and to its Corporate Names.

7.3                               Maintenance and Prosecution of Patents.

7.3.1                     Patent Prosecution and Maintenance of Trevena Patents.

(a)                                 Subject to Section 7.3.1(b) and Section 7.3.1(c), Forest shall have the first right and obligation, in consultation with Trevena’s IP Representative and through the use of such internal or outside counsel reasonably acceptable to Trevena, to prepare, file, prosecute, and maintain the Trevena Patents in each country in the Territory, and to be responsible for any related interferences, derivations, re-issuances, re-examinations, opposition and other post grant proceedings with respect thereto.  At Forest’s reasonable request, Trevena shall  deliver to Forest any documents and materials in the possession of Trevena or any of its Affiliates or to which Trevena or any of its Affiliates has access, relating to the prosecution, defense, maintenance, validity, and enforceability of the Existing Patents.  Trevena and Forest shall cooperate through the IP Representatives in connection with the continued prosecution and maintenance by Forest of the Trevena Patents, and the IP Representatives shall promptly meet and discuss in good faith a strategy for the prosecution and maintenance by Forest of the Trevena Patents.  Forest shall keep Trevena fully informed with regard to the preparation, filing, prosecution, and maintenance of the Trevena Patents, including by providing Trevena with a copy of material communications to and from any patent authority in the Territory regarding such Trevena Patents, and by providing Trevena drafts of any material filings or responses to be made to such patent authorities in the Territory sufficiently in advance of submitting such filings or responses so as to allow for a reasonable opportunity for Trevena to review and comment thereon. Forest shall not unreasonably reject the requests or suggestions of Trevena with respect to such Forest drafts or with respect to strategies for filing and prosecuting the Trevena Patents in the Territory.

(b)                                 Subject to Section 7.3.1(c), Forest shall not abandon any Trevena Patents in a country in the Territory (i) that is a Permissible Trevena Patent Country without providing Trevena at least [*] days’ prior written notice thereof or (ii) that is not a Permissible Trevena Patent Country without Trevena’s prior written consent (which consent shall not be unreasonably conditioned, withheld or delayed), and in either case ((i) or (ii)), (A) Trevena shall, at its sole cost and expense, have the option, but not the obligation, to continue to prosecute and maintain any such abandoned Trevena Patent in Trevena’s name and (B) Forest shall not have the right to review and comment on the documentation, filings and communications with patent offices related to any such abandoned Trevena Patent.

(c)                                  Notwithstanding Section 7.3.1(b), if Forest determines in good faith that the abandonment of a Trevena Patent in a country in the Territory is in the best interests of the Trevena Patent portfolio overall with respect to the Exploitation of the Licensed Products and Licensed Compounds, Trevena shall not have any right to continue to prosecute and maintain any such abandoned Trevena Patent under Section 7.3.1(b); provided, that Forest shall have given Trevena at least [*] days’ prior written notice thereof, and the IP Representatives shall have had the opportunity to meet and discuss the reason(s) for abandoning such Trevena

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Patent in such country and Forest shall have considered Trevena’s comments, if any, with respect thereto in good faith.

(d)                                 Forest shall be responsible for [*]%, and Trevena shall be responsible for [*]%, of all reasonable, documented out-of-pocket costs and expenses incurred by or on behalf of Forest in connection with such preparation, filing, prosecution and maintenance of the Trevena Patents.  At Forest’s election, Forest shall be entitled (i) to be reimbursed by Trevena for Trevena’s share of such expenses in accordance with Section 6.7, or (ii) to deduct Trevena’s share of such expenses incurred in a given Calendar Quarter from any amounts payable to Trevena under ARTICLE 6, including development and regulatory milestones pursuant to Section 6.1.1, Sales-Based Milestone Payments pursuant to Section 6.1.2 or royalties pursuant to Section 6.2 for such Calendar Quarter, with any remaining balance to be carried over to the development and regulatory milestones, sales-based milestones or royalties due with respect to such subsequent Calendar Quarters, up to a maximum amount for each Calendar Quarter of [*]% of the applicable amount owed with respect to such subsequent Calendar Quarter.

7.3.2                     Patent Prosecution and Maintenance of Joint Patents.

(a)                                 Forest shall have the first right, but not the obligation, in consultation with  Trevena’s IP Representative and through the use of such internal or outside counsel reasonably acceptable to Trevena, to prepare, file, prosecute, and maintain the Joint Patents in the Territory, and to be responsible for any related interferences, derivations, re-issuances, re-examinations, opposition and other post grant proceedings with respect thereto.  Trevena and Forest shall cooperate through the IP Representatives in connection with the continued prosecution and maintenance by Forest of the Joint Patents, and the IP Representatives shall discuss and shall strive to agree upon a strategy for the prosecution and maintenance by Forest of the Joint Patents.  Forest shall keep Trevena fully informed with regard to the preparation, filing, prosecution, and maintenance of the Joint Patents, including by providing Trevena with a copy of material communications to and from any patent authority in the Territory regarding such Joint Patents, and by providing Trevena drafts of any material filings or responses to be made to such patent authorities in the Territory sufficiently in advance of submitting such filings or responses so as to allow for a reasonable opportunity for Trevena to review and comment thereon. Forest shall not unreasonably reject the requests or suggestions of Trevena with respect to such Forest drafts or with respect to strategies for filing and prosecuting the Joint Patents in the Territory.  The out-of-pocket costs and expenses incurred by or on behalf of Forest in connection with the preparation, filing, prosecution or maintenance of the Joint Patents shall be [*] and, at Forest’s election, Forest shall be entitled (i) to be reimbursed by Trevena for Trevena’s share of such expenses in accordance with Section 6.7, or (ii) to deduct Trevena’s share of such expenses incurred in a given Calendar Quarter from any amounts payable to Trevena under ARTICLE 6, including development and regulatory milestones pursuant to Section 6.1.1, Sales-Based Milestone Payments pursuant to Section 6.1.2 or royalties pursuant to Section 6.2 for such Calendar Quarter, with any remaining balance to be carried over to the development and regulatory milestones, Sales-Based Milestone Payments or royalties due with respect to such subsequent Calendar Quarters, up to a maximum amount for each Calendar

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Quarter of [*]% of the applicable amount owed with respect to such subsequent Calendar Quarter.

(b)                                 If Forest decides not to prepare, file, prosecute, or maintain, or otherwise decides to abandon, a Joint Patent in a country in the Territory, Forest shall provide reasonable prior written notice to Trevena of such intention, (i) Trevena shall thereafter have the option, in its sole discretion and at its sole cost and expense, to assume the control and direction of the preparation, filing, prosecution, and maintenance of such Joint Patent and (ii) Forest shall not have the right to review and comment on the documentation, filings and communications with patent offices related to any such Joint Patent.

(c)                                  Notwithstanding Section 7.3.2(b), if Forest determines in good faith that the abandonment of a Joint Patent in a country in the Territory is in the best interests of the Trevena Patent or Joint Patent portfolio overall with respect to the Exploitation of the Licensed Products and Licensed Compounds, Trevena shall not have any right to continue to prosecute and maintain any such abandoned Trevena Patent under Section 7.3.1(b); provided, that Forest shall have given Trevena at least [*] days’ prior written notice thereof, and the IP Representatives shall have had the opportunity to meet and discuss the reason(s) for abandoning such Trevena Patent in such country and Forest shall have considered Trevena’s comments, if any, with respect thereto in good faith.

7.3.3                     Patent Prosecution and Maintenance of Forest Patents.  As between the Parties, Forest shall have the sole right, but not the obligation, to prepare, file, prosecute, and maintain any Patents owned or Controlled by Forest or any of its Affiliates that claim any Licensed Compound or Licensed Product or the Exploitation thereof, excluding any Joint Patents (the “Forest Patents”) worldwide, at Forest’s sole cost and expense.

7.3.4                     Patent Term Extension and Supplementary Protection Certificate.  As between the Parties, Forest shall have the sole right to make decisions regarding, and to apply for, patent term extensions, including supplementary protection certificates and any other extensions that are now or become available in the future, wherever applicable, for the Trevena Patents, the Forest Patents and the Joint Patents in any country in the Territory.

7.3.5                     Patent Listings.  As between the Parties, Forest shall have the sole right to make all filings with Regulatory Authorities in the Territory with respect to the Trevena Patents, the Forest Patents, and the Joint Patents, including as required or allowed (a) in the United States, in the FDA’s Orange Book, and (b) in the European Union, under the national implementations of Article 10.1(a)(iii) of Directive 2001/EC/83 or other international equivalents.

7.3.6                     Cooperation.  With respect to each Trevena Patent, Forest Patent and Joint Patent, the Party that is not preparing, filing, prosecuting or maintaining such Patent pursuant to Section 7.3.1, Section 7.3.2 or Section 7.3.3, or applying for a patent term extension for such Patent pursuant to Section 7.3.4, or making a filing with a Regulatory Authority with respect to such Patent pursuant to Section 7.3.5 (such Party in each case, the “Non-Prosecuting Party”) shall, at such Non-Prosecuting Party’s sole cost and expense, cooperate fully with the other Party (the “Prosecuting Party”) in the preparation, filing, prosecution, maintenance, and

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

listing of such Patent under this Agreement, at the Non-Prosecuting Party’s sole cost and expense.  Such cooperation shall include:

(a)                                 executing all papers and instruments, or requiring its employees or contractors to execute such papers and instruments, so as to (i) effectuate the ownership of intellectual property set forth in Section 7.2.1 and Section 7.2.2; (ii) enable the Prosecuting Party to prepare, file, prosecute and maintain the Trevena Patents, the Forest Patents and the Joint Patents in the Territory; and (iii) obtain and maintain any Patent extensions, supplementary protection certificates, and the like with respect to the Trevena Patents, Forest Patents, and Joint Patents in the Territory, in each case ((i), (ii), and (iii)) to the extent provided for in this Agreement;

(b)                                 consistent with this Agreement, assisting in any license registration processes with applicable Governmental Entities that may be available in the Territory for the protection of the Prosecuting Party’s interests in this Agreement;

(c)                                  promptly informing the Prosecuting Party of any matters coming to the Non-Prosecuting Party’s attention that may materially affect the preparation, filing, prosecution, or maintenance of any such Trevena Patents, Forest Patents, or Joint Patents in the Territory;

(d)                                 with respect to patent extensions, taking such action as patent holder as may be required under any Applicable Law to obtain a patent extension or supplementary protection certificate;

(e)                                  with respect to patent listings made by Forest pursuant to Section 7.3.5, (i) providing to Forest all Information necessary or reasonably useful to enable Forest to make such filings with Regulatory Authorities, including a correct and complete list of Trevena Patents covering any Licensed Product and (i) cooperating with Forest’s reasonable requests in connection therewith, including meeting any submission deadlines, in each case ((i) and (ii)), to the extent required or permitted by Applicable Law; and

(f)                                   providing the Prosecuting Party with reasonable access during normal business hours to all records and personnel necessary or reasonably useful for the preparation, filing, prosecution, maintenance or listing of the applicable Patent, including inventor declarations, laboratory notes and notebooks.

7.3.7                     Common Ownership Under Joint Research Agreements.  Notwithstanding anything to the contrary in this ARTICLE 7, neither Party shall have the right to make an election under 35 U.S.C. 102(c) when exercising its rights under this ARTICLE 7 without the prior written consent of the other Party.  With respect to any such permitted election, the Parties shall coordinate their activities with respect to any submissions, filings, or other activities in support thereof.  The Parties acknowledge and agree that this Agreement is a “joint research agreement” as defined in 35 U.S.C. 100(h).

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

7.4                               Enforcement of Patents.

7.4.1                     Notice.  Each Party shall promptly notify the other Party in writing of (a) any alleged or threatened infringement of any Trevena Patent, Forest Patent or Joint Patent in any jurisdiction in the Territory or (b) any certification filed under the Hatch-Waxman Act claiming that any Trevena Patent, Forest Patent, or Joint Patent is invalid or unenforceable or claiming that any Trevena Patent, Forest Patent, or Joint Patent would not be infringed by the making, use, offer for sale, sale or import of a product for which an application under the Hatch-Waxman Act is filed, or any equivalent or similar certification or notice in any jurisdiction in the ROW (each, a “Hatch-Waxman Application”), in each case ((a) and (b)) of which such Party becomes aware (an “Infringement”).

7.4.2                     Enforcement of Trevena Patents and Joint Patents.  As between the Parties, Forest shall have the first right, but not the obligation, to initiate an infringement action against any Infringement with respect to any Trevena Patent or Joint Patent, including as a defense or counterclaim in connection with any Third Party Infringement Claim in the Territory.  In the event Forest initiates any such action, Trevena shall have the right to join as a party to such action and participate with its own counsel at its sole cost and expense; provided, however, that Forest shall retain control of such action, including the response to any defense or defense of any counterclaim raised in connection therewith.  If Forest does not take commercially reasonable steps to initiate an infringement action against any Infringement within [*] days following the first notice provided above with respect to such Infringement Trevena may initiate and control an infringement action against such Infringement; except if such Infringement is the filing of a Hatch-Waxman Application, Forest shall notify Trevena within [*] days following the filing of such Hatch-Waxman Application, or [*] Business Days before the time limit, if any, set forth in Applicable Law for filing such infringement actions after the filing of a Hatch-Waxman Application, whichever comes first, if Forest is not going to initiate an infringement action against any such Infringement with respect to any Trevena Patent or Joint Patent in which case Trevena may initiate an infringement action against such Infringement.

7.4.3                     Enforcement of Forest Patents.  Forest shall have the sole right, but not the obligation, to initiate an infringement action against any Infringement of the Forest Patents, including as a defense or counterclaim in connection with any Third Party Infringement Claim, worldwide, at its sole cost and expense, and Forest shall retain control of such action.

7.4.4                     Cooperation.  The Parties agree to cooperate fully in any infringement action initiated pursuant to this Section 7.4, including, in the case of Trevena, by making the inventors of the relevant Patents available to Forest upon Forest’s request.  Where a Party initiates such an infringement action, the other Party shall, where necessary, furnish a power of attorney solely for such purpose or shall join in, or be named as a necessary party to, such action.  Unless otherwise set forth herein, the Party entitled to bring an infringement action shall have the right to settle such action; provided, however, that neither Party shall have the right to settle any infringement action under this Section 7.4 in a manner that has a material adverse effect on the rights or interest of the other Party under this Agreement, or in a manner that imposes any costs or liability on, or involves any admission by, the other Party, without the express written consent of such other Party (which consent shall not be unreasonably conditioned, withheld or delayed).

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

In connection with any activities with respect to any infringement action initiated pursuant to this Section 7.4, the controlling Party shall:  (a) keep the IP Representative of the other Party reasonably informed regarding its actions with respect to such infringement action; (b) consult with such other Party’s IP Representative as to the strategy for such infringement action; (c) provide the other Party with drafts of all material official papers and statements prior to their submission in such infringement action, in sufficient time to allow the other Party to review, consider and substantively comment thereon; and (d) reasonably consider the other Party’s comments on all such official papers and statements.

7.4.5       Costs and Recovery.  Forest shall be responsible for all costs and expenses incurred by or on behalf of Forest relating to any infringement action commenced by Forest pursuant to this Section 7.4; provided, however, that Forest shall be entitled to deduct up to [*]% of the reasonable, documented out-of-pocket costs and expenses incurred by or on behalf of Forest in connection with any infringement action commenced by Forest pursuant to this Section 7.4 in a given Calendar Quarter from any amounts payable to Trevena under ARTICLE 6, including development and regulatory milestones pursuant to Section 6.1.1, Sales-Based Milestone Payments pursuant to Section 6.1.2 or royalties pursuant to Section 6.2 for such Calendar Quarter, with any remaining balance to be carried over to the development and regulatory milestones, Sales-Based Milestone Payments or royalties due with respect to such subsequent Calendar Quarters, up to a maximum amount for each Calendar Quarter of [*]% of the applicable amount owed with respect to such subsequent Calendar Quarter.  The costs and expenses relating to any infringement action commenced by Trevena pursuant to this Section 7.4 shall be solely born by Trevena.  Except as otherwise agreed by the Parties in connection with a cost sharing arrangement, any recovery realized as a result of any infringement action against an Infringement (whether by way of settlement or otherwise) shall be first allocated to reimburse the Parties for their reasonable, documented out-of-pocket costs and expenses in making such recovery (which amounts shall be allocated pro rata if insufficient to cover the totality of such expenses).  Any remainder after such reimbursement is made shall be, (a) with respect to any infringement action commenced by Forest pursuant to this Section 7.4, allocated between the Parties, [*]% to Forest and [*]% to Trevena, and (b) with respect to any infringement action commenced by Trevena pursuant to this Section 7.4, fully retained by Trevena.

7.5          Invalidity or Unenforceability Defenses or Actions.

7.5.1       Notice.  Each Party shall promptly notify the other Party in writing of any alleged or threatened assertion of invalidity or unenforceability of any Trevena Patent, Forest Patent, or Joint Patent by a Third Party, including in a declaratory judgment action or similar action or claim filed by a Third Party or as a defense or as a counterclaim in any infringement action initiated pursuant to Section 7.4, of which such Party becomes aware.

7.5.2       Trevena Patents and Joint Patents.  Forest shall have the first right, but not the obligation, to defend and control the defense of the validity and enforceability of any Trevena Patent or Joint Patent in the Territory.  Trevena may participate in any such defense in the Territory with counsel of its choice at its sole cost and expense; provided, however, that Forest shall retain control of the defense.  If Forest elects not to defend or control the defense of the validity and enforceability of any Trevena Patent or Joint Patent in the Territory, or otherwise

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

fails to initiate and maintain any such defense within [*] days after the applicable claim is filed, then Trevena may conduct and control such defense at its sole cost and expense.

7.5.3       Forest Patents.  Forest shall have the sole right, but not the obligation, to defend and control the defense of the validity and enforceability of the Forest Patents at its sole cost and expense worldwide.

7.5.4       Cooperation.  Each Party shall assist and cooperate with the other Party as such other Party may reasonably request from time to time in connection with its activities set forth in this Section 7.5, including by being joined as a party plaintiff in such action or proceeding, providing access to relevant documents and other evidence, and making its employees available at reasonable business hours.  In connection with any activities with respect to any defense of the validity and enforceability of any Trevena Patent or Joint Patent in the Territory initiated pursuant to this Section 7.5, the controlling Party shall:  (a) keep the IP Representative of the other Party reasonably informed regarding its actions with respect to such defense; (b) consult with such other Party’s IP Representative as to the strategy for such defense; (c) provide the other Party with drafts of all material official papers and statements prior to their submission in such defense, in sufficient time to allow the other Party to review, consider and substantively comment thereon; and (d) reasonably consider the other Party’s comments on all such official papers and statements.

7.5.5       Costs and Expenses.  Forest shall be responsible for all costs and expenses incurred by or on behalf of Forest in connection with any defense commenced by Forest pursuant to this Section 7.5; provided, however, that Forest shall be entitled to deduct up to [*]% of the reasonable, documented out-of-pocket costs and expenses incurred by or on behalf of Forest in connection with any defense commenced by Forest pursuant to Section 7.5.2 in a given Calendar Quarter from any amounts payable to Trevena under ARTICLE 6, including development and regulatory milestones pursuant to Section 6.1.1, Sales-Based Milestone Payments pursuant to Section 6.1.2 or royalties pursuant to Section 6.2 for such Calendar Quarter, with any remaining balance to be carried over to the development and regulatory milestones, Sales-Based Milestone Payments or royalties due with respect to such subsequent Calendar Quarters, up to a maximum amount for each Calendar Quarter of [*]% of the applicable amount owed with respect to such subsequent Calendar Quarter.

7.6          Infringement Claims by Third Parties.

7.6.1       Notice.  If the manufacture, sale, or use of a Licensed Product in the Territory pursuant to this Agreement results in, or is reasonably expected to result in, any claim, suit, or proceeding by a Third Party alleging patent infringement by Forest or any of its Affiliates or any of its or their respective Sublicensees (a “Third Party Infringement Claim”), including any defense or counterclaim in connection with an infringement action initiated pursuant to Section 7.4, Forest shall promptly notify Trevena thereof in writing.

7.6.2       Control of Defense.  Forest shall have the first right, but not the obligation, to defend and control the defense of any such Third Party Infringement Claim, using counsel of its own choice.  Trevena may participate in the defense of any Third Party Infringement Claim with counsel of its choice at its sole cost and expense (except as otherwise

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

provided in ARTICLE 10).  Without limitation of the foregoing, if Forest finds it necessary or desirable to join Trevena in the defense of a Third Party Infringement Claim, Trevena shall execute all papers and perform such acts as shall be reasonably required at Forest’s sole cost and expense.  If Forest elects (in a written communication submitted to Trevena within a reasonable amount of time after notice of the alleged patent infringement) not to defend or control the defense of, or otherwise fails to initiate and maintain the defense of, any Third Party Infringement Claim, within such time periods so that Trevena is not prejudiced by any delays, Trevena may conduct and control the defense of any Third Party Infringement Claim at its sole cost and expense.  If Trevena finds it necessary or desirable to join Forest as a party to any such action, Forest shall execute all papers and perform such acts as shall be reasonably required at Trevena’s expense.  Each Party shall keep the other Party reasonably informed of all material developments in connection with any such Third Party Infringement Claim.  The Parties shall cooperate through the IP Representatives regarding the strategy relating to, response to, defense of, and settlement of any Third Party Infringement Claim; provided, however, that neither Party may settle any such Third Party Infringement Claim without the prior consent of the other Party (which consent shall not be unreasonably conditioned, withheld or delayed).  Each Party agrees to provide the other Party with copies of all pleadings filed in any Third Party Infringement Claim and to allow the other Party reasonable opportunity to participate in the defense of the claims.

7.6.3       Expenses.  Except as otherwise provided in ARTICLE 10, Forest shall be responsible for all costs and expenses incurred by or on behalf of Forest in connection with any defense commenced by Forest pursuant to this Section 7.6; provided, however, that Forest shall be entitled to deduct the reasonable, documented out-of-pocket costs and expenses incurred by or on behalf of Forest in connection with any defense of any Third Party Infringement Claim under this Section 7.6 from any amounts payable to Trevena under ARTICLE 6, including development and regulatory milestones pursuant to Section 6.1.1, Sales-Based Milestone Payments pursuant to Section 6.1.2 or royalties pursuant to Section 6.2 for such Calendar Quarter, up to a maximum amount of [*]% of the applicable amounts owed for each Calendar Quarter with any remaining balance to be carried over to the development and regulatory milestones, Sales-Based Milestone Payments or royalties due with respect to such subsequent Calendar Quarters, as follows: (a) with respect to any Third Party Infringement Claim relating to Patent owned or otherwise controlled by a Third Party that claims the composition, therapeutic use or any method of synthesis of a Licensed Product in a given Calendar Quarter, up to [*]% of such costs and expenses, and (b) with respect to any other Third Party Infringement Claim, up to [*]% of such costs and expenses.

7.7          Product Trademarks.

7.7.1       Prosecution of Product Trademarks.  Forest shall have the right to register, prosecute, and maintain the Product Trademarks.  All costs and expenses of registering, prosecuting, and maintaining the Product Trademarks shall be borne solely by Forest.  Trevena shall, at its sole cost and expense, provide all assistance and documents reasonably requested by Forest in support of its prosecution, registration, and maintenance of the Product Trademarks.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

7.7.2       Notice.  Each Party shall provide to the other Party prompt written notice of (a) any actual or threatened infringement dilution, misappropriation, or other violation of, or unfair trade practices or any other like offense relating to the Product Trademarks in the Territory and (b) any alleged, threatened or actual claim that the use or registration of the Product Trademarks in the Territory infringes, dilutes, misappropriates, or otherwise violates any Trademark or other right of that Third Party or constitutes unfair trade practices or any other like offense, in each case, of which such Party becomes aware.

7.7.3       Enforcement of Product Trademarks.  Forest shall have the sole right to take such action as Forest deems necessary against a Third Party based on any actual or threatened infringement, dilution, misappropriation, or other violation of, or unfair trade practices or any other like offense relating to, the Product Trademarks by a Third Party in the Territory.  Forest shall bear the costs and expenses relating to any enforcement action commenced pursuant to this Section 7.7.3 and any settlements and judgments with respect thereto, and shall retain any damages or other amounts collected in connection therewith.

7.7.4       Third Party Claims.  Forest shall have the sole right to defend against any alleged, threatened, or actual claim by a Third Party that the use or registration of the Product Trademarks in the Territory infringes, dilutes, misappropriates, or otherwise violates any Trademark or other right of that Third Party or constitutes unfair trade practices or any other like offense, or any other claims as may be brought by a Third Party against a Party in connection with the use of the Product Trademarks with respect to a Licensed Product in the Territory.  Forest shall bear the costs and expenses relating to any defense commenced pursuant to this Section 7.7.4 and any settlements and judgments with respect thereto, and shall retain any damages or other amounts collected in connection therewith.

7.7.5       Cooperation.  Trevena shall assist and cooperate with Forest as Forest may reasonably require from time to time in connection with the activities set forth in this Section 7.7, including by (a) providing all assistance and documents reasonably requested by Forest in support of its prosecution, registration, enforcement and maintenance of the Product Trademarks, and (b) by being joined as a party plaintiff in such action or proceeding, providing access to relevant documents and other evidence and making its employees available during reasonable business hours.

ARTICLE 8

CONFIDENTIALITY AND NON-DISCLOSURE

8.1          Product Information.  Trevena recognizes that by reason of, inter alia, Forest’s status as an exclusive licensee pursuant to the grants under Section 2.1, Forest has an interest in Trevena’s retention in confidence of certain information of Trevena.  Accordingly, during the Term, Trevena shall, and shall cause its Affiliates and its and their respective officers, directors, employees, and agents to, keep confidential, and not publish or otherwise disclose, and not use directly or indirectly for any purpose other than to fulfill Trevena’s obligations hereunder, any Information provided by or on behalf of Trevena to Forest in connection with this Agreement, whether prior to, on or after the Effective Date, relating to any Licensed Compound or Licensed Product, or the Exploitation of any of the foregoing (the “Product Information”); except to the

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

extent (a) the Product Information is in the public domain through no fault of Trevena, its Affiliates or any of its or their respective officers, directors, employees, or agents; or (b) such disclosure or use is expressly permitted under Section 8.4 or Section 8.6.  Notwithstanding the foregoing, with respect to any Product Information that does not primarily relate to the Licensed Compounds, Trevena shall have the right to use (but, for clarity, not to disclose) such Product Information in its other programs, including to develop and commercialize products other than the Licensed Products or compounds other than the Licensed Compounds.  For clarity, any uses or disclosures permitted under this Section 8.1 shall not limit Trevena’s obligations under Section 2.8.  For purposes of Section 8.4, and notwithstanding anything in Section 8.3.2 or Section 8.3.5 to the contrary, Forest shall be deemed to be the disclosing Party with respect to Product Information under Section 8.4 and Trevena shall be deemed to be the receiving Party with respect thereto.  For further clarification, without limiting this Section 8.1, to the extent Product Information is disclosed by Trevena to Forest pursuant to this Agreement, such information shall, subject to the other terms and conditions of this ARTICLE 8, also constitute Confidential Information of Trevena with respect to the use and disclosure of such Information by Forest (and Trevena shall be deemed to be the disclosing Party with respect to Product Information under Section 8.4 and Forest shall be deemed to be the receiving Party with respect thereto).  In the event this Agreement is terminated in its entirety, this Section 8.1 shall have no continuing force or effect with respect to the use or disclosure of such information solely in connection with the Exploitation of the Licensed Compounds or Licensed Products, but the Product Information, to the extent disclosed by Trevena to Forest hereunder, shall continue to be Confidential Information of Trevena, subject to the terms of Section 8.2, Section 8.4, Section 8.5 and Section 8.10.

8.2          Confidentiality Obligations.  At all times during the Term and for a period of [*] years thereafter, each Party shall, and shall cause its officers, directors, employees and agents to, keep confidential and not publish or otherwise disclose to a Third Party and not use, directly or indirectly, for any purpose, any Confidential Information furnished or otherwise made known to it, directly or indirectly, by the other Party, except to the extent such disclosure or use is expressly permitted by the terms of this Agreement or is reasonably necessary or reasonably useful for the performance of, or the exercise of such Party’s rights under, this Agreement.  “Confidential Information” means any technical, business, or other information provided by or on behalf of one Party to the other Party in connection with the Option Agreement or this Agreement, whether prior to, on, or after the Effective Date, including any information relating to, any Licensed Compound or any Licensed Product (including the Regulatory Documentation), any Development or commercialization of any Licensed Compound or any Licensed Product, any know-how with respect thereto developed by or on behalf of the disclosing Party or its Affiliates (including Trevena Know-How), or the scientific, regulatory or business affairs or other activities of either Party.  Notwithstanding the foregoing or anything in Section 8.3.2 or Section 8.3.5 to the contrary, (a) all Regulatory Documentation owned by Forest pursuant to Section 3.2.1 shall be deemed to be the Confidential Information of Forest, and Forest shall be deemed to be the disclosing Party, and Trevena shall be deemed to be the receiving Party, with respect thereto, (b) Joint Know-How and the terms of this Agreement shall be deemed to be the Confidential Information of both Parties, and both Parties shall be deemed to be the receiving Party and the disclosing Party with respect thereto, and (c) all information disclosed prior to the Effective Date by Trevena to Forest or any of its Affiliates pursuant to the Existing NDA, shall

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

be deemed the Confidential Information of Trevena. Notwithstanding the foregoing, the Parties acknowledge the practical difficulty of policing the use of information in the unaided memory of the receiving Party or its Affiliates and its and their respective officers, directors, employees, and agents, and as such each Party agrees that the receiving Party shall not be liable for the use by any of its or its Affiliates’ officers, directors, employees, or agents of specific Confidential Information of the disclosing Party that is retained in the unaided memory of such officer, director, employee or agent; provided, however, that (x) such officer, director, employee, or agent is not aware that such Confidential Information is the confidential information of disclosing Party at the time of such use; (y) the foregoing is not intended to grant, and shall not be deemed to grant, the receiving Party, its Affiliates, or its or their respective officers, directors, employees, and agents (i) a right to disclose the disclosing Party’s Confidential Information, or (ii) a license under any Patents or other intellectual property right of the disclosing Party; and (z) such officer, director, employee, or agent has not intentionally memorized such Confidential Information for use outside this Agreement.

8.3          Exceptions. Notwithstanding Section 8.2, the confidentiality and non-use obligations under Section 8.2 with respect to any Confidential Information shall not include any information that:

8.3.1       is or hereafter becomes part of the public domain by public use, publication, general knowledge or the like through no fault of the receiving Party in breach of this Agreement;

8.3.2       can be demonstrated by documentation or other competent proof to have been in the receiving Party’s possession prior to disclosure by the disclosing Party without any obligation of confidentiality with respect to such information;

8.3.3       is subsequently received by the receiving Party from a Third Party who is not bound by any obligation of confidentiality with respect to such information;

8.3.4       has been published by a Third Party or otherwise enters the public domain through no fault of the receiving Party in breach of this Agreement; or

8.3.5       can be demonstrated by documentation or other competent evidence to have been independently developed by or for the receiving Party without reference to the disclosing Party’s Confidential Information.

Specific aspects or details of Confidential Information shall not be deemed to be within the public domain or in the possession of the receiving Party merely because the Confidential Information is embraced by more general information in the public domain or in the possession of the receiving Party.  Further, any combination of Confidential Information shall not be considered in the public domain or in the possession of the receiving Party merely because individual elements of such Confidential Information are in the public domain or in the possession of the receiving Party unless the combination and its principles are in the public domain or in the possession of the receiving Party.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

8.4          Mutual Permitted Disclosures.  Subject to Section 8.7, each Party may disclose Confidential Information to the extent that such disclosure is:

8.4.1       made in response to a valid order of a court of competent jurisdiction or other supra-national, federal, national, regional, state, provincial and local governmental or regulatory body of competent jurisdiction (including any Regulatory Authorities) or, if in the reasonable opinion of the receiving Party’s legal counsel, such disclosure is otherwise required by Applicable Law, including by reason of filing with securities regulators; provided, however, that the receiving Party shall first have given notice to the disclosing Party and given the disclosing Party a reasonable opportunity to quash such order or to obtain a protective order or confidential treatment order requiring that the Confidential Information and documents that are the subject of such order or are required by Applicable Law to be disclosed, as applicable, be held in confidence by such court or agency or, if disclosed, be used only for the purposes for which the order was issued or the disclosure was required by Applicable Law, as applicable; and provided, further, that the Confidential Information disclosed in response to such court or governmental order shall be limited to that information that is legally required to be disclosed in response to such court or governmental order; or

8.4.2       made by or on behalf of the receiving Party or any of its Affiliates to its or their attorneys, auditors, advisors, consultants or contractors, or any Regulatory Authorities or other Third Parties for use by such Person as may be necessary or useful in connection with the performance of the receiving Party’s obligations hereunder; provided, however, that such persons (excluding any Governmental Entity or Regulatory Authority) shall be subject to obligations of confidentiality and non-use with respect to such Confidential Information substantially similar to the obligations of confidentiality and non-use of Forest pursuant to this ARTICLE 8 (with a duration of confidentiality and non-use obligations as appropriate that is no less than [*] years from the date of disclosure), either by written agreement or through professional responsibility standards; or

8.4.3       with respect to Trevena, permitted pursuant to Section 11.4.7 or Section 11.5.9, as applicable.

8.5          Forest Permitted Disclosures.  Forest may disclose Confidential Information of Trevena to the extent that such disclosure is:

8.5.1       made by Forest or any of its Affiliates or its or their respective Sublicensees to its or their attorneys, auditors, advisors, consultants, contractors, existing or prospective collaboration partners, licensees, sublicensees, or acquirers or any Regulatory Authorities or other Third Parties for use by such Person as may be necessary or useful in connection with the Exploitation of any Licensed Compound or any Licensed Product (including in connection with any filing, application or request for Regulatory Approval) by or on behalf of Forest, or otherwise in connection with the performance of Forest’s obligations or exercise of Forest’s rights as contemplated by this Agreement; provided, however, that such persons shall be subject to obligations of confidentiality and non-use with respect to such Confidential Information substantially similar to the obligations of confidentiality and non-use of Forest pursuant to this ARTICLE 8 (with a duration of confidentiality and non-use obligations as

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

appropriate that is no less than [*] years from the date of disclosure), either through written agreement or professional responsibility standards; or

8.5.2       made by or on behalf of Forest to potential or actual investors or acquirers as may be necessary or useful in connection with their evaluation of such potential or actual investment or acquisition; provided, however, that such persons shall be subject to obligations of confidentiality and non-use with respect to such Confidential Information substantially similar to the obligations of confidentiality and non-use of Forest pursuant to this ARTICLE 8 (with a duration of confidentiality and non-use obligations as appropriate that is no less than [*] years from the date of disclosure), either through written agreement or professional responsibility standards.

8.6          Trevena Permitted Disclosures.  Trevena may disclose the Product Information to the extent such disclosure is:

8.6.1       (a) made by Trevena to any potential or any actual financial investor that either (a) is not a biotechnology or pharmaceutical company or a subsidiary of a biotechnology or pharmaceutical company or (b) is a Permitted Pharma Investor, and, in each case ((a) and (b)), to the extent necessary or useful in connection with their evaluation of such potential or actual investment;

8.6.2       made by Trevena or any of its Affiliates to any potential or actual financial investor that is a venture capital subsidiary or venture capital organizational division of a biotechnology or pharmaceutical company that would be a Permitted Pharma Investor except that such company or an Affiliate thereof is a party to, or in discussions or negotiations with Trevena or any of its Affiliates regarding, any agreement pursuant to which Trevena or one of its Affiliates grants  such company or Affiliate a license or other right to develop or commercialize a propriety compound or product of Trevena or its Affiliate other than the Compounds and Products; provided, that such venture capital subsidiary or organizational division agrees in writing to implement procedures customary in the pharmaceutical industry to ensure that employees of the subsidiaries and other organizational divisions of such company that are responsible for the development and commercialization of biotechnology or pharmaceutical products do not have access to any Product Information that is disclosed to such venture capital subsidiary or venture capital organizational division;

8.6.3       made by Trevena to any potential acquirer if (a) Trevena or its Affiliate, as applicable, and such potential acquirer have agreed to the material terms of such acquisition and (b) Trevena or its Affiliate, as applicable, and such potential acquirer are in the advanced stages of negotiating an acquisition agreement that reflects such agreed terms; or

8.6.4       limited to the content of a set of slides relating to the Compound or Product that Forest has agreed to in writing, which slides describe generally the Compound, its anticipated indication, and general status and expected timing (but, for clarity, not amount) of future clinical milestones;

provided, in all cases pursuant to this Section 8.6, that such persons shall be subject to obligations of confidentiality and non-use with respect to the Product Information substantially

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

similar to the obligations of confidentiality and non-use of Trevena pursuant to Section 8.2 (with a duration of confidentiality and non-use obligations as appropriate that is no less than [*] years from the date of disclosure), either through written agreement or professional responsibility standards.

8.7          Registration, Filing and Disclosure of the Agreement.

8.7.1       The terms of this Agreement are confidential and shall not be disclosed by either Party except pursuant to this Section 8.7.

8.7.2       To the extent a Party determines in good faith that it is required by Applicable Law to publicly file, or otherwise disclose the terms of, this Agreement to or with a Governmental Entity, including public filings pursuant to securities laws or the rules of a stock exchange on which the securities of the disclosing Party are listed (or to which an application for listing has been submitted), such disclosing Party shall provide the proposed redacted form of this Agreement to the other Party with a reasonable amount of time prior to filing or disclosure (and in any event at least [*] Business Days before filing or disclosure) for the other Party to review and comment upon such redacted form.  The Party making such filing, registration, notification or disclosure shall incorporate the reviewing Party’s reasonable comments regarding such redacted form and shall use commercially reasonable efforts to seek confidential treatment for the redacted terms, to the extent such confidential treatment is applicable and reasonably available consistent with Applicable Law.  Each Party shall be responsible for its own legal and other external costs in connection with any such filing, registration or notification.

8.7.3       Each Party may disclose to potential (a) acquirers, (b) partners or (c) financial investors that are not a biotechnology or pharmaceutical company or a subsidiary thereof or are Permitted Pharma Investors, in each case ((a), (b) or (c)), pursuant to obligations of confidentiality and non-use no less stringent than those set forth in this ARTICLE 8, an agreed redacted version of this Agreement that the Parties shall jointly prepare and use good faith efforts to agree to promptly after the Execution Date; provided, however, that if either Party seeks to disclose terms of this Agreement prior to the Parties’ agreeing on a redacted version of this Agreement in a manner not permitted by this Section 8.7.3, the Party seeking to disclose this Agreement must obtain the other Party’s prior written consent before disclosing this Agreement.  In the event a Party and any potential acquirer, partner or financial investor have agreed to the material terms of an acquisition, partnership or investment and are in the advanced stages of negotiating an agreement that reflects such agreed terms, and such Third Party requires the disclosure of an unredacted copy of this Agreement, then such Party shall have the right to make such disclosure to such Third Party as provided in this Section 8.7 after first notifying the other Party in writing of such further disclosure and pursuant to obligations of confidentiality and non-use no less stringent than those set forth in this ARTICLE 8.

8.8          Use of Name.  Except as expressly provided herein, neither Party shall mention or otherwise use the name, logo, or Trademark of the other Party or any of its Affiliates (or any abbreviation or adaptation thereof) in any publication, press release, marketing and promotional material, or other form of publicity without the prior written approval of such other Party in each instance.  The restrictions imposed by this Section 8.8 shall not prohibit either Party from making any disclosure identifying the other Party that is required by Applicable Law or the rules

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

of a stock exchange on which the securities of the disclosing Party are listed (or to which an application for listing has been submitted).

8.9          Public Announcements.  On or promptly after the Effective Date, the Parties shall agree upon the content of a joint press release and coordinate in good faith the issuance of such press release. Neither Party shall issue any other public announcement, press release, or other public disclosure regarding this Agreement or its subject matter without the other Party’s prior written consent, except for any such disclosure that is, in the opinion of the disclosing Party’s counsel, required by Applicable Law or the rules of a stock exchange on which the securities of the disclosing Party are listed (or to which an application for listing has been submitted).  In the event a Party is, in the opinion of its counsel, required by Applicable Law or the rules of a stock exchange on which its securities are listed (or to which an application for listing has been submitted) to make such a public disclosure, such Party shall submit the proposed disclosure in writing to the other Party as far in advance as reasonably practicable (and in no event less than [*] Business Days prior to the anticipated date of disclosure) so as to provide a reasonable opportunity to comment thereon.  Notwithstanding the foregoing, Forest, its Affiliates and its and their respective Sublicensees shall have the right to publicly disclose research, development and commercial information (including with respect to regulatory matters) regarding the Licensed Compounds or Licensed Products; provided, however, such disclosure is subject to the provisions of this ARTICLE 8 with respect to Trevena’s Confidential Information.  Neither Party shall be required to seek the permission of the other Party to repeat any information regarding the terms of this Agreement or any amendment hereto that has already been publicly disclosed by such Party, or by the other Party, in accordance with this Section 8.9, provided that such information remains accurate as of such time and provided the frequency and form of such disclosure are reasonable.

8.10        Publications.  The Parties recognize the desirability of publishing and publicly disclosing the results of, and Information regarding, activities under this Agreement.  Accordingly, subject to coordination through the JDC, or if the JDC has been discontinued, through designated representatives of each Party, Forest shall be free to publicly disclose the results of, and information regarding, activities under this Agreement, subject to prior review by Trevena for issues of patentability and protection of its Confidential Information, in a manner consistent with Applicable Law and industry practices.  In addition, if Forest intends to publish articles in scientific or medical journals or to make presentations of the results of human clinical trials involving any Licensed Compound or Licensed Product, Forest shall provide Trevena at its earliest opportunity with any proposed abstracts, manuscripts or summaries of presentations that cover such results.  Trevena shall respond promptly through its designated representative, and in any event no later than [*] days after receipt of such proposed publication or presentation, or such shorter period as may be required by the publication.  Forest agrees to allow a reasonable period (not to exceed [*] days) to permit filings for patent protection and to otherwise address issues of Confidential Information or related competitive harm to the reasonable satisfaction of Trevena.  In addition, Forest will give due regard to comments furnished by Trevena and such comments shall not be unreasonably rejected.  Trevena shall not, and shall cause each of its Affiliates, and its and their respective (sub)licensees not to, make any publications or public disclosures regarding any Licensed Compound or Licensed Product without Forest’s prior written consent.  If Forest consents to Trevena making such publications, Trevena shall provide

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Forest a reasonable opportunity to comment on any such publications and such comments shall not be unreasonably rejected.

8.11        Privileged Communications.   In furtherance of this Agreement, it is expected that the Parties will, from time to time, disclose to one another privileged communications with counsel, including opinions, memoranda, letters and other written, electronic and verbal communications.  Such disclosures are made with the understanding that they shall remain confidential in accordance with this ARTICLE 8, that they will not be deemed to waive any applicable attorney-client or attorney work product or other privilege and that they are made in connection with the shared community of legal interests existing between Trevena and Forest, including the community of legal interests in avoiding infringement of any valid, enforceable patents of Third Parties and maintaining the validity of the Trevena Patents, Forest Patents and Joint Patents.  In the event of any litigation (or potential litigation) with a Third Party that is related to this Agreement, the Parties shall, upon either Party’s request, enter into a reasonable and customary joint defense agreement.  In any event, each Party shall consult in a timely manner with the other Party before engaging in any conduct (e.g., producing information or documents) in connection with litigation or other proceedings that would reasonably be expected to implicate privileges maintained by the other Party.

8.12        Return of Confidential Information.  Upon the effective date of the termination of this Agreement for any reason, upon the written request of a Party, the non-requesting Party shall either, at the requesting Party’s election: (a) promptly destroy all copies of Confidential Information in the possession of the non-requesting Party to which the non-requesting Party does not retain rights under the surviving provisions of this Agreement and confirm such destruction in writing to the requesting Party; or (b) promptly deliver to the requesting Party, at the non-requesting Party’s sole cost and expense, all copies of Confidential Information in the possession of the non-requesting Party to which the non-requesting Party does not retain rights under the surviving provisions of this Agreement; provided, however, the non-requesting Party shall be permitted to retain one copy of such Confidential Information for the sole purpose of performing any continuing obligations hereunder or for archival purposes.  Notwithstanding the foregoing, the non-requesting Party also shall be permitted to retain such additional copies of or any computer records or files containing such Confidential Information that have been created solely by the non-requesting Party’s automatic archiving and back-up procedures, to the extent created and retained in a manner consistent with the non-requesting Party’s standard archiving and back-up procedures, but not for any other use or purpose.  All Confidential Information shall continue to be subject to the terms of this Agreement for the period set forth in Section 8.2.

ARTICLE 9

REPRESENTATIONS AND WARRANTIES

9.1          Mutual Representations and Warranties.  Trevena and Forest each represents and warrants to the other, as of the Effective Date, and covenants, that:

9.1.1       It is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its organization, and has all requisite power and authority, corporate or otherwise, to execute, deliver, and perform this Agreement.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

9.1.2       The execution and delivery of this Agreement and the performance by it of the transactions contemplated hereby have been duly authorized by all necessary corporate action, and do not violate:  (a) such Party’s charter documents, bylaws, or other organizational documents; (b) in any material respect, any agreement, instrument, or contractual obligation to which such Party is bound; (c) any requirement of any Applicable Law; or (d) any order, writ, judgment, injunction, decree, determination, or award of any court or Governmental Entity presently in effect applicable to such Party.

9.1.3       This Agreement is a legal, valid, and binding obligation of such Party enforceable against it in accordance with its terms and conditions, subject to the effects of bankruptcy, insolvency, or other laws of general application affecting the enforcement of creditor rights, judicial principles affecting the availability of specific performance, and general principles of equity (whether enforceability is considered a proceeding at law or equity).

9.2          Additional Representations, Warranties and Covenants of Trevena.  Trevena further represents and warrants to Forest, as of the Effective Date, and covenants, as follows, except as set forth in the corresponding section of the disclosure schedule set forth in Schedule 9.2:

9.2.1       All Trevena Patents existing as of the Effective Date (the “Existing Patents”) are listed on Schedule 9.2.1 and all Existing Patents (a) are (i) to Trevena’s Knowledge, subsisting and are not invalid or unenforceable, in whole or in part and (ii) solely and exclusively owned by Trevena, free of any encumbrance, lien or claim of ownership by any Third Party and (b) have been prosecuted, filed and maintained properly and correctly, and all applicable fees have been paid on or before the due date for payment.  With respect to any pending applications included in Existing Patents, such applications are, to Trevena’s Knowledge, being diligently prosecuted in the respective patent offices in the Territory in accordance with Applicable Law and, to Trevena’s Knowledge, Trevena and its Affiliates have presented all relevant references, documents, or information of which it and the inventors are aware to the relevant patent examiner at the relevant patent office to which such duty is owed.

9.2.2       True, complete, and correct copies of the file wrappers requested by Forest for the Existing Patents and other material documents and materials relating to the prosecution, defense, maintenance, validity, and enforceability of the Existing Patents, in the possession of Trevena or any of its Affiliates or to which Trevena or any of its Affiliates has access, have been made available to Forest prior to the Effective Date.

9.2.3       The Existing Patents represent all Patents within Trevena’s or its Affiliates’ ownership or Control covering the Exploitation of  the Licensed Compounds or the Licensed Products in the Territory as of the Effective Date.

9.2.4       To the Knowledge of Trevena, each of the Existing Patents properly identifies each and every inventor of the claims thereof as determined in accordance with the laws of the jurisdiction in which such Existing Patent is issued or such application is pending.

9.2.5       Neither Trevena nor any of its Affiliates has previously entered into any agreement, whether written or oral pursuant to which it assigned, transferred, licensed, conveyed,

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

or otherwise encumbered its right, title, or interest in or to the Existing Patents, Trevena Know-How, Trevena Regulatory Documentation, the Licensed Compounds, or the Licensed Products (including by granting any covenant not to sue with respect thereto) or any Patent or other intellectual property or proprietary right, Regulatory Documentation or Information that would be Existing Patents, Trevena Know-How, or Trevena Regulatory Documentation but for such assignment, transfer, license, conveyance, or encumbrance and it shall not enter into any such agreements, grant any such right, title, or interest to any Person that is inconsistent with, or otherwise diminish the rights and licenses granted to Forest under this Agreement.

9.2.6       Neither Trevena nor any of its Affiliates has prior to the Effective Date entered into any written agreement (excluding agreements described in Section 9.2.5 and excluding confidentiality and non-disclosure agreements entered into in the normal course) that grants any Third Party any rights of reference under or access to the Trevena Regulatory Documentation, or expressly pertains to the Exploitation of the Licensed Compounds, or the Licensed Products.

9.2.7       No claim or litigation has been brought or, to Trevena’s Knowledge, threatened by any Person alleging that, and neither Trevena or any of its Affiliates has any Knowledge of any claim, whether or not asserted, that (a) any Existing Patent is invalid or unenforceable, or (b)  the conception, reduction to practice, disclosing, copying, making, assigning, or licensing of the Existing Patents or the Trevena Regulatory Documents or the Trevena Know-How existing as of the Effective Date, or the Exploitation of the Licensed Compounds or Licensed Products as contemplated herein, violates, infringes, constitutes misappropriation or otherwise conflicts or interferes with, or would violate, infringe, or otherwise conflict or interfere with, any intellectual property or proprietary right of any Person.

9.2.8       To Trevena’s Knowledge, Forest’s Development, Manufacture and commercialization of the Licensed Compounds as contemplated herein will not infringe any Patent or other intellectual property or proprietary right of any Person.

9.2.9       The Exploitation of the Licensed Compounds or the Licensed Products as contemplated by Forest as of the Effective Date consistent with the current Development Plan  is not subject to any other license or agreement to which Trevena or any of its Affiliates is a party.

9.2.10     There are no amounts that will be required to be paid by Trevena or Forest or any of its Affiliates or its or their respective Sublicensees to a Third Party under any agreement between Trevena or any of its Affiliates and such Third Party as a result of the Exploitation of the Licensed Compounds or Licensed Products by Trevena or Forest or any of its Affiliates or its or their respective Sublicensees.

9.2.11     To Trevena’s or any of its Affiliate’s Knowledge, no Person is infringing or threatening to infringe or misappropriating or threatening to misappropriate the Existing Patents, the Trevena Know-How, or utilizing without authorization or threatening to utilize without authorization, the Regulatory Documentation.

9.2.12     To Trevena’s Knowledge, each Person who is an inventor of or who has or has had any rights in or to any Existing Patents or any Trevena Know-How has assigned and has

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

executed an agreement assigning its entire right, title, and interest in and to such Existing Patents and Trevena Know-How to Trevena.

9.2.13     Trevena has obtained the right (including under any Patents and other intellectual property rights) to use, and Trevena has the rights to transfer, all Information and all other materials (including any formulations and manufacturing processes and procedures) developed or delivered by any Third Party under any agreements between Trevena or any of its Affiliates, on the one hand, and any such Third Party, on the other hand, with respect to any Licensed Compound or Licensed Product, to Forest and its designees and to grant Forest the right to use such rights, Information or other materials in the Exploitation of the Licensed Compound and the Licensed Products, in either case, as contemplated hereunder without restriction.

9.2.14     To Trevena’s Knowledge, the inventions claimed by the Existing Patents (a) were not conceived, discovered, developed, or otherwise made in connection with any research activities funded, in whole or in part, by the federal government of the United States or any agency thereof, (b) are not a “subject invention” as that term is described in 35 U.S.C. Section 201(e), and (c) are not otherwise subject to the provisions of the Patent and Trademark Law Amendments Act of 1980, as amended, codified at 35 U.S.C. §§ 200-212, as amended, as well as any regulations promulgated pursuant thereto, including in 37 C.F.R. Part 401.

9.2.15     Trevena has disclosed to Forest all material information regarding the safety or efficacy of any Licensed Compound or any Licensed Product.

9.2.16     Trevena and its Affiliates have generated, prepared, maintained, and retained all Regulatory Documentation that is required to be maintained or retained pursuant to and in accordance with Applicable Law, and to Trevena’s Knowledge, all such information is true, complete and correct.

9.2.17     To Trevena’s Knowledge, neither Trevena nor any of its Affiliates, nor any of its or their respective officers, employees, or agents (a) has made an untrue statement of material fact or fraudulent statement to the FDA or any other Regulatory Authority with respect to the Development of any Licensed Compound or Licensed Product, (b) failed to disclose a material fact required to be disclosed to the FDA or any other Regulatory Authority with respect to the Development of any Licensed Compound or Licensed Product, or (c) committed an act, made a statement, or failed  to make a statement with respect to the Development of any Licensed Compound or Licensed Product that could reasonably be expected to provide a basis for the FDA to invoke its policy respecting “Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities”, set forth in 56 Fed. Reg. 46191 (September 10, 1991) and any amendments thereto or any analogous laws or policies in the Territory.

9.2.18     Trevena and its Affiliates have conducted, and their respective contractors and consultants have conducted, all Development of the Licensed Compounds or the Licensed Products prior to the Effective Date, including any and all pre-clinical and clinical studies related to the Licensed Compounds and Licensed Products, in accordance with Applicable Law in all material respects.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

9.2.19     Neither Trevena nor any of its Affiliates has been debarred or is subject to debarment and, to Trevena’s Knowledge, neither Trevena nor any of its Affiliates has used in any capacity in connection with the Development of any Licensed Compound or Licensed Product, any Person who has been debarred pursuant to Section 306 of the FFDCA, or who is the subject of a conviction described in such section.  Trevena shall inform Forest in writing promptly if it or any such Person used in any capacity in connection with the Development of any Licensed Compound or Licensed Product is debarred or is the subject of a conviction described in Section 306, or if any action, suit, claim, investigation or legal or administrative proceeding is pending or, to the best of its or its Affiliates’ Knowledge, is threatened, relating to the debarment or conviction of it or any such Person used in any capacity in connection with the Development of any Licensed Compound or Licensed Product.

9.2.20     To Trevena’s Knowledge, the representations and warranties of Trevena in this Agreement, and the information, documents and materials furnished to Forest in connection with its period of diligence prior to the Effective Date, do not, taken as a whole, (a) contain any untrue statement of a material fact, or (b) omit to state any material fact necessary to make the statements or facts contained therein, in light of the circumstances under which they were made, not misleading.

9.3          DISCLAIMER OF WARRANTIES.  EXCEPT FOR THE EXPRESS WARRANTIES SET FORTH HEREIN, NEITHER PARTY MAKES ANY REPRESENTATIONS OR GRANTS ANY WARRANTIES, EXPRESS OR IMPLIED, EITHER IN FACT OR BY OPERATION OF LAW, BY STATUTE OR OTHERWISE, AND EACH PARTY SPECIFICALLY DISCLAIMS ANY OTHER WARRANTIES, WHETHER WRITTEN OR ORAL, OR EXPRESS OR IMPLIED, INCLUDING ANY WARRANTY OF QUALITY, MERCHANTABILITY, OR FITNESS FOR A PARTICULAR USE OR PURPOSE OR ANY WARRANTY AS TO THE VALIDITY OF ANY PATENTS OR THE NON-INFRINGEMENT OF ANY INTELLECTUAL PROPERTY RIGHTS OF THIRD PARTIES.

ARTICLE 10

INDEMNITY

10.1        Indemnification Obligations.

10.1.1     Indemnification of Trevena.  Forest shall indemnify Trevena, its Affiliates and its and their respective directors, officers, employees, and agents (the “Trevena Indemnitees”), and defend and save each of them harmless, from and against any and all losses, damages, liabilities, costs, and expenses (including reasonable attorneys’ fees and expenses) (collectively, “Losses”) in connection with any and all suits, investigations, claims, or demands of Third Parties (collectively, “Third Party Claims”) to the extent arising from or occurring as a result of:

(a)           the breach by Forest of this Agreement;

(b)           the negligence or willful misconduct on the part of any Forest Indemnitee in performing Forest’s obligations under this Agreement;

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

(c)           any claim under any Transferred Agreement arising from any act or omission by Forest or any of its Affiliates or its or their respective Sublicensees that occurs on or after the date such Transferred Agreement was assigned to Forest; or

(d)           the Exploitation by Forest or any of its Affiliates or its or their respective Sublicensees of any Licensed Product or Licensed Compound in the Territory;

except, in each case ((a) through (d)), for those Losses for which Trevena has an obligation to indemnify any Forest Indemnitee pursuant to Section 10.1.2, as to which Losses each Party shall indemnify each of the Trevena Indemnitees or Forest Indemnitees, as applicable, to the extent of its respective liability for such Losses relative to the other Party; provided, that Trevena’s obligations to indemnify, defend and save harmless the Forest Indemnitees pursuant to Section 10.1.2(g) or Section 10.1.2(h) shall be without regard to, and shall not be limited or reduced by, Forest’s indemnification obligations under Section 10.1.1(d) and Forest shall have no obligation under Section 10.1.1(d) to indemnify, defend or save harmless any Trevena Indemnitees with respect to (x) the failure of any units or inventory of Licensed Compound or Licensed Product assigned to Forest pursuant to Section 5.1 to have been Manufactured (i) in compliance with the applicable specifications with respect thereto or (ii) in compliance with  Applicable Law; or (y) the adulteration or misbranding (within the meaning of the FFDCA) of any units or inventory of Licensed Compound or Licensed Product assigned to Forest pursuant to Section 5.1.

10.1.2     Indemnification of Forest. Trevena shall indemnify Forest, its Affiliates and its and their respective directors, officers, employees, and agents (the “Forest Indemnitees”), and defend and save each of them harmless, from and against any and all Losses in connection with any and all Third Party Claims to the extent arising from or occurring as a result of:

(a)           the breach by Trevena of this Agreement;

(b)           the negligence or willful misconduct on the part of any Trevena Indemnitee in performing Trevena’s obligations under this Agreement;

(c)           the use of Trevena’s Corporate Name in connection with the commercialization of the Licensed Products in the Territory as permitted under this Agreement;

(d)           the Exploitation of any Licensed Compound or Licensed Product  anywhere in the Territory prior to the Effective Date by the Trevena Indemnitees, including the performance of the Development activities under the Option Agreement;

(e)           the Exploitation of any Licensed Compound or any Licensed Product in a Terminated Territory from and after the effective date of termination of this Agreement with respect to such Terminated Territory;

(f)            any claim under any Transferred Agreement arising from any act or omission by Trevena or any of its Affiliates or its or their respective (sub)licensees that occurred before the date such Transferred Agreement was assigned to Forest;

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

(g)           the failure of any units or inventory of Licensed Compound or Licensed Product assigned to Forest pursuant to Section 5.1 to have been Manufactured (i) in compliance with the applicable specifications with respect thereto or (ii) in compliance with  Applicable Law; or

(h)           the adulteration or misbranding (within the meaning of the FFDCA) of any units or inventory of Licensed Compound or Licensed Product assigned to Forest pursuant to Section 5.1;

except, in each case ((a) through (h)), for those Losses for which Forest has an obligation to indemnify any Trevena Indemnitee pursuant to Section 10.1.1, as to which Losses each Party shall indemnify each of the Forest Indemnitees or the Trevena Indemnitees, as applicable,  to the extent of its respective liability for such Losses relative to the other Party.

10.2        Indemnification Procedures.

10.2.1     Notice of Claim.  All indemnification claims in respect of a Forest Indemnitee or a Trevena Indemnitee shall be made solely by Forest or Trevena, as applicable (each of Forest or Trevena in such capacity, the “Indemnified Party”).  The Indemnified Party shall give the Indemnifying Party prompt written notice (an “Indemnification Claim Notice”) within 15 Business Days of becoming aware of any Third Party Claim asserted or threatened against a Forest Indemnitee or a Trevena Indemnitee, as applicable,  that could give rise to a right of indemnification under this Agreement, but in no event shall the Indemnifying Party be liable for any Losses to the extent such Losses result from any delay in providing such Indemnification Claim Notice.  Each Indemnification Claim Notice must contain a description of the Third Party Claim and the nature and amount of such Loss (to the extent that the nature and amount of such Loss is known at such time).  The Indemnified Party shall furnish promptly to the Indemnifying Party copies of all papers and official documents received in respect of any Losses and Third Party Claims.

10.2.2     Control of Defense.  Except with respect to any Third Party Claim that is a Third Party Infringement Claim, the process for the defense of which shall be governed by Section 7.6, at its option, the Indemnifying Party may assume the defense of any Third Party Claim by giving written notice to the Indemnified Party within 30 days after the Indemnifying Party’s receipt of an Indemnification Claim Notice.  The assumption of the defense of a Third Party Claim by the Indemnifying Party shall not be construed as an acknowledgment that the Indemnifying Party is liable to indemnify any Forest Indemnitee or Trevena Indemnitee, as applicable, in respect of such Third Party Claim, nor shall it constitute a waiver by the Indemnifying Party of any defenses it may assert against a Forest Indemnitee’s or Trevena Indemnitee’s, as applicable, claim for indemnification.  Upon assuming the defense of a Third Party Claim, the Indemnifying Party may appoint as lead counsel in the defense of the Third Party Claim any legal counsel selected by the Indemnifying Party.  If the Indemnifying Party assumes the defense of a Third Party Claim, the Indemnified Party shall immediately deliver to the Indemnifying Party all original notices and documents (including court papers) received by any Forest Indemnitee or Trevena Indemnitee, as applicable, in connection with the Third Party Claim.  If the Indemnifying Party assumes the defense of a Third Party Claim, except as provided in Section 10.2.3, the Indemnifying Party shall not be liable to the Indemnified Party

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

for any legal expenses subsequently incurred by such Indemnified Party or any Forest Indemnitee or Trevena Indemnitee, as applicable, in connection with the analysis, defense or settlement of such Third Party Claim.  If it is ultimately determined that the Indemnifying Party is not obligated to indemnify, defend or hold harmless a Forest Indemnitee or Trevena Indemnitee, as applicable, from and against a Third Party Claim, the Indemnified Party shall reimburse the Indemnifying Party for any and all costs and expenses (including attorneys’ fees and costs of suit) and any Losses incurred by the Indemnifying Party in its defense of such Third Party Claim.

10.2.3     Right to Participate in Defense.  Except with respect to any Third Party Claim that is a Third Party Infringement Claim, the process for the defense of which shall be governed by Section 7.6, any Indemnified Party shall be entitled to participate in, but not control, the defense of a Third Party Claim and to employ counsel of its choice for such purpose; provided, however, that such employment shall be at the Indemnified Party’s sole cost and expense unless (a) the employment thereof has been specifically authorized in writing by the Indemnifying Party, (b) the Indemnifying Party has failed to assume the defense and employ counsel in accordance with Section 10.2.2 (in which case the Indemnified Party shall control the defense), or (c) the interests of the Indemnified Party and any Forest Indemnitee or Trevena Indemnitee, as applicable, on the one hand, and the Indemnifying Party, on the other hand, with respect to such Third Party Claim are sufficiently adverse to prohibit the representation by the same counsel of all such Persons under Applicable Law, ethical rules or equitable principles (in which case the Indemnifying Party shall control its defense and the Indemnified Party shall control the defense of the Forest Indemnitees or the Trevena Indemnitees, as applicable).

10.2.4     Settlement. With respect to any Third Party Claims where the Indemnifying Party has assumed the defense of the Third Party Claim in accordance with Section 10.2.2 that relate solely to the payment of money damages in connection with a Third Party Claim that shall not result in any Forest Indemnitee or Trevena Indemnitee, as applicable, becoming subject to injunctive or other relief, and as to which the Indemnifying Party shall have acknowledged in writing the obligation to indemnify all Forest Indemnitees or Trevena Indemnitees, as applicable, hereunder, the Indemnifying Party shall have the sole right to consent to the entry of any judgment, enter into any settlement or otherwise dispose of such Third Party Claim, on such terms as the Indemnifying Party, in its sole discretion, shall deem appropriate; provided, however, that the Indemnifying Party may not enter into any compromise or settlement unless such compromise or settlement includes as an unconditional term thereof, the giving by each claimant or plaintiff to the Indemnified Party and all Forest Indemnitees or Trevena Indemnitees, as applicable, of a release from all liability in respect of such claim.  With respect to all other Third Party Claims where the Indemnifying Party has assumed the defense of the Third Party Claim in accordance with Section 10.2.2, the Indemnifying Party shall have authority to consent to the entry of any judgment, enter into any settlement or otherwise dispose of such Third Party Claim; provided, however, that it obtains the prior written consent of the Indemnified Party (which consent shall not be unreasonably conditioned, withheld or delayed).  Where the Indemnifying Party has assumed the defense of a Third Party Claim in accordance with Section 10.2.2, the Indemnifying Party shall not be liable for any settlement or other disposition of such Third Party Claim by a Forest Indemnitee or a Trevena Indemnitee that is reached without the prior written consent of the Indemnifying Party.  Regardless of whether the Indemnifying Party

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

chooses to defend or prosecute any Third Party Claim, the Indemnified Party shall not, and the Indemnified Party shall ensure that each Forest Indemnitee or Trevena Indemnitee, as applicable, does not, admit any liability with respect to or settle, compromise or discharge, any Third Party Claim for which it has or intends to seek indemnification under Section 10.1 without the prior written consent of the Indemnifying Party (which consent shall not be unreasonably conditioned, withheld or delayed).

10.2.5     Cooperation.  Regardless of whether the Indemnifying Party chooses to defend or prosecute any Third Party Claim, the Indemnified Party shall, and shall cause each Forest Indemnitee or Trevena Indemnitee, as applicable, to, cooperate in the defense or prosecution thereof and shall furnish such records, information and testimony, provide such witnesses and attend such conferences, discovery proceedings, hearings, trials and appeals as may be reasonably requested in connection therewith.  Such cooperation shall include access during normal business hours afforded to the Indemnifying Party to, and reasonable retention by the Indemnified Party and any Forest Indemnitee or Trevena Indemnitee, as applicable, of, records and information that are reasonably relevant to such Third Party Claim, and making all Forest Indemnitees or Trevena Indemnitees, as applicable, and other employees and agents available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder; provided, however, that neither Party shall be required to disclose legally privileged information unless and until procedures reasonably acceptable to such Party are in place to protect such privilege, and the Indemnifying Party shall reimburse the Indemnified Party for all its reasonable and verifiable out-of-pocket expenses in connection therewith.

10.2.6     Expenses.  Except as provided above, the costs and expenses, including fees and disbursements of counsel, incurred by the Indemnified Party in connection with any claim shall be reimbursed on a Calendar Quarter basis by the Indemnifying Party pursuant to Section 6.7, without prejudice to the Indemnifying Party’s right to contest any Forest Indemnitee’s or Trevena Indemnitee’s, as applicable, right to indemnification and subject to refund if the Indemnifying Party is ultimately held not to be obligated to indemnify a Forest Indemnitee or Trevena Indemnitee, as applicable.

10.3        Special, Indirect, and Other Losses.  EXCEPT WITH RESPECT TO THE INTENTIONAL MISCONDUCT OR FRAUD OF A PARTY OR A PARTY’S BREACH OF ITS OBLIGATIONS UNDER ARTICLE 8, NEITHER PARTY SHALL BE LIABLE TO THE OTHER PARTY FOR SPECIAL, EXEMPLARY OR CONSEQUENTIAL DAMAGES, INCLUDING BUSINESS INTERRUPTION OR LOST PROFITS, WHETHER IN CONTRACT, WARRANTY, NEGLIGENCE, TORT, STRICT LIABILITY OR OTHERWISE; PROVIDED, HOWEVER, THIS EXCLUSION IS NOT INTENDED TO, NOR SHALL, EXCLUDE ACTUAL OR COMPENSATORY DAMAGES OF THE AFFECTED PARTY, INCLUDING SPECIAL, EXEMPLARY OR CONSEQUENTIAL DAMAGES, OWED TO THIRD PARTIES AS A RESULT OF A THIRD PARTY CLAIM.

10.4        Insurance.  Each Party shall have and maintain such types and amounts of liability insurance (or self-insurance) to cover liabilities related to its activities under this Agreement as is normal and customary in the pharmaceutical industry generally for Persons

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

similarly situated, and shall upon request provide to the other Party evidence of its insurance coverage.  Such policies shall remain in effect throughout the Term and for a period of three years thereafter.

ARTICLE 11

TERM AND TERMINATION

11.1        Term and Expiration.

11.1.1     This Agreement shall commence on the Effective Date and, unless earlier terminated in accordance herewith, shall continue in force and effect until the date of expiration of the last Royalty Term for the last Licensed Product (such period, the “Term”).

11.1.2     Notwithstanding anything in this Agreement to the contrary, this Agreement (other than this Section 11.1.2, which is binding and effective as of the Execution Date) shall not become effective until (a) if Forest does not deliver a Competition Approval Notice to Trevena pursuant to Section 4.3.2 of the Option Agreement, the date on which Trevena has received both the License Option Exercise Notice and the License Option Fee pursuant to Section 4.2.2 of the Option Agreement, or (b) if Forest delivers a Competition Approval Notice to Trevena on or prior to the date it delivers a License Option Exercise Notice to Trevena pursuant to Section 4.3.2 of the Option Agreement, the date on which all Competition Law Approvals have been obtained (or with respect to applicable waiting period, have expired) and Trevena has received the License Option Fee from Forest pursuant to Section 4.2.2 of the Option Agreement (such date ((a) or (b)), the “Effective Date”), and upon the Effective Date the full Agreement and all its terms and provisions shall be automatically effective and binding on both Parties.

11.1.3     Following the expiration of the Term, the grants in Section 2.1 shall become exclusive, fully-paid, royalty-free, perpetual and irrevocable.

11.2        Termination.

11.2.1     Material Breach.  If either Party (the “Non-Breaching Party”) believes that the other Party (the “Breaching Party”) has materially breached its obligations under this Agreement, then the Non-Breaching Party may deliver notice of such material breach to the Breaching Party (a “Default Notice”).  If the Breaching Party does not dispute that it has committed a material breach of its obligations under this Agreement and fails to cure such breach within [*] days after receipt of the Default Notice, or if such breach is not capable of being cured during such [*]-day period, or the Breaching Party fails to commence actions within such [*]-day period to cure such breach and thereafter diligently continue such actions, the Non-Breaching Party may terminate this Agreement in its entirety upon written notice to the Breaching Party.  In the event that after the receipt of a Default Notice the Breaching Party initiates a dispute resolution procedure under Section 12.8 within [*] days of receipt of the Default Notice to resolve the dispute regarding the alleged material breach, then the cure period set forth in this Section 11.2.1 shall be tolled and the termination shall become effective only if it is determined through the dispute resolution procedures in Section 12.8 that the Breaching Party has committed

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

a material breach of its obligations under this Agreement and the Breaching Party fails to cure such breach within [*] days after the issuance of such determination, or if such breach is not capable of being cured during such [*]-day period, or the Breaching Party fails to commence actions within such [*]-day period to cure such breach and thereafter diligently continue such actions.  Notwithstanding the foregoing, the Parties agree that termination pursuant to this Section 11.2.1 is a remedy to be invoked only if the breach cannot be adequately remedied through a combination of specific performance and the payment of money damages.

11.2.2     Safety.  Forest shall have the right to terminate this Agreement in its entirety immediately upon written notice to Trevena if Forest reasonably determines that it is not feasible for Forest to pursue the Exploitation of the Licensed Compounds or Licensed Products in the Territory due to safety concerns, including due to adverse events related to the Licensed Compounds or the Licensed Products.

11.2.3     Termination for Convenience.  At any time during the Term, Forest may terminate this Agreement, in its entirety or on a country-by-country basis, for any or no reason, upon [*] days’ prior written notice to Trevena.

11.2.4     Termination for Insolvency.  In the event that either Party (a) files for protection under bankruptcy or insolvency laws, (b) makes an assignment for the benefit of creditors, (c) appoints or suffers appointment of a receiver or trustee over substantially all of its property that is not discharged within [*] days after such filing, (d) proposes a written agreement of composition or extension of its debts, (e) proposes or is a party to any dissolution or liquidation, (f) files a petition under any bankruptcy or insolvency act or has any such petition filed against that is not discharged within [*] days of the filing thereof, or (g) admits in writing its inability generally to meet its obligations as they fall due in the general course, then in any case ((a) - (g)) the other Party may terminate this Agreement in its entirety effective immediately upon written notice to such Party.

11.3        Rights in Bankruptcy.  All rights and licenses granted under or pursuant to this Agreement by Forest or Trevena are, and shall otherwise be deemed to be, for purposes of Section 365(n) of the U.S. Bankruptcy Code or any analogous provisions in any other country or jurisdiction, licenses of right to “intellectual property” as defined under Section 101 of the U.S. Bankruptcy Code.  The Parties agree that the Parties, as licensees of such rights under this Agreement, shall retain and may fully exercise all of their rights and elections under the U.S. Bankruptcy Code or any analogous provisions in any other country or jurisdiction.  The Parties further agree that, in the event of the commencement of a bankruptcy proceeding by or against either Party under the U.S. Bankruptcy Code or any analogous provisions in any other country or jurisdiction, the Party that is not a party to such proceeding shall be entitled to a complete duplicate of (or complete access to, as appropriate) any such intellectual property and all embodiments of such intellectual property, which, if not already in the non-subject Party’s possession, shall be promptly delivered to it (a) upon any such commencement of a bankruptcy proceeding upon the non-subject Party’s written request therefor, unless the Party subject to such proceeding elects to continue to perform all of its obligations under this Agreement, or (b) if not delivered under clause (a) above, following the rejection of this Agreement by or on behalf of the Party subject to such proceeding upon written request therefor by the non-subject Party.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

11.4        Consequences of Termination in Entirety.  In the event of a termination of this Agreement in its entirety for any reason:

11.4.1     Except as set forth in this Section 11.4, (a) all rights and licenses granted by either Party hereunder shall immediately terminate, (b) any confirmatory license agreements entered into by the Parties pursuant to Section 2.7 shall be deemed to be terminated, and (c) Forest shall, at Trevena’s reasonable request, update the records  in any Patent office in the Territory to reflect such termination.

11.4.2     Subject to Section 11.4.8 and Section 11.6, Forest shall, and hereby does effective as of the effective date of termination, grant Trevena an exclusive license, with the right to grant multiple tiers of sublicenses, under the Forest Grantback Patents and Forest Grantback Know-How, and Forest’s interest in the Joint Patents and Joint Know-How, to Exploit in the Territory any Returned Licensed Product; provided, however, that, unless otherwise agreed by the Parties in writing, Trevena shall be responsible for (a) making any payments (including royalties, milestones and other amounts) payable by Forest to Third Parties under any Third Party agreements with respect to the Forest Grantback Patents, Forest Grantback Know-How, Joint Patents or Joint Know-How that are the subject of the license granted by Forest to Trevena pursuant to this Section 11.4.2 by making such payments directly to Forest and, in each instance, Trevena shall make the requisite payments to Forest and provide the necessary reporting information to Forest in sufficient time to enable Forest to comply with its obligations under such Third Party agreements, and (b) complying with any other obligations included in any such Third Party agreements that are applicable to the grant to Trevena of such license or to the exercise of such license by Trevena or any of its Affiliates or sublicensees.

11.4.3     Subject to Section 11.4.8, Forest shall, if requested to do so by Trevena, promptly enter into confirmatory license agreements in the form reasonably requested by Trevena (and consistent with the terms of this Agreement, including the scope of the licenses granted pursuant to Section 11.4.2) for purposes of recording the licenses granted pursuant to Section 11.4.2 with any patent offices in the Territory as Trevena considers appropriate.

11.4.4     Subject to Section 11.4.8, unless expressly prohibited by any Regulatory Authority, at Trevena’s written request, Forest shall transfer control to Trevena of all clinical studies being conducted by Forest as of the effective date of termination and continue to conduct such clinical studies, at Trevena’s cost and expense, for up to three months to enable such transfer to be completed without interruption of any such clinical study.

11.4.5     Subject to Section 11.4.8, Forest shall, where permitted by Applicable Law, (a) transfer to Trevena all of its right, title, and interest in all Regulatory Documentation then owned by Forest and in its name applicable to the Returned Licensed Products in the Territory, and (b) notify the applicable Regulatory Authorities and take any other action reasonably necessary to effect the transfer set forth in the foregoing clause (a).

11.4.6     Subject to Section 11.4.8, Forest shall assign to Trevena all right, title, and interest of Forest in each Product Trademark.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

11.4.7     Subject to Section 11.4.8, Trevena may disclose Confidential Information of Forest that is other than Product Information to the extent that such disclosure is made by or on behalf of Trevena or any of its Affiliates to its or their attorneys, auditors, advisors, consultants, contractors or licensees, or any Regulatory Authorities or other Third Parties for use by such Person as may be necessary or useful in connection with Trevena’s exercise of its rights under this Section 11.4; provided, however, that such persons (excluding any Governmental Entity or Regulatory Authority) shall be subject to obligations of confidentiality and non-use with respect to such Confidential Information substantially similar to the obligations of confidentiality and non-use of Trevena pursuant to ARTICLE 8 (with a duration of confidentiality and non-use obligations as appropriate that is no less than [*] years from the date of disclosure), either by written agreement or through professional responsibility standards.

11.4.8     If Forest [*] that any Licensed Compound presents a level of safety risk such that it should not be pursued in any Indication, then Forest shall have no obligations pursuant to Sections 11.4.2 through Section 11.4.6, and Trevena shall have no rights under Section 11.4.7.

11.5        Consequences of Termination of Terminated Territory.  From and after the effective date of termination of this Agreement with respect to a Terminated Territory by Forest pursuant to Section 11.2.3 (but not in the case of any termination of this Agreement in its entirety):

11.5.1     All rights and licenses granted by Trevena hereunder (a) shall automatically be deemed to be amended to exclude, if applicable, the right to market, promote, detail, distribute, sell, offer for sale, file any Drug Approval Application for, or seek any Regulatory Approval for all Licensed Products in such Terminated Territory, and (b) shall otherwise survive and continue in effect in such Terminated Territory solely for the purpose of furthering any commercialization of the Licensed Products in the Territory or any Development or Manufacturing in support thereof, including the right to make, have made, use, have used, research, Develop, Manufacture, have Manufactured, hold, keep (whether for disposal or otherwise), export and transport Licensed Products in such Terminated Territory.  Any confirmatory license agreements entered into by the Parties pursuant to Section 2.7 with respect to such Terminated Territory shall be deemed to be terminated, and Forest shall, at Trevena’s reasonable request, update the records  in any Patent office in such Terminated Territory to reflect such termination.

11.5.2     Subject to Section 11.6, Forest shall, and hereby does as of the effective date of termination, grant Trevena (a) an exclusive license in such Terminated Territory, with the right to grant sublicenses only with the prior written consent of Forest (which consent shall not be unreasonably conditioned, withheld or delayed), under the Forest Grantback Patents and Forest Grantback Know-How, and Forest’s interest in the Joint Patents and Joint Know-How, to commercialize (including to market, promote, detail, distribute, sell and offer for sale) in such country in the Terminated Territory any Returned Licensed Product, and (b) a non-exclusive license, with the right to grant sublicenses only with the prior written consent of Forest (which consent shall not be unreasonably conditioned, withheld or delayed), under the Forest Grantback Patents and Forest Grantback Know-How, and Forest’s interest in the Joint Patents and Joint

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Know-How, to otherwise Exploit (but not to commercialize) any Returned Licensed Product in support of the commercialization of the Returned Licensed Products in such Terminated Territory; provided, however, that Trevena shall be responsible for (x) making any payments (including royalties, milestones, and other amounts) payable by Forest to Third Parties under any Third Party agreements with respect to the Forest Grantback Patents, Forest Grantback Know-How, Joint Patents or Joint Know-How that are the subject of the license granted by Forest to Trevena pursuant to this Section 11.5.2, by making such payments directly to Forest and, in each instance, Trevena shall make the requisite payments to Forest and provide the necessary reporting information to Forest in sufficient time to enable Forest to comply with its obligations under such Third Party agreements, and (y) complying with any other obligations included in any such Third Party agreements that are applicable to the grant to Trevena of such license or to the exercise of such license by Trevena or any of its Affiliates or its or their respective sublicensees.

11.5.3     Forest shall, if requested to do so by Trevena, promptly enter into confirmatory license agreements in the form reasonably requested by Trevena (and consistent with the terms of this Agreement, including the scope of the licenses granted pursuant to Section 11.5.2) for purposes of recording the licenses granted pursuant to Section 11.5.2 with any patent offices in such Terminated Territory as Trevena considers appropriate.

11.5.4     Forest shall, where permitted by Applicable Law, (a) transfer to Trevena all of its right, title, and interest in all Regulatory Approvals owned by Forest and then in its name that are solely applicable to any Returned Licensed Product in such Terminated Territory, as such Regulatory Approvals exists as of the effective date of such termination of this Agreement with respect to such Terminated Territory; provided, however, that Forest retains a license and right of reference under any Regulatory Approval transferred pursuant to this clause as necessary or reasonably useful for Forest to commercialize Licensed Products in such Terminated Territory and otherwise Exploit (but not commercialize) Licensed Products anywhere in the Territory in support of such commercialization, and (b) notify the applicable Regulatory Authorities and take any other action reasonably necessary to effect the transfer set forth in the foregoing clause (a).

11.5.5     Forest shall grant Trevena a right of reference to all Regulatory Documentation then owned by Forest and in Forest’s name that are not transferred to Trevena pursuant to Section 11.5.4 that are necessary or reasonably useful for Trevena or any of its Affiliates or its or their respective sublicensees to Develop or commercialize any Returned Licensed Products in such Terminated Territory.

11.5.6     Promptly following the effective date of termination the Parties shall enter into an agreement governing the Parties’ respective rights and responsibilities with respect to the coordination of safety-related regulatory obligations, including the reporting of adverse events and other safety or quality data.  Such agreement shall set forth terms and conditions with respect to such activities that are reasonable and customary in the industry for agreements of that nature.

11.5.7     Trevena shall not, and shall not permit any of its Affiliates or any of its and their respective licensees, sublicensees or distributors to, distribute, market, promote, offer for sale or sell the Licensed Products directly or indirectly (a) to any Person for use in Territory

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

or (b) to any Person in such Terminated Territory that Trevena or any of its Affiliates or any of its or their respective licensees, sublicensees or distributors knows (i) is reasonably likely to distribute, market, promote, offer for sale or sell any Licensed Product for use in the Territory or assist another Person to do so, or (ii) has directly or indirectly distributed, marketed, promoted, offered for sale or sold any Licensed Product for use in the Territory or assisted another Person to do so.  If Trevena or any of its Affiliates receives or becomes aware of the receipt by a licensee, sublicensee or distributor of any orders for any Licensed Product in the Territory, such Person shall refer such orders to Forest.  Trevena shall cause its Affiliates and its and their respective licensees, sublicensees and distributors to notify Forest of any receipt of any orders for any Licensed Product in the Territory.

11.5.8     Forest shall not, and shall not permit any of its Affiliates or any of its and their respective Sublicensees or Distributors to, distribute, market, promote, offer for sale or sell the Licensed Products directly or indirectly (a) to any Person for use in such Terminated Territory or (b) to any Person in such Terminated Territory that Forest or any of its Affiliates or any of its or their respective Sublicensees or Distributors knows (i) is reasonably likely to distribute, market, promote, offer for sale or sell any Licensed Product for use in such Terminated Territory or assist another Person to do so, or (ii) has directly or indirectly distributed, marketed, promoted, offered for sale or sold any Licensed Product for use in such Terminated Territory or assisted another Person to do so.  If Forest or any of its Affiliates receives or becomes aware of the receipt by a Sublicensee or Distributor of any orders for any Licensed Product in such Terminated Territory, such Person shall refer such orders to Trevena.  Forest shall cause its Affiliates and its and their respective Sublicensees and Distributors to notify Trevena of any receipt of any orders for any Licensed Product in such Terminated Territory.

11.5.9     Trevena may disclose Confidential Information and Product Information to the extent that such disclosure is made by or on behalf of Trevena or any of its Affiliates to its or their attorneys, auditors, advisors, consultants, contractors or licensees, or any Regulatory Authorities or other Third Parties for use by such Person as may be necessary or useful in connection with Trevena’s exercise of its rights under this Section 11.5; provided, however, that such persons (excluding any Governmental Entity or Regulatory Authority) shall be subject to obligations of confidentiality and non-use with respect to such Confidential Information substantially similar to the obligations of confidentiality and non-use of Trevena pursuant to ARTICLE 8 (with a duration of confidentiality and non-use obligations as appropriate that is no less than [*] years from the date of disclosure), either by written agreement or through professional responsibility standards.

11.6        Reverse Royalty.  In consideration of the licenses granted by Forest to Trevena pursuant to Section 11.4.2 or Section 11.5.2 and other consideration provided to Trevena pursuant to Section 11.4, Section 11.5, or Section 11.7, as the case may be, Trevena shall pay Forest a royalty on Net Sales of each Returned Licensed Product in each Terminated Territory during the Reverse Royalty Term for such Returned Licensed Product in such Terminated Territory, on the following terms:

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

11.6.1     Where the termination giving rise to such Returned Licensed Product in such Terminated Territory occurs prior to [*], the royalty rate is [*];

11.6.2     Where the termination giving rise to such Returned Licensed Product in such Terminated Territory occurs following [*], but prior to [*] (a) [*] or (b) [*] if [*] or [*], the royalty rate, in either case ((a) or (b)), is [*]; and

11.6.3     Where the termination giving rise to such Returned Licensed Product in such Terminated Territory occurs following [*] (a) [*] or (b) [*] if [*] or [*], the royalty rate, in either case ((a) or (b)), is [*].

11.6.4     For purposes of this Section 11.6, the definition of “Net Sales,” and Section 6.4, Section 6.6, Section 6.8, Section 6.9.1 and Section 6.10.1 shall apply mutatis mutandis to the calculation, payment, recording, and auditing of Trevena’s obligations to pay royalties under this Section 11.6 as they apply to Forest and, solely for such purpose, each reference in each such Section (and any related definitions) to (a) Forest shall be deemed to be a reference to Trevena, and (b) a Sublicensee shall be deemed to be a reference to a licensee or sublicensee of Trevena or any of its Affiliates.

11.6.5     Once the amounts paid by Trevena to Forest under this Section 11.6 with respect to a Returned Licensed Product are equal to [*]% of the total amount of costs and expenses actually incurred by or on behalf of Forest in connection with the Development of such Returned Licensed Product (for clarity excluding any milestones paid by Forest to Trevena pursuant to Section 6.1.1 and the License Option Fee), Trevena shall no longer be obligated to pay royalties under this Section 11.6 with respect to such Returned Licensed Product.

11.7        Transition.  In the event of termination of this Agreement, whether in its entirety or with respect to a Terminated Territory, Trevena and Forest shall work together to effectuate and coordinate a smooth and efficient transition of relevant obligations and rights to Trevena as reasonably necessary for Trevena to Exploit the Returned Licensed Products after termination of this Agreement (either in its entirety or with respect to a Terminated Territory) as and to the extent set forth in this ARTICLE 11.

11.8        Remedies.  Except as otherwise expressly provided herein, termination of this Agreement (either in its entirety or with respect to one or more country(ies)) in accordance with the provisions hereof shall not limit remedies that may otherwise be available in law or equity.

11.9        Accrued Rights; Surviving Obligations.

11.9.1     Termination or expiration of this Agreement (either in its entirety or with respect to one or more country(ies)) for any reason shall be without prejudice to any rights that shall have accrued to the benefit of a Party prior to such termination or expiration; provided, however, that in no event shall Trevena accrue any rights to any milestone payment under Section 6.1.1 or Section 6.1.2 based on any milestone that occurs on or after the date of delivery by either Party of a termination notice pursuant to Section 11.2.  Such termination or expiration shall not relieve a Party from obligations that are expressly indicated to survive the termination or expiration of this Agreement.  Without limiting the foregoing, Section 6.9, Section 6.10,

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Section 7.2, Section 8.2, Section 8.3, Section 8.4, Section 8.5, Section 8.6, Section 8.7, Section 8.8, Section 8.9, Section 8.11, Section 8.12, Section 11.4, Section 11.5, Section 11.6 (including Section 6.4, Section 6.6, Section 6.8, Section 6.9.1 and Section 6.10.1 to the extent provided therein), Section 11.7, Section 11.8 and Section 11.9, and ARTICLE 10 and ARTICLE12 shall survive the termination or expiration of this Agreement for any reason.

11.9.2     Notwithstanding the termination of Forest’s licenses and other rights under this Agreement with respect to a Terminated Territory, Forest shall have the right for one year after the effective date of such termination to sell or otherwise dispose of all Licensed Product then in its inventory and any in-progress inventory as though this Agreement had not terminated with respect to such Terminated Territory, and such sale or disposition shall not constitute infringement of Trevena’s or its Affiliates’ Patent or other intellectual property or other proprietary rights.  For the avoidance of doubt, Forest shall continue to make payments thereon as provided in ARTICLE 6 (as if this Agreement had not terminated) with respect to such Terminated Territory.

11.9.3     Consequences of Certain Terminations by Forest.  If Forest is entitled to terminate this Agreement pursuant to Section 11.2.1, and Forest elects not terminate this Agreement, then Forest shall be entitled to [*] or [*] in accordance with [*] (notwithstanding [*] regarding the [*]).

ARTICLE 12

MISCELLANEOUS

12.1        Force Majeure.  Neither Party shall be held liable or responsible to the other Party or be deemed to have defaulted under or breached this Agreement for failure or delay in fulfilling or performing any term of this Agreement if such failure or delay is caused by or results from events beyond the reasonable control of the non-performing Party, including fires, floods, earthquakes, hurricanes, embargoes, shortages, epidemics, quarantines, war, acts of war (whether war be declared or not), terrorist acts, insurrections, riots, civil commotion, strikes, lockouts, or other labor disturbances (whether involving the workforce of the non-performing Party or of any other Person), acts of God or acts, omissions or delays in acting by any Governmental Entity (except to the extent such delay results from the breach by the non-performing Party or any of its Affiliates of any term or condition of this Agreement) (each, a “Force Majeure Event”).  The non-performing Party shall notify the other Party of such Force Majeure Event within 30 days after such occurrence by giving written notice to the other Party stating the nature of the Force Majeure Event, its anticipated duration, and any action being taken to avoid or minimize its effect.  The suspension of performance shall be of no greater scope and no longer duration than is necessary and the non-performing Party shall use commercially reasonable efforts to remedy its inability to perform.

12.2        Change in Control of Trevena.  Trevena (or its successor) shall provide Forest with written notice of any Change in Control of Trevena within two Business Days following the closing date of such Change in Control.  In the event of a Change in Control of Trevena, Forest shall have the right, in its sole and absolute discretion, by written notice delivered to Trevena (or its successor) at any time during the [*] days following the written notice contemplated by the

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

foregoing sentence, to (a) discontinue the JDC and terminate the activities of the JDC and thereafter undertake all activities assigned by this Agreement to the JDC solely and exclusively by itself, (b) terminate Trevena’s rights, and Forest’s obligations, under Section 3.3.5 or Section 3.3.6,  (c) require Trevena and the Change in Control party to adopt reasonable procedures to be agreed upon in writing to restrict access to Confidential Information of Forest to those persons who had access to such Confidential Information prior to such Change in Control, except to the extent reasonably necessary for Trevena to continue to exercise its rights or perform its obligations under this Agreement or as required by Applicable Law and (d) without limiting the foregoing, if such Change in Control results in Trevena having a Competitive Affiliate, terminate any right of Trevena or any of its Affiliates to receive Information related to Licensed Compounds or Licensed Products (except for royalty reports provided pursuant to Section 6.4) or provide input with respect to the Exploitation of any Licensed Products from and after the date of such Change in Control.

12.3        Export Control.  This Agreement is made subject to any restrictions concerning the export of products or technical information from the United States or other countries that may be imposed on the Parties from time to time.  Each Party agrees that it will not export, directly or indirectly, any technical information acquired from the other Party under this Agreement or any products using such technical information to a location or in a manner that at the time of export requires an export license or other governmental approval, without first obtaining the written consent to do so from the appropriate agency or other Governmental Entity in accordance with Applicable Law.

12.4        Assignment.

12.4.1     Without the prior written consent of the other Party (which consent shall not be unreasonably conditioned, withheld or delayed), neither Party shall sell, transfer, assign, delegate, pledge, or otherwise dispose of, whether voluntarily, involuntarily, by operation of law or otherwise, this Agreement or any of its rights or duties hereunder; provided, however, that either Party may make such an assignment without the other Party’s consent to any of its Affiliates or to a successor, whether in a merger, sale of stock, sale of assets or any other transaction, of the assets of the business to which this Agreement relates.  With respect to an assignment to an Affiliate, the assigning Party shall remain responsible for the performance by such Affiliate of the rights and obligations hereunder.  Any attempted assignment or delegation in violation of this Section 12.4.1 shall be void and of no effect.  All validly assigned and delegated rights and obligations of either Party hereunder shall be binding upon and inure to the benefit of and be enforceable by and against the successors and permitted assigns of such Party.  In the event either Party seeks and obtains the other Party’s consent to assign or delegate its rights or obligations to a Third Party, the assignee or transferee shall assume all obligations of its assignor or transferor under this Agreement.

12.4.2     The rights to Information, materials and intellectual property: (a) controlled by a Third Party permitted assignee of a Party, which Information, materials and intellectual property were controlled by such assignee immediately prior to such assignment other than as a result of a license or other agreement between such Third Party and the assigning Party; or (b) controlled by an Affiliate of a Party who becomes an Affiliate through any Change

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

in Control of such Party, which Information, materials and intellectual property were controlled by such Affiliate immediately prior to such Change in Control other than as a result of a license or other agreement between such Third Party and the assigning Party, in each case ((a) and (b)), shall be automatically excluded from the rights licensed or granted to the other Party under this Agreement.

12.5        Subcontracting.  Subject to Section 2.2, Forest may subcontract with a Third Party to perform any or all of its obligations hereunder; provided, however, that no such permitted subcontracting shall relieve Forest of any liability or obligation hereunder except to the extent satisfactorily performed by such subcontractor.

12.6        Severability.  If any provision of this Agreement is held to be illegal, invalid, or unenforceable under any present or future law, and if the rights or obligations of either Party under this Agreement will not be materially and adversely affected thereby, (a) such provision shall be fully severable, (b) this Agreement shall be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part hereof, (c) the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance herefrom, and (d) in lieu of such illegal, invalid, or unenforceable provision, there shall be added automatically as a part of this Agreement a legal, valid, and enforceable provision as similar in terms to such illegal, invalid, or unenforceable provision as may be possible and reasonably acceptable to the Parties.  To the fullest extent permitted by Applicable Law, each Party hereby waives any provision of law that would render any provision hereof illegal, invalid, or unenforceable in any respect.

12.7        Governing Law and Service.

12.7.1     Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of New York, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Agreement to the substantive law of another jurisdiction.

12.7.2     Service.  Each Party further agrees that service of any process, summons, notice or document by registered mail to its address set forth in Section 12.9.2 shall be effective service of process for any action, suit or proceeding brought against it under this Agreement in any such court.

12.8        Dispute Resolution; Arbitration.

12.8.1     Dispute Resolution.  Except as provided in Section 4.1.4, Section 6.10.2, and Section 12.11, in the event of a dispute arising out of or relating to this Agreement, either Party shall provide written notice of the dispute to the other, in which event the dispute shall be referred to the Senior Officers of each Party, for attempted resolution by good faith negotiations within [*] days after such notice is received. In the event the Senior Officers do not resolve such dispute within the allotted [*] days, or a Party reasonably believes such matter will not be so resolved, either Party may seek to resolve the dispute through arbitration in accordance with Section 12.8.2.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

12.8.2     Arbitration.

(a)           Claims.  Any claim, dispute, or controversy of whatever nature arising between the Parties out of or relating to this Agreement, or concerning the interpretation, effect, termination, validity, performance or breach of this Agreement that is not resolved under Section 12.8.1 within the required [*]-day time period, shall be resolved by final and binding arbitration before a panel of three experts with relevant industry experience (the “Arbitrators”).  Each of Trevena and Forest shall promptly select one Arbitrator each, which selections shall in no event be made later than [*] days after the notice of initiation of arbitration. The third Arbitrator shall be chosen promptly by mutual agreement of the Arbitrator chosen by Trevena and the Arbitrator chosen by Forest, but in no event later than [*] days after the date that the last of such Arbitrators was appointed.  The Arbitrators shall determine what discovery will be permitted, consistent with the goal of reasonably controlling the cost and time that the Parties must expend for discovery, provided, however, that the Arbitrators shall permit such discovery as he or she deems necessary to permit an equitable resolution of the dispute.  The arbitration shall be administered by the American Arbitration Association (or its successor entity) in accordance with the then current Commercial Rules of the American Arbitration Association including the Procedures for Large, Complex Commercial Disputes (including the Optional Rules for Emergency Measures of Protection), except as modified in this Agreement.  The arbitration shall be held in New York, New York, and the Parties shall use reasonable efforts to expedite the arbitration if requested by either Party.  The Arbitrators shall be instructed by the Parties to complete the arbitration within [*] days after selection of the final Arbitrator.

(b)           Arbitrators’ Award.  The Arbitrators shall, within [*] days after the conclusion of the arbitration hearing, issue a written award and statement of decision describing the essential findings and conclusions on which the award is based, including the calculation of any damages awarded.  The decision or award rendered by the Arbitrators shall be final and non-appealable, and judgment may be entered upon it in accordance with Applicable Law in any other court of competent jurisdiction, and shall be governed by the terms and conditions hereof, including the limitation on damages set forth in Section 10.3.  The Arbitrators shall not be authorized to reform, modify or materially change this Agreement or any other agreements contemplated hereunder.

(c)           Costs.  Each Party shall bear its own counsel fees, costs, and disbursements arising out of the arbitration described in this Section 12.8.2 and the fees and costs of the Arbitrator it selected, and shall pay an equal share of the fees and costs of the Arbitrator selected by the Arbitrators selected by Trevena or Forest, as applicable, and all other general fees related to the arbitration; provided, however, that the Arbitrators shall be authorized to determine whether a Party is the prevailing Party, and if so, to award to that prevailing Party reimbursement for its reasonable counsel fees, costs and disbursements (including expert witness fees and expenses, photocopy charges, or travel expenses), or the fees and costs of the Arbitrators.

(d)           Compliance with this Agreement.  Unless the Parties otherwise agree in writing, during the period of time that any arbitration proceeding is pending under this Agreement, the Parties shall continue to comply with all those terms and provisions of this Agreement that are not the subject of the pending arbitration proceeding.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

(e)                                  Injunctive or Other Equity Relief.  Nothing contained in this Agreement shall deny any Party the right to seek injunctive or other equitable relief from a court of competent jurisdiction in the context of a bona fide emergency or prospective irreparable harm, and such an action may be filed and maintained notwithstanding any ongoing arbitration proceeding.

(f)                                   Confidentiality of Proceedings.  All arbitration proceedings and decisions of the Arbitrator under this Section 12.8 shall be deemed Confidential Information of both Parties under ARTICLE 8.

12.9                        Notices.

12.9.1              Notice Requirements.  Any notice, request, demand, waiver, consent, approval, or other communication permitted or required under this Agreement shall be in writing, shall refer specifically to this Agreement and shall be deemed given only if delivered by hand or sent by facsimile transmission (with transmission confirmed) or by internationally recognized overnight delivery service that maintains records of delivery, addressed to the applicable Party at its respective address specified in Section 12.9.2 or to such other address as the Party to whom notice is to be given may have provided to the other Party in accordance with this Section 12.9.1.  Such notice shall be deemed to have been given as of the date delivered by hand or transmitted by facsimile (with transmission confirmed) or on the second Business Day (at the place of delivery) after deposit with an internationally recognized overnight delivery service.  Any notice delivered by facsimile shall be confirmed by a hard copy delivered as soon as practicable thereafter.  This Section 12.9.1 is not intended to govern the day-to-day business communications necessary between the Parties in performing their obligations under the terms of this Agreement.

12.9.2              Address for Notice.

If to Forest, to:
Forest Laboratories Holdings Limited
Cumberland House
9th Floor
1 Victoria Street
Hamilton HM 11, Bermuda
Attention:  Chairman
Facsimile:  [*]

with a copy (which shall not constitute notice) to:

Forest Laboratories, Inc.
909 Third Avenue
New York, NY 10022
Attention:  General Counsel
Facsimile:  [*]

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

If to Trevena, to:

Trevena, Inc.,

1018 West 8th Avenue, Suite A

King of Prussia, Pennsylvania, 19406

Attention: Chief Executive Officer

Facsimile:

with a copy (which shall not constitute notice) to:

Cooley LLP

Five Palo Alto Square

3000 El Camino Real

Palo Alto, California 94306

Attention: Barbara Kosacz

Facsimile: (650) 849-7400

12.10                 Entire Agreement; Amendments.  This Agreement, together with the Schedules attached hereto, sets forth and constitutes this Agreement in its entirety and understanding between the Parties with respect to the subject matter hereof and all prior agreements, understandings, promises, and representations, whether written or oral, with respect thereto are superseded hereby, including the Option Agreement and the Existing NDA.  Each Party confirms that it is not relying on any representations or warranties of the other Party except as specifically set forth in this Agreement.  No amendment, modification, release, or discharge of any term or condition of this Agreement shall be binding upon the Parties unless in writing and duly executed by authorized representatives of both Parties.  In the event of any inconsistencies between this Agreement and any schedules or other attachments hereto, the terms of this Agreement shall control.

12.11                 Equitable Relief.  Each Party acknowledges and agrees that the restrictions set forth in Section 2.8, ARTICLE 7 and ARTICLE 8 are reasonable and necessary to protect the legitimate interests of the other Party and that such other Party would not have entered into this Agreement in the absence of such restrictions, and that any breach or threatened breach of any provision of such Section or Articles may result in irreparable injury to such other Party for which there will be no adequate remedy at law.  In the event of a breach or threatened breach of any provision of such Section or Articles, the non-breaching Party shall be authorized and entitled to seek from any court of competent jurisdiction injunctive relief, whether preliminary or permanent, specific performance, and an equitable accounting of all earnings, profits, and other benefits arising from such breach, which rights shall be cumulative and in addition to any other rights or remedies to which such non-breaching Party may be entitled in law or equity.  Both Parties agree to waive any requirement that the other (a) post a bond or other security as a condition for obtaining any such relief, and (b) show irreparable harm, balancing of harms, consideration of the public interest, or inadequacy of monetary damages as a remedy.  Nothing in this Section 12.11 is intended, or should be construed, to limit either Party’s right to equitable relief or any other remedy for a breach of any other provision of this Agreement.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

12.12                 Waiver and Non-Exclusion of Remedies.  Any term or condition of this Agreement may be waived at any time by the Party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the Party waiving such term or condition.  The waiver by either Party of any right hereunder or of the failure to perform or of a breach by the other Party shall not be deemed a waiver of any other right hereunder or of any other breach or failure by such other Party whether of a similar nature or otherwise.  The rights and remedies provided herein are cumulative and do not exclude any other right or remedy provided by Applicable Law or otherwise available except as expressly set forth herein.

12.13                 No Benefit to Third Parties.  Except as provided in ARTICLE 10, covenants and agreements set forth in this Agreement are for the sole benefit of the Parties and their successors and permitted assigns, and they shall not be construed as conferring any rights on any other Persons.

12.14                 Further Assurance.  Each Party shall duly execute and deliver, or cause to be duly executed and delivered, such further instruments and do and cause to be done such further acts and things, including the filing of such assignments, agreements, documents, and instruments, as may be necessary or as the other Party may reasonably request in connection with this Agreement or to carry out more effectively the provisions and purposes hereof, or to better assure and confirm unto such other Party its rights and remedies under this Agreement.

12.15                 Relationship of the Parties.  It is expressly agreed that Trevena, on the one hand, and Forest, on the other hand, shall be independent contractors and that the relationship between the two Parties shall not constitute a partnership, joint venture, or agency.  Neither Party shall have the authority to make any statements, representations, or commitments of any kind, or to take any action, that is considered binding on the other Party, without the prior written consent of such other Party.  All persons employed by a Party shall be employees of such Party and not of the other Party and all costs and obligations incurred by reason of any such employment shall be for the account and expense of such Party.

12.16                 References.  Unless otherwise specified, (a) references in this Agreement to any Article, Section or Schedule mean references to such Article, Section or Schedule of this Agreement, (b) references in any Section to any clause are references to such clause of such Section, and (c) references to any agreement, instrument, or other document in this Agreement refer to such agreement, instrument, or other document as originally executed or, if subsequently amended, replaced, or supplemented from time to time, as so amended, replaced, or supplemented and in effect at the relevant time of reference thereto.

12.17                 Construction.  Except where the context otherwise requires, wherever used, the singular shall include the plural, the plural the singular, the use of any gender shall be applicable to all genders and the word “or” is used in the inclusive sense (and/or).  Whenever this Agreement refers to a number of days, unless otherwise specified, such number refers to calendar days.  The captions of this Agreement are for convenience of reference only and in no way define, describe, extend, or limit the scope or intent of this Agreement or the intent of any provision contained in this Agreement.  The term “including,” “include,” or “includes” as used herein mean including, without limiting the generality of any description preceding such term.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

The language of this Agreement shall be deemed to be the language mutually chosen by the Parties and no rule of strict construction shall be applied against either Party.

12.18                 Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  This Agreement may be executed by facsimile or electronically transmitted signatures and such signatures shall be deemed to bind each Party as if they were original signatures.

[SIGNATURE PAGE FOLLOWS.]

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

THIS AGREEMENT IS EXECUTED by the authorized representatives of the Parties as of the date first written above.

Trevena, Inc.		Forest Laboratories Holdings Limited

By:	/s/ Maxine Gowen	By:	/s/ David F. Solomon
Name:	Maxine Gowen	Name:	David F. Solomon
Title:	President and CEO	Title:	Assistant Secretary

[Signature Page to License Agreement]

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Schedule 1.32

Corporate Names

Names

Trevena™

Logos

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Schedule 1.79

Lead Compound Structure

{Sar}-{Arg}-{Val}-{Tyr}-{Ile}-{His}-{Pro}-{D-Ala}

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Schedule 3.1.3

Development Plan

Development activities to be completed by Forest to obtain Regulatory Approval of a Licensed Product for acute heart failure in the United States and at least one Major European Market. Specific Development activities will be based on regulatory feedback from both the US FDA and a major EU country health authority to include:

•                  [*]

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Schedule 6.2.4

Example Calculation of COGS Adjustment

The calculation set forth in this Schedule 6.2.4 is for example purposes only.  In the event of a conflict between this Schedule 6.2.4 and the terms and conditions of this Agreement, the terms and conditions of this Agreement shall govern.  Capitalized terms used but not defined in this Schedule 6.2.4 shall have the meaning set forth in Article 1 of this Agreement.

Scenario 1:

Net Sales for the US			COGS for the US			Net Sales for the ROW			COGS for the ROW
$	[*	]	$	[*	]	$	[*	]	$	[*	]

Example Application of Section 6.2.4:

[*]

Scenario 2:

Net Sales for the US			COGS for the US			Net Sales for the ROW			COGS for the ROW
$	[*	]	$	[*	]	$	[*	]	$	[*	]

Example Application of Section 6.2.4:

[*]

Scenario 3:

Net Sales for the US			COGS for the US			Net Sales for the ROW			COGS for the ROW
$	[*	]	$	[*	]	$	[*	]	$	[*	]

Example Application of Section 6.2.4:

[*]

Scenario 4:

Net Sales for the US			COGS for the US			Net Sales for the ROW			COGS for the ROW
$	[*	]	$	[*	]	$	[*	]	$	[*	]

Example Application of Section 6.2.4:

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

[*]

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Schedule 9.2

Disclosure Schedules

To be provided by Trevena to Forest pursuant to Section 2.9 of the Option Agreement between Trevena and Forest, dated as of May 3, 2013.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.